As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-276179

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

Spectaire Holdings Inc.
(Exact name of registrant as specified in its charter)

___________________________

Delaware	3829	98-1578608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

155 Arlington St.
Watertown, MA 02472
(508) 213-8991
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Leonardo Fernandes
Chief Financial Officer
155 Arlington St.
Watertown, MA 02472
(508) 213-8991
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Ryan J. Maierson
Stephen W. Ranere
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
(713) 546-5400

___________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated February 12, 2024.

PROSPECTUS

Spectaire Holdings Inc.

3,067,438 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time by Keystone Capital Partners, LLC, a Delaware limited liability company (“Keystone” or the “Selling Stockholder”) of up to 3,067,438 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Spectaire Holdings Inc. (“Spectaire” or the “Company”) that may be issued by us to Keystone pursuant to a common stock purchase agreement, dated as of November 17, 2023, by and between us and Keystone (as it may be amended or supplemented from time to time, the “Purchase Agreement”) establishing a committed equity facility (the “Equity Facility”), including up to 300,000 shares of Common Stock (the “Note Shares”) that are issuable to Keystone upon the conversion of that certain convertible promissory note, dated as of November 17, 2023 (the “ELOC Note”), issued by the Company to Keystone in connection with the execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase the shares of Common Stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our Common Stock by Keystone. However, we will receive proceeds from our sale to Keystone of up to 3,067,438 shares of Common Stock at varying purchase prices depending on the market price of our shares of Common Stock at the time of such purchases, pursuant to the terms of the Purchase Agreement, after the date of this prospectus. The purchase price per share that Keystone will pay for shares of Common Stock purchased from us under the Purchase Agreement will fluctuate based on the market price of our Common Stock at the time we elect to sell shares to Keystone and, further, to the extent that we sell shares of Common Stock under the Equity Facility, substantial amounts of Common Stock could be issued and resold, which would cause dilution and may impact our stock price.

Keystone may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of Keystone. Keystone is an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and any profit on sale of the shares by it and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Although Keystone is obligated (subject to certain conditions) to purchase shares of our Common Stock under the terms of the Purchase Agreement to the extent we choose to sell such shares to it, there can be no assurances that Keystone will sell any or all of the shares purchased under the Purchase Agreement pursuant to this prospectus. See “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SPEC” and “SPECW,” respectively. On February 9, 2024, the closing price of our Common Stock was $1.72 and the closing price for our Warrants was $0.039.

Our business and investment in our securities involves significant risks. These risks are described in the section titled “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholder may sell the securities offered by the Selling Stockholder described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” “NewCo,” and “Spectaire” refer to the consolidated operations of Spectaire Holdings Inc. and its subsidiaries. References to “PCCT” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Spectaire” refer to Spectaire Inc. prior to the consummation of the Business Combination.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•        the ability to maintain the listing of the shares of Common Stock and Warrants on Nasdaq;

•        litigation, complaints, product liability claims and/or adverse publicity;

•        privacy and data protection laws, privacy or data breaches, or the loss of data;

•        the impact of changes in customer spending patterns, customer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; and

•        other risks and uncertainties described in this registration statement, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 9 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

Spectaire is an industrial technology company whose core offering allows its customers to measure, manage, and potentially reduce carbon dioxide equivalent (CO2e) and other greenhouse gas emissions. Our core offering, AireCore™, is a fully integrated hardware, software, and data platform for logistics and supply chain players that uses mass spectrometry to directly measure their emissions. The research and development for AireCore™’s mass spectrometry technology began more than 15 years ago at MIT, led by our Chief Technology Officer Dr. Brian Hemond and our co-founder Professor Ian Hunter. Our asset-light business model delivers a win-win-win for Spectaire, for our customers, and for the environment.

Companies are coming under increasing pressure from governments, customers, and the public to account for and reduce their emissions. We believe that, prior to our introduction of AireCore™, there was no practical way to directly measure real-time transportation emissions. Instead of directly measuring their emissions, our potential customers currently estimate their emissions using emissions estimation calculators for transport and logistics that estimate based on fuel consumption, mileage, and vehicle weight. These estimates cannot accommodate the minute-to-minute, mile-to-mile variations that often drive significant differences between these estimates and actual emissions. As a result, these estimates have come under criticism for being inaccurate, simplistic, and — until now — impossible to verify. A pilot study conducted with our anchor customer Mosolf found that their emissions estimate calculated using CSN EN 16258, a publicly available and widely used emissions estimation standard, overstated their actual emissions by approximately 60%.

Our AireCore™ patented micro mass spectrometer (MMS) solves this problem. Unlike conventional mass spectrometers which typically have significant cost, size, power, and environmental requirements the AireCore™ uses a proprietary miniaturized and ruggedized analyzer combined with solid state pump technology to address mobile operation in harsh environments.

AireCore™ is cloud-connected through mobile phone networks, enabling a continuous feed of emissions data. AireCore™ core software can also be upgraded over-the-air (OTA) smartphone-style, enabling continuous roll-out of features and improvements.

AireCore™ is protected by a robust patent portfolio and a lengthy research and development timeline, with significant time and resources invested by MIT in developing technology that is not reflected in our historical financial statements. MIT has granted us an exclusive license for all of the intellectual property owned by MIT that underlies the AireCore™ and is a minority shareholder in Spectaire.

Companies face a “technology gap” between emissions requirements and access to emissions management capabilities, creating a no-win scenario. We believe that AireCore™ is the world’s first and only device able to address this technology gap by delivering real-time, accurate, and verifiable emissions measurements, and through its flagship AireCore™ product, we provide a fully integrated hardware, software, and data solution for logistics and supply chain players to directly measure their emissions.

Recent Developments

Business Combination and Related Transactions

On January 16, 2023, PCCT entered into that certain Agreement and Plan of Merger, dated as of January 16, 2023 (the “Merger Agreement”), with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”), and Legacy Spectaire, pursuant to which, on October 19, 2023, Merger Sub merged with and into Legacy Spectaire, with Legacy Spectaire surviving the merger as a wholly owned subsidiary of New Spectaire (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the consummation of the Transactions, the Company changed its name from “Perception Capital Corp. II” to “Spectaire Holdings Inc.”

On October 4, 2023, the Company entered into a subscription agreement with Polar to cover working capital requirements of PCCT prior to the consummation of the Business Combination (the “Polar Subscription Agreement”). Pursuant to the terms and subject to the conditions of the Polar Subscription Agreement, Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”). In consideration of the Capital Contribution, the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Accordingly, at closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein. In connection with the Company’s entry into the Polar Subscription Agreement, Perception Capital Partners II LLC (the “Sponsor”) delivered to the Company a letter agreement to facilitate the Company’s fundraising efforts (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit for cancellation, following the closing of the Business Combination, the number of shares of Common Stock equal to the number of Default Shares, if any, issued by the Surviving Entity to Polar in accordance with the Subscription Agreement. Subsequent to the closing of the Business Combination, Polar and the Company agreed to amend and restate the subscription agreement (the “Amended and Restated Polar Subscription Agreement”). In connection with the closing of the Business Combination, the Company repaid a portion of the Capital Contribution in cash. Pursuant to the terms and subject to the conditions of the Amended and Restated Polar Subscription Agreement, Polar agreed to delay repayment of the remainder of the Capital Contribution until April 19, 2024, which repayment may be made, at Polar’s election, in cash or in shares of Common Stock at a rate of one share of Common Stock for each $10.00 of the Capital Contribution being repaid. In consideration of the delay in the repayment of the Capital Contribution, the Company agreed to issue 42,937 shares of Common Stock to Polar each month until the date at which the Company has repaid Polar on the Capital Contribution.

On October 11, 2023, the Company entered into a private placement subscription agreement (the “PIPE Subscription Agreement”) with Dr. Jörg Mosolf (the “PIPE Investor”), pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock (the “PIPE Shares”), with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000 (the “PIPE Investment”). Pursuant to the PIPE Subscription Agreement, within two years following the Closing, the PIPE Investor will purchase additional PIPE Shares in one or multiple subsequent closings for a purchase price per share of $10.00 (subject to as described in the PIPE Subscription Agreement) for an aggregate purchase price of $3,000,000 (the “Additional Investments”). The purchase and sale of the PIPE Shares in the Additional Investments is conditioned upon typical conditions for transactions of this type. The PIPE Shares issued and sold in the PIPE Investment and to be issued and sold in the Additional Investments pursuant to the PIPE Subscription Agreement have not been and will not be registered under the Securities Act and have been and will be issued in reliance on the availability of an exemption from such registration.

On March 31, 2023, Legacy Spectaire, as borrower, entered into a Loan Agreement with Arosa, as lender, providing for a term loan in a principal amount not to exceed $6.5 million (the “Loan Agreement”). Pursuant to the Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued a warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Arosa Warrant”). The shares of Common Stock underlying the Arosa Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

Equity Line of Credit

On November 17, 2023, the Company entered into the Purchase Agreement with Keystone, whereby the Company has the right, but not the obligation, to sell to Keystone, and Keystone is obligated to purchase, up to the lesser of (i) an aggregate of $20 million of newly issued shares of Common Stock and (ii) the Exchange Cap (as defined in the Purchase Agreement).

The Company does not have a right to commence any sales of Common Stock to Keystone under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to Keystone set forth in the Purchase Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 24-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to Keystone. Actual sales of shares of Common Stock to Keystone under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and our operations.

At any time after the Commencement Date, and so long as the closing sale price of the Common Stock is equal to or greater than $1.00 per share, the Company may direct Keystone to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) at a purchase price equal to the lesser of ninety-five percent (95.0%) of (i) the closing sale price on the applicable purchase date for such Fixed Purchase and (ii) the daily volume weighted average price for the Common Stock on the NASDAQ for the five (5) consecutive trading days immediately preceding the applicable purchase date for such Fixed Purchase. In addition, at any time after the Commencement Date, and so long as (i) the closing sale price of the Common Stock is equal to or greater than $1.00 per share and (ii) such date is also a purchase date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement), the Company may also direct Keystone to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for the VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for the VWAP Purchase. At any time after the Commencement Date, and so long as such date is also a purchase date for a VWAP Purchase of a number of shares of Common Stock, then the Company may also direct Keystone to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for such Additional VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for such Additional VWAP Purchase.

Under the applicable Nasdaq rules, in no event may the Company issue to Keystone under the Purchase Agreement more than the Exchange Cap, equal to 3,067,438 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $2.23 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. In any event, the Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The Purchase Agreement prohibits the Company from directing Keystone to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Keystone (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Keystone beneficially owning more than 4.99% of the outstanding Common Stock.

As consideration for Keystone’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued the ELOC Note to Keystone in the amount of $300,000 due and payable on May 17, 2024 and convertible into Note Shares.

Notice of Failure to Satisfy a Continued Listing Rule or Standard

On December 5, 2023, Spectaire received a letter (the “MVLS Letter”) from the Listing Qualifications Department of Nasdaq notifying Spectaire that, for the last 30 consecutive business days prior to the date of the MVLS Letter, Spectaire’s Market Value of Listed Securities (“MVLS”) was below the $50 million minimum MVLS requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The MVLS Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of Spectaire’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Spectaire will have 180 calendar days, or until June 3, 2024 (the “First Compliance Date”), to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, Spectaire’s MVLS must equal or exceed $50 million for a minimum of 10 consecutive business days at any time prior to the First Compliance Date. If Spectaire regains compliance with the MVLS Rule, Nasdaq will provide Spectaire with written confirmation and will close the matter.

In the event that Spectaire does not regain compliance with the MVLS Rule by the First Compliance Date, it will receive written notification that its securities are subject to delisting. At that time, Spectaire may appeal the delisting determination to a Hearings Panel. The MVLS Letter notes that Spectaire may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market). Spectaire is monitoring its MVLS and will consider its available options to regain compliance with the MVLS Rule; however, there can be no assurance that Spectaire will be able to regain compliance with the MVLS Rule.

On December 15, 2023, Spectaire received a letter (the “MVPHS Letter”) from the Listing Qualifications Department of Nasdaq notifying Spectaire that, for the last 30 consecutive business days prior to the date of the Letter, Spectaire’s Market Value of Publicly Held Securities (“MVPHS”) was below the $15 million minimum MVPHS requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”). The MVPHS Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of Spectaire’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), Spectaire will have 180 calendar days, or until June 12, 2024 (the “Second Compliance Date”), to regain compliance with the MVPHS Rule. To regain compliance with the MVPHS Rule, Spectaire’s MVPHS must equal or exceed $15 million for a minimum of 10 consecutive business days at any time prior to the Second Compliance Date. If Spectaire regains compliance with the MVPHS Rule, Nasdaq will provide Spectaire with written confirmation and will close the matter.

In the event that Spectaire does not regain compliance with the MVPHS Rule by the Second Compliance Date, it will receive written notification that its securities are subject to delisting. At that time, Spectaire may appeal the delisting determination to a Hearings Panel. The MVPHS Letter notes that Spectaire may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market). Spectaire is monitoring its MVPHS and will consider its available options to regain compliance with the MVPHS Rule; however, there can be no assurance that Spectaire will be able to regain compliance with the MVPHS Rule.

Summary Risk Factors

You should consider all the information contained in this prospectus in deciding how to vote for the Proposals presented herein. In particular, you should consider the risk factors described in the section entitled “Risk Factors” beginning on page 9. Such risks include, but are not limited to:

•        It is not possible to predict the actual number of shares of Common Stock, if any, we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

•        Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices.

•        We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of Common Stock, including pursuant to this prospectus may cause the market price of our shares to drop significantly.

•        We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

•        The success of our business is dependent on our ability to keep pace with technological changes and competitive conditions in our industry, and our ability to effectively adapt our services as our customers react to technological changes and competitive conditions in their respective industries. We may not timely and effectively scale and adapt our existing technology, processes and infrastructure to meet the needs of our business.

•        The air quality measurement systems market is competitive. We expects to face increasing competition in many aspects of its business, which could cause our operating results to suffer.

•        We may be adversely affected by supply chain issues, including shortages of required electronic components and raw materials.

•        Fluctuations in the cost and availability of raw materials, equipment, labor, and transportation could cause manufacturing delays or increase our costs.

•        We may experience significant delays in the design, production and launch of our air quality measurement solutions, and we may be unable to successfully commercialize products on our planned timelines.

•        If demand for our services does not grow as expected, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

•        Defects in shipped products that give rise to returns or warranty or other claims could result in material expenses, diversion of management time and attention, adversely affected customer relationships and damage to our reputation.

•        We may be involved in legal proceedings, including intellectual property, anti-competition and securities litigation, employee-related claims, and regulatory investigations, which could, among other things, divert efforts of management and result in significant expense and loss of our intellectual property rights.

•        If we are unable to adequately protect or enforce our intellectual property rights, such information may be used by others to compete against us.

•        Certain software we use is from open source code sources, which, under certain circumstances could materially adversely affect our business, financial condition and operating results.

•        If we fail to grow our business as anticipated, our operating results will be adversely affected. If we grow as anticipated but fail to manage our operations and costs accordingly, our business may be harmed and our results of operations may suffer.

•        We will continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

•        Developments in alternative technologies may adversely affect the demand for our technology.

•        We compete against established market participants that have substantially greater resources than we have and against known and unknown market entrants who may disrupt our target markets.

•        We purchase a significant amount of the materials and components we use from a limited number of suppliers and if such suppliers become unavailable or inadequate, our customer relationships, results of operations, and financial condition may be adversely affected.

•        Our facilities, and our suppliers’ facilities and customers’ facilities, may be vulnerable to disruption due to natural or other disasters, public health crises, strikes and other events beyond our control.

•        If we do not maintain the correct level of inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

•        Our operations could suffer if we are unable to attract and retain key management or other key employees.

•        Compliance or the failure to comply with current and future environmental, health and safety, product stewardship and producer responsibility laws or regulations could cause us significant expense.

•        An inability to successfully manage the procurement, development, implementation or execution of information technology systems, or to adequately maintain these systems and their security, as well as to protect data and other confidential information, may adversely affect our business and reputation.

•        If we experience a cybersecurity breach or disruption in its information systems, our business could be adversely affected.

•        Our current levels of insurance may not be adequate for our potential liabilities.

•        Because our industry is rapidly evolving, forecasts of market growth may not be accurate, and even if these markets achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all.

•        Our industry routinely experiences cyclical market patterns and our services are used across different end markets. A significant downturn in the industry or in any of these end markets could cause a meaningful reduction in demand for our services and harm our operating results.

•        Our limited operating history makes evaluating our current business and our future prospects difficult and may increase the risk of your investment.

•        In the future, we expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

•        Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition. Debt issued to raise additional capital may reduce the value of our Common Stock.

•        The issuance of additional shares of Common Stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect the price of our Common Stock.

•        Future resales of our Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

•        We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

•        Our management has limited experience in operating a public company.

Risks related to the business of Spectaire, including that:

Corporate Information

We were incorporated under as a Cayman Islands exempted company on January 21, 2021 under the name Perception Capital Corp II. Upon the closing of the Business Combination, we changed our name to Spectaire Holdings Inc. Our principal executive offices are located at 155 Arlington St., Watertown, MA 02472, and our telephone number is (508) 213-8991. Our website address is www.spectaire.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the PCCT IPO. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Issuer	Spectaire Holdings Inc.
Securities being offered by the Selling Stockholder	3,067,438.
Offering Price

The Selling Stockholder may offer, sell, or distribute all or a portion of the Shares registered hereby either through public or private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Shares of Common Stock outstanding prior to this offering	15,344,864 (as of February 12, 2024).
Shares of Common Stock outstanding after this offering	18,712,302 assuming that the Selling Stockholder sells all of the shares of Common Stock offered pursuant to this prospectus.
Terms of the Offering	The Selling Stockholder will determine when and how it sells the shares of Common Stock offered in this prospectus as described in “Plan of Distribution.”
Use of proceeds

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our Common Stock by Keystone. However, we will receive proceeds from our sale to Keystone of up to 3,067,438 shares of Common Stock at varying purchase prices depending on the market price of our shares of Common Stock at the time of such purchases, pursuant to the terms of the Purchase Agreement, after the date of this prospectus. The purchase price per share that Keystone will pay for shares of Common Stock purchased from us under the Purchase Agreement will fluctuate based on the market price of our Common Stock at the time we elect to sell shares to Keystone and, further, to the extent that we sell shares of Common Stock under the Equity Facility, substantial amounts of Common Stock could be issued and resold, which would cause dilution and may impact our stock price.

Risk factors

You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“SPEC”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of Common Stock, if any, we will sell under the Purchase Agreement to Keystone, or the actual gross proceeds resulting from those sales.

On November 17, 2023, we entered into the Purchase Agreement with Keystone, whereby we have the right, but not the obligation, to sell to Keystone, and Keystone is obligated to purchase, up to the lesser of (i) an aggregate of $20 million of newly issued shares of Common Stock and (ii) the Exchange Cap, on the terms and subject to the conditions set forth in the Purchaser . Unless earlier terminated, the shares of Common Stock that may be issued under the Purchase Agreement may be sold by us to Keystone at our discretion until November 17, 2025.

We generally have the right to control the timing and amount of any sales of shares to Keystone under the Purchase Agreement. Sales of shares, if any, to Keystone under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Keystone all, some or none of the shares of Common Stock that may be available for us to sell to Keystone pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by Keystone for the shares of Common Stock that we may elect to sell to Keystone under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to Keystone pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the purchase price per share that Keystone will pay for shares of Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Keystone under the Purchase Agreement.

Because the market price of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by Keystone for shares of our Common Stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate significantly based on the market price of our Common Stock.

The number of shares of Common Stock ultimately offered for sale by Keystone is dependent upon the number of shares, if any, we ultimately elect to sell to Keystone under the Purchase Agreement. However, even if we elect to sell shares of Common Stock to Keystone pursuant to the Purchase Agreement, Keystone may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Investors who buy shares of Common Stock from Keystone at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to Keystone. If and when we elect to sell shares of Common Stock to Keystone pursuant to the Purchase Agreement, after Keystone has acquired such shares, Keystone may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from Keystone in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Keystone in this offering as a result of future sales made by us to Keystone at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Keystone under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Keystone may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, may cause the market price of our shares to drop significantly.

To the extent we sell shares of Common Stock under the Equity Facility, substantial amounts of Common Stock will be issued and available for resale by Keystone, which would cause dilution and represent a significant portion of our public float and may result in substantial decreases to the price of our Common Stock. After Keystone has acquired shares under the Equity Facility, Keystone may resell all, some or none of such Common Shares at any time or from time to time in its discretion and at different prices.

In addition to this prospectus covering the resale by Keystone of up to 3,067,438 shares of Common Stock, we have filed a registration statement with the SEC for purposes of registering (1) the resale from time to time of up to (i) up to 24,469,671 shares of Common Stock constituting approximately 61.9% of our issued and outstanding shares of Common Stock and approximately 70.4% of our issued and outstanding shares of Common Stock held by non-affiliates (in each case, assuming the exercise of all of our Warrants), which consists of (a) up to 6,133,344 shares of Common Stock issued in connection with the Business Combination, (b) up to 5,165,000 shares of Common Stock originally issued to the Sponsor, (c) up to 10,050,000 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, (d) up to 670,874 shares of Common Stock issued to Polar pursuant to the Amended and Restated Polar Subscription Agreement, (e) up to 206,000 shares of Common Stock issued to Polar pursuant to the Polar Forward Purchase Agreement, (f) up to 50,000 shares of Common Stock issued in the PIPE Investment, and (g) up to 2,194,453 shares of Common Stock that are issuable upon the exercise of the Arosa Warrant, and (ii) up to 10,050,000 Private Placement Warrants and (2) the issuance by us of up to 23,744,453 shares of our Common Stock, which consists of (i) up to 10,050,000 shares of Common Stock that are issuable upon the exercise of 10,050,000 warrants (the “Private Placement Warrants”) constituting approximately 46.6% of our issued and outstanding Warrants, which were originally issued in a private placement at a price of $1.00 per Warrant in connection with the initial public offering of PCCT, (ii) up to 11,500,000 shares of Common Stock that are issuable upon the exercise of 11,500,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of PCCT, and (iii) up to 2,194,453 shares of Common Stock that are issuable upon the exercise of the Arosa Warrant.

Subject to applicable transfer restrictions, shares of Common Stock held by these stockholders will be eligible for resale, potentially subject to, in the case of stockholders who are our affiliates, volume, manner of sale, and other limitations under Rule 144 promulgated under the Securities Act.

In addition, shares of our Common Stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Common Stock reserved for future issuance under our incentive plan may become available for sale in future.

The market price of shares of our Common Stock could drop significantly if the holders of the shares of Common Stock described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities.

We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We have broad discretion over the use of proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement, as described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. In addition, the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.

Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by our existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

Our Warrants are exercisable for shares of our Common Stock, which exercises will increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to our existing stockholders.

The outstanding Warrants to purchase an aggregate of 21,550,000 shares of our Common Stock became exercisable on December 22, 2022. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per whole share. The Arosa Warrant to purchase an aggregate of 2,194,453 shares of our Common Stock became exercisable upon its issuance. The Arosa Warrant entitles the holder thereof to purchase up to 2,194,453 shares of Common Stock at an exercise price of $0.01 per share. Warrants may be exercised only for a whole number of shares of Common Stock. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

On February 9, 2024, the closing price for our Common Stock was $1.72. If the price of our Common Stock remains below $11.50 per share, we believe Warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

Risks Related to Our Business

The success of our business is dependent on our ability to keep pace with technological changes and competitive conditions in our industry, and our ability to effectively adapt our services as our customers react to technological changes and competitive conditions in their respective industries. We may not timely and effectively scale and adapt its existing technology, processes and infrastructure to meet the needs of its business.

The success of Spectaire’s business is dependent on our ability to keep pace with technological changes and competitive conditions in its industry, and our ability to effectively adapt our services as its customers react to technological changes and competitive conditions in their respective industries. Spectaire may not timely and effectively scale and adapt its existing technology, processes and infrastructure to meet the needs of its business. If we are unable to offer technologically advanced, high quality, quick turnaround, cost-effective manufacturing services that are differentiated from its competition, or if we are unable to adapt those services as its customers’ requirements change, demand for our services may decline.

Our operating results and financial condition may fluctuate from period to period and may fall below expectations in any particular period, which could adversely affect the market price of our Common Stock.

Spectaire’s operating results and financial condition have historically fluctuated, and our operating results and financial condition are expected to continue to fluctuate, from quarter-to-quarter and year-to-year due to a number of factors, many of which will not be within our control. Both Spectaire’s business and the air quality measurement systems industry are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that it provides to the marketplace or the expectations of securities analysts or investors, the market price of Common Stock will likely decline. Fluctuations in Spectaire’s operating results and financial condition may be due to a number of factors, including:

•        the degree of market acceptance of its products and services;

•        its ability to compete with the competitors and new entrants into the markets in which it operates;

•        the mix of products and services that it sells during any period

•        the timing of its sales and deliveries of its products to customers;

•        the geographic distribution of its sales;

•        changes in its pricing policies or those of its competitors, including its response to price competition;

•        changes in the amount that it spends to develop and manufacture new services or technologies;

•        changes in the amounts that it spends to promote its products and services;

•        changes in the cost of satisfying its warranty obligations and servicing its installed customer base;

•        expenses and/or liabilities resulting from litigation;

•        delays between its expenditures to develop and market new or enhanced technologies and services and the generation of revenue from those technologies and services;

•        unforeseen liabilities or difficulties in integrating acquisitions or newly acquired businesses;

•        disruptions to its information technology systems or third-party contract manufacturers;

•        general economic and industry conditions that affect customer demand;

•        the impact of the COVID-19 pandemic on its customers, suppliers, manufacturers and operations; and;

•        changes in accounting rules and tax laws.

In addition, our revenues and operating results may fluctuate from quarter-to-quarter and year-to-year due to its sales cycle and seasonality among its customers. Generally, we expect the air quality measurement systems market to be subject to the adoption and capital expenditure cycles of its customers. As a result, we expect to conduct a larger portion of its business during the first and fourth quarters of its fiscal year relative to the second and third quarters. Additionally, for more complex solutions, which may require additional facilities investment, potential customers may spend a substantial amount of time performing internal assessments prior to making a purchase decision. This may cause us to devote significant effort in advance of a potential sale without any guarantee of receiving any related revenues. As a result, revenues and operating results for future periods are difficult to predict with any significant degree of certainty, which could lead to adverse effects on our inventory levels and overall financial condition.

Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on Spectaire’s historical operating results as an indicator of our future performance.

The air quality measurement systems market is competitive. Spectaire expects to face increasing competition in many aspects of its business, which could cause its operating results to suffer.

The air quality measurement systems market in which Spectaire operates, and in which we will operate, is fragmented and competitive. Spectaire competes for customers with a wide variety of producers of air quality measurement systems equipment that includes emissions measurement devices, as well as with providers of materials and services for this equipment. Some of Spectaire’s existing and potential competitors are researching, designing, developing and marketing other types of products and services that may render Spectaire’s existing or future products obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources than Spectaire, including name recognition, as well as experience and expertise in intellectual property rights and operating within certain international markets, any of which may enable them to compete effectively against Spectaire.

Future competition may arise from the development of allied or related techniques for equipment, materials and services that are not encompassed by Spectaire’s patents, from the issuance of patents to other companies that may inhibit Spectaire’s ability to develop certain products and from improvements to existing technologies.

Spectaire intends to continue its strategy of product development and distribution network expansion to enhance its competitive position to the extent practicable. But Spectaire cannot assure you that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If Spectaire does not keep pace with technological change and introduce new products and technologies, demand for its products may decline, and its operating results may suffer.

Customer relationships with emerging companies may present more risks than with established companies.

Customer relationships with emerging companies present special risks because Spectaire does not have an extensive services or customer relationship history. Spectaire’s credit risk on these customers, especially in trade accounts receivable and inventories, and the risk that these customers will be unable to fulfill indemnification obligations to Spectaire, is potentially increased. Although it has not yet done so, Spectaire has the option to offer these customers extended payment terms and other support and financial accommodations which may increase Spectaire’s financial exposure.

Spectaire may be adversely affected by supply chain issues, including shortages of required electronic components and raw materials.

Strategic and efficient component and materials purchasing is an aspect of Spectaire’s strategy. When prices rise, they may impact Spectaire’s margins and results of operations if we are not able to pass the price increases through to Spectaire’s customers or otherwise offset them. Some of the products Spectaire manufactures require one or more components that are only available from a single source. Some of these components or materials are subject to supply shortages from time to time. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. A supply shortage can also increase Spectaire’s cost of goods sold if Spectaire has to pay higher prices for components or materials in limited supply or cause Spectaire to have to reconfigure products to accommodate a substitute component or material. In the past there have been industry-wide conditions, natural disasters and global events that have caused component and material shortages. Spectaire’s production of a product could be negatively impacted by any quality, reliability or availability issues with any of our components and material suppliers. The financial condition of our suppliers could affect their ability to supply components or materials and their ability to satisfy any warranty obligations they may have, which could have a material adverse effect on Spectaire’s results of operations.

If a component or material shortage is threatened or anticipated, Spectaire may purchase its components or materials early to avoid a delay or interruption in its operations. Purchasing components or materials early may materially increase inventory carrying costs and may result in inventory obsolescence, which could materially adversely affect Spectaire’s results of operations. A component shortage may also require the use of second-tier vendors or the procurement of components or materials through new and untested brokers. These components or materials may be of lesser quality than those Spectaire has historically purchased and could result in material costs to bring such components or materials up to necessary quality levels or to replace defective ones.

Fluctuations in the cost and availability of raw materials, equipment, labor and transportation could cause manufacturing delays or increase Spectaire’s costs.

The price and availability of key raw materials and components used to offer our services may fluctuate significantly. Additionally, the cost of logistics and transportation fluctuates in large part due to the price of oil, currency fluctuations, and global demand trends. Any fluctuations in the cost and availability of any of Spectaire’s raw materials or other sourcing or transportation costs related to Spectaire’s raw materials or services could harm Spectaire’s gross margins and its ability to meet customer demand. If Spectaire is unable to successfully mitigate a significant portion of these service cost increases or fluctuations, Spectaire’s results of operations could be harmed.

Spectaire may experience significant delays in the design, production and launch of its air quality measurement solutions, and may be unable to successfully commercialize products on its planned timelines.

Several of Spectaire’s air quality measurement solutions are still under development. There are often delays in the design, testing, manufacture and commercial release of new products, and any delay in the launch of Spectaire’s products could materially damage its brand, business, growth prospects, financial condition and operating results. Even if we successfully complete the design, testing and manufacture for one or all of its products under development, it may fail to develop a commercially successful product on the timeline it expects for a number of reasons, including:

•        misalignment between the products and customer needs;

•        lack of innovation of the product;

•        failure of the product to perform in accordance with the customer’s industry standards;

•        ineffective distribution and marketing;

•        delay in obtaining any required regulatory approvals;

•        unexpected production costs; or

•        release of competitive products.

Spectaire’s success in the market for the products it develops will depend largely on its ability to prove its products’ capabilities in a timely manner. Upon demonstration, Spectaire’s customers may not believe that its products and/or technology have the capabilities they were designed to have or that we believe they have. Furthermore, even if Spectaire successfully demonstrates its products’ capabilities, potential customers may be more comfortable doing business with another larger and more established company or may take longer than expected to make the decision to order Spectaire’s products. Significant revenue from new product investments may not be achieved for a number of years, if at all. If the timing of Spectaire’s launch of new products and/or of its customers’ acceptance of such products is different than our assumptions, Spectaire’s revenue and results of operations may be adversely affected.

If demand for Spectaire’s services does not grow as expected, or develops more slowly than expected, Spectaire’s revenues may stagnate or decline, and Spectaire’s business may be adversely affected.

Spectaire may not be able to develop effective strategies to raise awareness among potential customers of the benefits of its air quality measurement systems or Spectaire’s services may not address the specific needs or provide the level of functionality or economics required by potential customers. If mass spectrometry air quality measurement technology does not gain broader market acceptance as an alternative to conventional air quality monitoring, or does so more slowly than anticipated, or if the marketplace adopts air quality measurement technologies that differ from Spectaire’s technologies, Spectaire may not be able to increase or sustain the level of sales of Spectaire’s services, and its operating results would be adversely affected as a result.

Spectaire’s failure to meet its customers’ price expectations would adversely affect its business and results of operations.

Demand for Spectaire’s product lines is sensitive to price. Changes in Spectaire’s pricing strategies can have a significant impact on its business and ability to generate revenue. Many factors, including Spectaire’s production and personnel costs and its competitors’ pricing and marketing strategies, can significantly impact Spectaire’s pricing strategies. If Spectaire fails to meet its customers’ price expectations in any given period, demand for its products and product lines could be negatively impacted and its business and results of operations could suffer.

Spectaire has considered different pricing models for different products. For example, Spectaire may charge premium pricing based on delivery timelines and customizations. Such pricing models are still relatively new to some of Spectaire’s customers and may not be attractive to them, especially in regions where they are less common. If customers resist such pricing models, Spectaire’s revenue may be adversely affected and Spectaire may need to restructure the way in which it charges customers for its products.

Spectaire depends on a limited number of third-party contract manufacturers for substantially all of its manufacturing needs. If these third-party manufacturers experience any delay, disruption or quality control problems in their operations, Spectaire could lose market share and its brand may suffer.

Spectaire depends on third-party contract manufacturers for the production of its air quality measurement systems. While there are several potential manufacturers for most of these products, all of Spectaire’s products are, and all of Spectaire’s products will be, manufactured, assembled, tested and generally packaged by a limited number of third-party manufacturers. In most cases, Spectaire relies, and Spectaire will rely, on these manufacturers to procure components and, in some cases, subcontract engineering work. Such reliance on a limited number of contract manufacturers involves a number of risks, including:

•        Unexpected increases in manufacturing and repair costs;

•        inability to control the quality and reliability of finished products;

•        inability to control delivery schedules;

•        potential liability for expenses incurred by third-party contract manufacturers in reliance on forecasts that later prove to be inaccurate;

•        potential lack of adequate capacity to manufacture all or a part of the products required; and

•        potential labor unrest affecting the ability of the third-party manufacturers to produce products.

If any of Spectaire’s third-party contract manufacturers experience a delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, or if a primary third-party contract manufacturer does not renew its agreement with Spectaire, Spectaire’s operations could be significantly disrupted and its product shipments could be delayed. Qualifying a new manufacturer and commencing volume production is expensive and time consuming. Ensuring that a contract manufacturer is qualified to manufacture products to Spectaire’s standards is time consuming. In addition, there is no assurance that a contract manufacturer can scale its production of Spectaire’s products at the volumes and in the quality that Spectaire will require. If a contract manufacturer is unable to do these things, Spectaire may have to move production for the products to a new or existing third-party manufacturer, which would take significant effort, and Spectaire’s business, results of operations and financial condition could be materially adversely affected.

As Spectaire contemplates moving manufacturing into different jurisdictions, it may be subject to additional significant challenges in ensuring that quality, processes and costs, among other issues, are consistent with its expectations. For example, while Spectaire expects its third-party contract manufacturers to be responsible for penalties assessed on Spectaire because of excessive failures of the products, there is no assurance that Spectaire will be able to collect such reimbursements from these manufacturers, which causes Spectaire to take on additional risk for potential failures of its products.

In addition, because Spectaire will use a limited number of third-party contract manufacturers, increases in the prices charged may have an adverse effect on its results of operations, as Spectaire may be unable to find a contract manufacturer who can supply it at a lower price. As a result, the loss of a limited source supplier could adversely affect Spectaire’s relationships with its customers and its results of operations and financial condition.

All of Spectaire’s products must satisfy safety and regulatory standards and some of its products must also receive government certifications. Spectaire’s third-party contract manufacturers will be primarily responsible for conducting the tests that support its applications for most regulatory approvals for its products. If Spectaire’s third-party contract manufacturers fail to timely and accurately conduct these tests, Spectaire may be unable to obtain the necessary domestic or foreign regulatory approvals or certifications to sell its products in certain jurisdictions. As a result, Spectaire would be unable to sell its products and its sales and profitability could be reduced, its relationships with its sales channel could be harmed and its reputation and brand would suffer.

Defects in shipped products that give rise to returns or warranty or other claims could result in material expenses, diversion of management time and attention, adversely affected customer relationships and damage to Spectaire’s reputation.

Spectaire’s air quality measurement devices may be complex and may contain undetected defects or errors. This could result in delayed market acceptance of services Spectaire offers or claims from customers or others, which may result in litigation, increased end user warranty, support and repair or replacement costs, damage to Spectaire’s reputation and business, or significant costs and diversion of support and engineering personnel to correct the defect or error. Spectaire may from time to time become subject to warranty claims related to product quality issues that could lead Spectaire to incur significant expenses.

Spectaire attempts to include provisions in its agreements with customers that are designed to limit Spectaire’s exposure to potential liability for damages arising from defects or errors in its products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.

The sale and support of Spectaire’s products entails the risk of product liability claims. Any product liability claim brought against Spectaire, regardless of its merit, could result in material expense, diversion of management time and attention, damage to Spectaire’s business and reputation and brand, and cause Spectaire to fail to retain existing customers or to fail to attract new customers.

Spectaire may be involved in legal proceedings, including intellectual property, anti-competition and securities litigation, employee-related claims and regulatory investigations, which could, among other things, divert efforts of management and result in significant expense and loss of Spectaire’s intellectual property rights.

Spectaire may be involved in legal proceedings, including cases involving Spectaire’s intellectual property rights and those of others, anti-competition and commercial matters, acquisition-related suits, securities class action suits, employee-related claims and other actions. From time to time, Spectaire may also be involved or required to participate in regulatory investigations or inquiries which may evolve into legal or other administrative proceedings. Litigation or settlement of such actions, regardless of their merit, or involvement in regulatory investigations or inquiries, can be costly, lengthy, complex and time consuming, diverting the attention and energies of Spectaire’s management and technical personnel.

From time to time, third parties may assert against Spectaire and Spectaire’s customers their intellectual property rights to technologies that are important to Spectaire’s business.

Many of Spectaire’s customer agreements and/or the laws of certain jurisdictions may require Spectaire to indemnify its customers or purchasers for third-party intellectual property infringement claims, including costs to defend those claims, and payment of damages in the case of adverse rulings. However, Spectaire’s suppliers may or may not be required to indemnify Spectaire should Spectaire or its customers be subject to such third-party claims. Claims of this sort could also harm Spectaire’s relationships with its customers and might deter future customers from doing business with Spectaire. If any pending or future proceedings result in an adverse outcome, Spectaire could be required to:

•        cease the sale of the infringing services, processes or technology and/or make changes to Spectaire’s services, processes or technology;

•        pay substantial damages for past, present and future use of the infringing technology, including up to treble damages if willful infringement is found;

•        pay fines or disgorge profits or other payments, and/or cease certain conduct and/or modify Spectaire’s or Spectaire’s contracting or business practices, in connection with any unfavorable resolution of a governmental investigation;

•        expend significant resources to develop non-infringing technology;

•        license technology from the third-party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•        enter into cross-licenses with Spectaire’s competitors, which could weaken Spectaire’s overall intellectual property portfolio and Spectaire’s ability to compete in particular product categories; or

•        relinquish intellectual property rights associated with one or more of Spectaire’s patent claims.

Any of the foregoing results could have a material adverse effect on Spectaire’s business, financial condition and results of operations.

In addition, Spectaire may be obligated to indemnify Spectaire’s current or former directors or employees, or former directors or employees of companies that Spectaire has acquired, in connection with litigation or regulatory investigations. These liabilities could be substantial and may include, among other things, the cost of defending lawsuits against these individuals, as well as stockholder derivative suits; the cost of government, law enforcement or regulatory investigations; civil or criminal fines and penalties; legal and other expenses; and expenses associated with the remedial measure, if any, which may be imposed.

The projected financial information in this prospectus is forward looking and reflects numerous estimates, beliefs and assumptions, all of which are difficult to predict and many of which are beyond Spectaire’s control. If these assumptions prove to be incorrect, Spectaire’s actual operating results may be materially different from the forecasted results.

This registration statement contains projected financial information of Spectaire. The projected financial information in this prospectus is forward looking and reflects numerous estimates, beliefs and assumptions, including, but not limited to, general business, economic, regulatory, market and financial conditions, as well as assumptions about competition, future performance, and matters specific to Spectaire’s business, all of which are difficult to predict and many of which are beyond Spectaire’s control. Important factors that may affect actual results and results of Spectaire’s operations following the Business Combination, or could lead to such projections not being achieved include, but are not limited to: inability to grow sales of the AireCore™ MMS in Europe and North America, an evolving competitive landscape, rapid technological change, emissions regulation changes, successful management and retention of key personnel, unexpected expenses, and other risks and uncertainties relating to our business, industry, and general business and economic conditions as described in this “Risk Factors” section.

There can be no assurance that the projected financial information appearing elsewhere in this prospectus will be realized, and actual results may differ, and may differ materially, from those shown. The inclusion of the projected financial information in this prospectus should not be regarded as an indication that Spectaire, or any of its affiliates, officers, directors, advisors or other representatives considered or consider the projected financial information necessarily predictive of actual future events, and the projected financial information should not be relied upon as such. None of Spectaire or any of its affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from such projections. None of Spectaire or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of Spectaire compared to the information contained in the projected financial information or that forecasted results will be achieved. Accordingly, there can be no assurance that our financial condition or results of operations will be consistent with those set forth in the projected financial information, which could have an adverse impact on the market price of Common Stock or Spectaire’s financial position following the closing of the Business Combination. For additional information regarding the limitations and shortcomings of our projected financial information, see “Unaudited Projected Condensed Combined Financial Information.”

In addition, the projected financial information herein has not been independently verified or confirmed by any third party. In particular, Calabrese has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the projected financial information, and has not expressed an opinion or any other form of assurance with respect to such data.

If Spectaire is unable to adequately protect or enforce its intellectual property rights, such information may be used by others to compete against Spectaire.

Spectaire has devoted substantial resources to the development of its technology and related intellectual property rights. Spectaire’s success and future revenue growth will depend, in part, on its ability to protect its intellectual property. Spectaire relies on a combination of registered and unregistered intellectual property. Spectaire protects its proprietary rights using patents, licenses, trademarks, trade secrets, confidentiality and assignment of invention agreements and other methods.

Despite Spectaire’s efforts to protect its proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose Spectaire’s technologies, inventions, processes or improvements. Spectaire cannot assure you that any of Spectaire’s existing or future patents or other intellectual property rights will not be challenged, invalidated or circumvented, or will otherwise provide Spectaire with meaningful protection. Spectaire’s pending patent applications may not be granted, and Spectaire may not be able to obtain foreign patents or pending applications corresponding to Spectaire’s U.S. patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

Spectaire’s trade secrets, know-how and other unregistered proprietary rights are a key aspect of its intellectual property portfolio. While Spectaire takes reasonable steps to protect its trade secrets and confidential information and enter into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and Spectaire may not have entered into such agreements with all relevant parties. Such agreements may be breached, and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave Spectaire and join one of its competitors, or Spectaire’s competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of any of Spectaire’s trade secrets, know-how or other technology not protected by a patent or other intellectual property system could materially reduce or eliminate any competitive advantage that Spectaire may have over such competitor.

If Spectaire’s patents and other intellectual property do not adequately protect its technology, Spectaire’s competitors may be able to offer services similar to those offered by Spectaire. Spectaire’s competitors may also be able to develop similar technology independently or design around Spectaire’s patents and other intellectual property. Any of the foregoing events would lead to increased competition and reduce Spectaire’s revenue or gross margin, which would adversely affect Spectaire’s operating results.

If Spectaire attempts enforcement of its intellectual property rights, Spectaire may be subject or party to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation, regardless of merit, can be costly and disruptive to Spectaire’s business operations by diverting attention and energies of management and key technical personnel and by increasing Spectaire’s costs of doing business. Any of the foregoing could adversely affect Spectaire’s business and financial condition.

As part of any settlement or other compromise to avoid complex, protracted litigation, Spectaire may agree not to pursue future claims against a third party, including related to alleged infringement of Spectaire’s intellectual property rights. Part of any settlement or other compromise with another party may resolve a potentially costly dispute but may also have future repercussions on Spectaire’s ability to defend and protect its intellectual property rights, which in turn could adversely affect Spectaire’s business.

Certain software Spectaire uses is from open source code sources, which, under certain circumstances, could materially adversely affect Spectaire’s business, financial condition and operating results.

Some of the software used to execute Spectaire’s services contains code from open source sources, the use of which may subject Spectaire to certain conditions, including the obligation to offer such services for no cost or to make the proprietary source code involved in delivering those services publicly available. Further, although some open source vendors provide warranty and support agreements, it is common for such software to be available “as-is” with no warranty, indemnity or support. Although Spectaire monitors its use of such open source code to avoid subjecting its services to unintended conditions, such use, under certain circumstances, could materially adversely affect Spectaire’s business, financial condition and operating results and cash flow, including if Spectaire is required to take remedial action that may divert resources away from Spectaire’s development efforts.

If Spectaire fails to grow its business as anticipated, its operating results will be adversely affected. If Spectaire grows as anticipated but fails to manage its operations and costs accordingly, its business may be harmed and its results of operations may suffer.

Spectaire is expected to grow its business substantially. To this end, Spectaire has made significant investments in its business, including investments in infrastructure, technology, marketing and sales efforts. These investments include dedicated facilities expansion and increased staffing, both domestic and international. If Spectaire’s business does not generate the level of revenue required to support its investment, Spectaire’s net sales and profitability will be adversely affected.

Spectaire’s ability to effectively manage its anticipated growth and expansion of its operations will also require Spectaire to enhance its operational, financial and management controls and infrastructure, as well as its human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures, investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Spectaire’s future financial performance and its ability to execute on its business plan will depend, in part, on Spectaire’s ability to effectively manage any future growth and expansion. There are no guarantees that Spectaire will be able to do so in an efficient or timely manner, or at all.

Spectaire continues to implement strategic initiatives designed to grow its business. These initiatives may prove more costly than Spectaire currently anticipates and Spectaire may not succeed in increasing its revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

Spectaire continues to make investments and implement initiatives designed to grow its business, including:

•        Investing in research and development;

•        expanding its sales and marketing efforts to attract new customers;

•        investing in new applications and markets for its products;

•        investing in its manufacturing processes and partnerships to scale production;

•        protecting its intellectual property; and

•        investing in legal, accounting, human resources, and other administrative functions necessary to support its operations as a public company.

These initiatives may prove more expensive than Spectaire currently anticipates, and Spectaire may not succeed in increasing its revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. Certain of the market opportunities Spectaire is pursuing are at an early stage of development, and it may be many years before the end markets it expects to serve generate demand for its products at scale. Spectaire’s revenue may be adversely affected for a number of reasons, including the development and/or market acceptance of new technology that competes with its AireCore™ and other air quality measurement offerings; its inability to create, validate, and manufacture at high volume, and ship product to customers; its inability to effectively manage its inventory or manufacture products at scale; its inability to enter new markets or help its customers adapt its products for new applications; or its failure to attract new customers or expand orders from existing customers or increasing competition. Furthermore, it is difficult to predict the size and growth rate of Spectaire’s target markets, customer demand for its products, commercialization timelines, the entry of competitive products or the success of existing competitive products and services. If Spectaire’s revenue does not grow, its ability to achieve and maintain profitability may be adversely affected, and the value of its business may significantly decrease.

As Spectaire acquires and invests in companies or technologies, it may not realize expected business or cost synergies or expected technological or financial benefits. Such acquisitions or investments could prove difficult to integrate, disrupt Spectaire’s business, dilute stockholder value and adversely affect Spectaire’s business, results of operations and financial condition.

Acquisitions involve numerous risks, any of which could harm Spectaire’s business and negatively affect its financial condition and results of operations. The success of acquisitions, including the success of Legacy Spectaire’s recent acquisition of microMS, Inc. (“microMS”), will depend in part on our ability to realize the anticipated business opportunities from combining the operations of acquired companies with Spectaire’s existing business in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect Spectaire’s ability to maintain relationships with customers, employees or other third parties, or Spectaire’s ability to achieve the anticipated benefits of any acquisition, and could harm Spectaire’s financial performance. If Spectaire is unable to successfully or timely integrate the operations of an acquired company, including microMS, with Spectaire’s existing business, Spectaire may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisition, and Spectaire’s business, results of operations and financial condition could be materially and adversely affected.

Developments in alternative technologies may adversely affect the demand for Spectaire’s technology.

Significant developments in alternative technologies may materially and adversely affect Spectaire’s business, prospects, financial condition, and operating results in ways it does not currently anticipate. Existing and future air quality measurement or mass spectrometry technologies may emerge as customers’ preferred alternative to our solutions. Any failure by Spectaire to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay Spectaire’s development and introduction of new and enhanced products in the industries it serves, which could result in the loss of competitiveness of its solutions, decreased revenue and a loss of market share to competitors (or a failure to increase revenue and/or market share). Spectaire’s research and development efforts may not be sufficient to adapt to changes in technology. As technologies change, Spectaire’s plans to upgrade or adapt its solutions with the latest technology. However, Spectaire’s solutions may not compete effectively with alternative systems if Spectaire is not able to source and integrate the latest technology into its existing products.

Spectaire competes against established market participants that have substantially greater resources than it and against known and unknown market entrants who may disrupt its target markets.

Spectaire’s target markets are highly competitive and it may not be able to compete effectively in the market against these competitors. Competitors may offer products at lower prices than Spectaire’s products, including pricing that Spectaire believes is below its cost, or may offer superior performing products. These companies will also compete with Spectaire indirectly by attempting to solve some of the same challenges with different technology. Established competitors in the market for these devices have significantly greater resources and more experience than Spectaire does. These competitors have commercialized technology that has achieved market adoption, strong brand recognition and may continue to improve in both anticipated and unanticipated ways. They may also have entered into commercial relationships with key customers and have built relationships and dependencies between themselves and those key customers.

In addition to the established market competitors, new competitors may be preparing to enter or are entering the market in which Spectaire competes, and in which Spectaire will compete, that may disrupt the commercial landscape of target markets in ways that Spectaire may not be able to prepare for, including customers of Spectaire’s products who may be developing their own competitive solutions. Spectaire does not know how close any of its current and potential competitors are to commercializing their similar products and services, if at all, nor what they intend to develop as part of their product roadmaps. The already competitive landscape of the air quality measurement systems market, along with both foreseeable and unforeseeable entries of competitors and similar technology from those competitors in Spectaire’s target markets, may result in pricing pressure, reduced margins and may impede its ability to increase the sales of its products or cause Spectaire to lose market share, any of which will adversely affect its business, results of operations and financial condition.

Spectaire’s manufacturing costs may increase and result in a market price for its products above the price that customers are willing to pay.

If the cost of manufacturing Spectaire’s products increases, Spectaire will be forced to charge its customers a higher price for the products in order to cover its costs and earn a profit. While Spectaire expects its products will benefit from continued cost reduction over time from scale and planned redesigns, there is no guarantee that these efforts will be successful, or that these savings would not be offset by additional required content. If the price of Spectaire’s products is too high, customers may be reluctant to purchase its products, especially if lower priced alternative products are available, and Spectaire may not be able to sell its products in sufficient volumes to recover its costs of development and manufacture or to earn a profit.

Spectaire purchases a significant amount of the materials and components it uses from a limited number of suppliers, and if such suppliers become unavailable or inadequate, its customer relationships, results of operations and financial condition may be adversely affected.

Spectaire’s manufacturing processes rely on many materials. Spectaire purchases a significant portion of its materials, components and finished goods used in its production facilities from a few suppliers, some of which are single-source suppliers. As certain materials are highly specialized, the lead time needed to identify and qualify a new supplier is typically lengthy and there is often no readily available alternative source. Spectaire does not generally have long-term contracts with its suppliers and substantially all of Spectaire’s purchases are on a purchase order basis. Suppliers may extend lead times, limit supplies, place products on allocation or increase prices due to commodity price increases, capacity constraints or other factors and could lead to interruption of supply or increased demand in the industry. Additionally, the supply of these materials may be negatively impacted by increased trade tensions between the U.S. and its trading partners, particularly China. In the event that Spectaire cannot obtain sufficient quantities of materials in a timely manner, at reasonable prices or of sufficient quality, or if Spectaire is not able to pass on higher materials costs to its customers, Spectaire’s business, financial condition and results of operations could be adversely impacted.

Spectaire, its contract manufacturers and its suppliers may rely on complex machinery for production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

Spectaire, its contract manufacturers and its suppliers may rely on complex machinery for the production, assembly and installation of Spectaire’s products, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Spectaire’s production facilities and the facilities of its contract manufacturers and suppliers may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of Spectaire’s control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on its business, prospects, financial condition or operating results.

Spectaire’s facilities, and its suppliers’ facilities and customers’ facilities, will be vulnerable to disruption due to natural or other disasters, public health crises, strikes and other events beyond Spectaire’s control.

A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a pandemic, major flood, seasonal storms, nuclear event or terrorist attack affecting Spectaire’s facilities or the areas in which they are located, or affecting those of Spectaire’s customers or third-party manufacturers or suppliers, could significantly disrupt Spectaire’s or its customers’ or suppliers’ operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace Spectaire’s damaged manufacturing facilities. These delays could be lengthy and costly. Additionally, customers may delay purchases until operations return to normal. Even if Spectaire is able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in Spectaire’s business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war or the outbreak of epidemic diseases (including the outbreak of COVID-19) could have a negative effect on Spectaire’s operations and sales.

If Spectaire does not maintain the correct level of inventory or if it does not adequately manage its inventory, Spectaire could lose sales or incur higher inventory-related expenses, which could negatively affect its operating results.

To ensure the correct level of inventory supply, Spectaire will forecast inventory needs and expenses, place orders sufficiently in advance with its suppliers and manufacturing partners and manufacture products based on its estimates of future demand. Fluctuations in the adoption of its products may affect Spectaire’s ability to forecast its future operating results, including revenue, gross margins, cash flows and profitability. Spectaire’s ability to accurately forecast demand for its products could be affected by many factors, including the rapidly changing nature of its current target markets, the uncertainty surrounding the market acceptance and commercialization of its technology, the emergence of new markets, an increase or decrease in customer demand for its products or for products and services of its competitors, product introductions by competitors, the global COVID-19 pandemic, other health epidemics and outbreaks, and any associated work stoppages or interruptions, unanticipated changes in general market conditions and the weakening of economic conditions or consumer confidence in future economic conditions. Spectaire may face challenges acquiring adequate supplies to manufacture its products and Specaire and its partners may not be able to manufacture its products at a rate necessary to satisfy the levels of demand, which would negatively affect Spectaire’s short-term and long-term growth. This risk may be exacerbated by the fact that Spectaire may not carry or be able to obtain from its suppliers a significant amount of inventory to satisfy short-term demand increases. If Spectaire fails to accurately forecast customer demand, Spectaire may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect Spectaire’s financial results, including its gross margin, and have a negative effect on its brand. Conversely, if Spectaire underestimates customer demand for its products, Spectaire may not be able to deliver products to meet its requirements, and this could result in damage to its brand and customer relationships and adversely affect its revenue and operating results.

Spectaire’s operations could suffer if Spectaire is unable to attract and retain key management or other key employees.

Spectaire believes its success has depended, and Spectaire’s success will continue to depend, on the efforts and talents of senior management and other key personnel. Spectaire’s executive team is critical to the management of Spectaire’s business and operations and will continue to be critical to the development of Spectaire’s strategy. Members of Spectaire’s existing senior management team may resign at any time. The loss of the services of any members of Spectaire’s senior management team could delay or prevent the successful implementation of Spectaire’s strategy or Spectaire’s commercialization of new services, or could otherwise adversely affect Spectaire’s ability to carry out its business plan. There is no assurance that if any senior executive leaves in the future, Spectaire will be able to rapidly replace him, her or them and transition smoothly towards his, her or their successor, without any adverse impact on Spectaire’s operations.

To support the continued growth of Spectaire’s business, Spectaire will also be required to effectively recruit, hire, integrate, develop, motivate, and retain additional new employees. High demand exists for senior management and other key personnel (including scientific, technical, engineering, financial, manufacturing, and sales personnel) in Spectaire’s industry, and there can be no assurance that Spectaire will be able to retain its current key personnel. Spectaire experiences intense competition for qualified personnel. While Spectaire intends to provide competitive compensation packages to attract and retain key personnel, some of its competitors for these employees have greater resources and more experience, which may make it difficult for Spectaire to compete successfully for key personnel. All of Spectaire’s U.S. employees are at-will employees, meaning that they may terminate their employment relationship with Spectaire at any time, and their knowledge of Spectaire’s business and industry would be extremely difficult to replace. It may be difficult for Spectaire to restrict its competitors from benefiting from the expertise that Spectaire’s former employees or consultants developed while working for Spectaire.

Spectaire will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

Historically, Spectaire’s primary sources of liquidity have been cash flows from contributions from founders or other investors. Spectaire reported operating losses for the nine months ended September 30, 2023 and for the nine months ended September 30, 2022. The Company reported negative cash flows from operations of $5,506,208 and $568,744 for the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023, Spectaire had an aggregate cash balance of $105,905 and a net working capital deficit of $3,751,968. Spectaire reported operating losses for the years ended December 31, 2022 and 2021 and negative cash flows from operations of $365,813 for the year ended December 31, 2022. As of December 31, 2022, Spectaire had an aggregate cash balance of $18,886 and a net working capital deficit of $386,812.

As of December 31, 2023, the Company had approximately $0.3 million in cash and cash equivalents. The Company will utilize its existing cash balance and the proceeds, if any, from the exercise of the Warrants for its near-term liquidity and operating needs. However, in order to fund planned operations while meeting obligations as they come due, the Company will need to secure additional capital. The Company’s future capital requirements will depend on many factors, including its revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, Spectaire will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional debt or equity financing transactions, including the sale of shares of Common Stock to the ELOC Purchaser pursuant to the Common Stock Purchase Agreement, subject to the terms and conditions therein. Although the Common Stock Purchase Agreement provides that the Company may, in its sole discretion, from time to time during the term of the Common Stock Purchase Agreement, and on the terms and subject to the conditions set forth therein, direct the ELOC Purchaser to purchase shares of Common Stock from the Company in one or more purchases under the Common Stock Purchase Agreement for a maximum aggregate purchase price of up to $20.0 million, the Company may not issue or sell any shares of Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. Under the applicable Nasdaq rules, in no event may the Company issue to the ELOC Purchaser under the ELOC Purchase Agreement more than the Exchange Cap, equal to 3,067,438 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $2.23 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. The ELOC Purchase Agreement also prohibits the Company from directing the ELOC Purchaser to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the ELOC Purchaser (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding Common Stock. Our inability to access a part or all of the amount available under the White Lion Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

We will receive up to approximately $247.8 million from the exercise of the Warrants and the Arosa Warrant, assuming the exercise in full of all of the Warrants and the Arosa Warrant for cash, but not from the sale of the shares of Common Stock issuable upon such exercise by the holders thereof. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. The Arosa Warrant entitles the holder thereof to purchase up to 2,194,453 shares of Common Stock at an exercise price of $0.01 per share. On February 9, 2024, the closing price for our Common Stock was $1.72. If the price of our Common Stock remains below $11.50 per share, we believe our warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

While the Company will continue to evaluate potential sources of funding, the Company may not be able to raise additional capital on terms acceptable to it or at all. If the Company is unable to raise additional capital when desired, the Company may be required to modify, delay, or abandon some of its planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on the Company’s business, operating results, financial condition, and ability to achieve its intended business objectives.

Certain securityholders can sell, under the prospectus included in a registration statement that we have filed with the SEC, up to (a) 24,469,671 shares of Common Stock constituting approximately 61.9% of our issued and outstanding shares of Common Stock and approximately 70.4% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants) and (b) 10,050,000 Warrants constituting approximately 46.6% of our issued and outstanding Warrants. Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by such securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. The Sponsor beneficially owned (assuming exercise in full of its Warrants) approximately 62.2% of the number of shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Class A Ordinary Shares as described above and the consummation of the PIPE Investment, which shares of Common Stock are registered for resale pursuant to such prospectus. The Sponsor will be able to sell all such registered shares (subject to contractual lockups) for so long as the registration statement of which such prospectus forms a part is available for use. See “Beneficial Ownership” for additional details on the Sponsor’s beneficial ownership. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

Compliance or the failure to comply with current and future environmental, health and safety, product stewardship and producer responsibility laws or regulations could cause Spectaire significant expense.

Spectaire will be subject to a variety of federal, state, local and foreign environmental, health and safety, product stewardship and producer responsibility laws and regulations, including those arising from global pandemics or relating to the use, generation, storage, discharge and disposal of hazardous chemicals used during its manufacturing process, those governing worker health and safety, those requiring design changes, supply chain investigation or conformity assessments and those relating to the recycling or reuse of products it manufactures. If Spectaire fails to comply with any present or future regulations or obtain in a timely manner any needed permits, Spectaire could become subject to liabilities, and could face fines or penalties, the suspension of production, or prohibitions on services it provides. In addition, such regulations could restrict Spectaire’s ability to expand its facilities or could require it to acquire costly equipment, or to incur other significant expenses, including expenses associated with the recall of any non-compliant product or with changes in Spectaire’s operational, procurement and inventory management activities.

Certain environmental laws impose liability for the costs of investigation, removal and remediation of hazardous or toxic substances on an owner, occupier or operator of real estate, or on parties who arranged for hazardous substance treatment or disposal, even if such person or company was unaware of, or not responsible for, contamination at the affected site. Soil and groundwater contamination may have occurred at or near, or may have arisen from, some of Spectaire’s facilities. In certain instances where contamination existed prior to Spectaire’s ownership or occupation of a site, landlords or former owners have retained some contractual responsibility for contamination and remediation. However, failure of such persons to perform those obligations could result in Spectaire being required to address such contamination. As a result, Spectaire may incur clean-up costs in such potential removal or remediation efforts. In other instances, Spectaire may be responsible for clean-up costs and other liabilities, including the possibility of claims due to health risks by both employees and non-employees, as well as other third-party claims in connection with contaminated sites.

In addition, there is an increasing governmental focus around the world on global warming and environmental impact issues, which may result in new environmental, health and safety regulations that may affect Spectaire, its suppliers or its customers. This could cause Spectaire to incur additional direct costs for compliance, as well as increased indirect costs resulting from its customers, suppliers or both incurring additional compliance costs that get passed on to Spectaire. These costs may adversely impact Spectaire’s operations and financial condition.

An inability to successfully manage the procurement, development, implementation or execution of IT systems, or to adequately maintain these systems and their security, as well as to protect data and other confidential information, may adversely affect Spectaire’s business and reputation.

As a complex company, Spectaire is heavily dependent on its IT systems to support its customers’ requirements and to successfully manage its business. Any inability to successfully manage the procurement, development, implementation, execution, or maintenance of such systems, including matters related to system and data security, cybersecurity, privacy, reliability, compliance, performance and access, as well as any inability of these systems to fulfill their intended purpose, could have an adverse effect on Spectaire’s business. See “If we experience a significant cybersecurity breach or disruption in its information systems, Spectaire’s business could be adversely affected.” below.

Spectaire is subject to increasing expectations and data security requirements from its customers, including those related to the U.S. Federal Acquisition Regulation, U.S. Defense Federal Acquisition Regulation Supplement, and U.S. Cybersecurity Maturity Model Certification. In addition, Spectaire will be required to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in various jurisdictions. For example, the European Union’s General Data Protection Regulation, and similar legislation in other jurisdictions in which Spectaire will operate, imposes additional obligations on companies regarding the handling of personal data and provide certain individual privacy rights to persons whose data is stored. Compliance with customer expectations and existing, proposed and recently enacted laws and regulations can be costly; any failure to comply with these expectations and regulatory standards could subject Spectaire to legal and reputational risks. Misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against Spectaire by governmental entities or others, fines and penalties, damage to Spectaire’s reputation and credibility and could have a negative impact on Spectaire’s business and results of operations.

If Spectaire experiences a cybersecurity breach or disruption in its information systems, Spectaire’s business could be adversely affected.

Malicious actors may be able to penetrate Spectaire’s network and misappropriate or compromise Spectaire’s confidential information or that of third parties, create system disruptions or cause shutdowns. Malicious actors also may be able to develop and deploy viruses, worms and other malicious software programs that attack Spectaire’s platform or otherwise exploit any security vulnerabilities of Spectaire’s platform. While Spectaire will employ a number of protective measures, including firewalls, network infrastructure vulnerability scanning, anti-virus and endpoint detection and response technologies, these measures may fail to prevent or detect attacks on Spectaire’s systems due at least in part to the frequent evolving nature of cybersecurity attacks. Although these measures are designed to maintain the confidentiality, integrity and availability of Spectaire’s information and technology systems, there is no assurance that these measures will detect all threats or prevent a cybersecurity attack in the future, which could adversely affect Spectaire’s business, reputation, operations or services.

In addition, the costs to Spectaire to eliminate or mitigate cyber or other security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant and, if Spectaire’s efforts to address these problems are not successful, could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede Spectaire’s sales, manufacturing, distribution or other critical functions.

Spectaire relies on its information technology systems to manage numerous aspects of its business and a disruption of these systems could adversely affect its business.

Spectaire relies on its information technology systems to manage numerous aspects of its business, including purchasing products from its suppliers, providing procurement and logistic services, shipping products to its customers, managing its accounting and financial functions (including its internal controls) and maintaining its research and development data. Spectaire’s information technology systems are an essential component of its business and any disruption could significantly limit its ability to manage and operate its business efficiently. A failure of Spectaire’s information technology systems to perform properly could disrupt Spectaire’s supply chain, product development and customer experience, which may lead to increased overhead costs and decreased sales and have an adverse effect on Spectaire’s reputation and its financial condition. The hardware and software that Spectaire utilizes in Spectaire’s services may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation or security of the services.

In addition, a substantial portion of Spectaire’s employees have conducted work remotely, making Spectaire more dependent on potentially vulnerable communications systems and making Spectaire more vulnerable to cyberattacks. Although Spectaire takes steps and incurs significant costs to secure its information technology systems, including its computer systems, intranet and internet sites, email and other telecommunications and data networks, such security measures may not be effective and its systems may be vulnerable to damage or interruption. Disruption to Spectaire’s information technology systems could result from power outages, computer and telecommunications failures, computer viruses, cyber-attack or other security breaches, catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, acts of war and terrorism.

Spectaire’s current levels of insurance may not be adequate for Spectaire’s potential liabilities.

Spectaire maintains insurance to cover potential exposure for most claims and losses, including potential product and non-product related claims, lawsuits and administrative proceedings seeking damages or other remedies arising out of its commercial operations. However, Spectaire’s current insurance coverage is subject to various exclusions, self-retentions and deductibles. Spectaire may be faced with types of liabilities that are not covered under Spectaire’s current insurance policies, such as environmental contamination or terrorist attacks, or that exceed Spectaire’s current or future policy limits. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on Spectaire’s financial condition.

In addition, Spectaire may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, Spectaire’s existing policies may be cancelled or otherwise terminated by the insurer, and/or the companies that Spectaire acquires may not be eligible for certain types or limits of insurance. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of Spectaire’s management’s time, and Spectaire may be forced to spend a substantial amount of money in that process.

Because Spectaire’s industry is and will continue to be rapidly evolving, forecasts of market growth may not be accurate, and even if these markets achieve the forecasted growth, there can be no assurance that Spectaire’s business will grow at similar rates, or at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this prospectus relating to the expected size and growth of the markets for air quality measurement systems technology may prove to be inaccurate. Even if these markets experience the forecasted growth described in this prospectus, Spectaire may not grow its business at similar rates, or at all. Spectaire’s future growth is subject to many factors, including market adoption of Spectaire’s products and services, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this prospectus, including the estimate that Spectaire’s total addressable market size exceeds $95 billion based on a bottom-up build of fleet sizes in the United States and Europe, should not be taken as indicative of Spectaire’s future growth.

Global economic, political and social conditions and uncertainties in the markets that Spectaire will serve may adversely impact Spectaire’s business.

Spectaire’s performance will depend on the financial health and strength of its customers, which in turn will be dependent on the economic conditions of the markets in which Spectaire and its customers operate. A decline in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. The economic uncertainty in Europe, the United States, India, China and elsewhere arising out of the COVID-19 pandemic and increased monetary inflation may cause end-users to further delay or reduce technology purchases.

Spectaire may also face risks from financial difficulties or other uncertainties experienced by its suppliers, distributors or other third parties on which it relies. If third parties are unable to supply Spectaire with required materials or components or otherwise assist Spectaire in operating its business, Spectaire’s business could be harmed.

Spectaire’s industry routinely experiences cyclical market patterns and Spectaire’s services are used across different end markets. A significant downturn in the industry or in any of these end markets could cause a meaningful reduction in demand for Spectaire’s services and harm its operating results.

The air quality measurement systems industry is cyclical and Spectaire’s financial performance may be affected by downturns in the industry. Down cycles are generally characterized by price erosion and weaker demand for Spectaire’s services. Spectaire attempts to identify changes in market conditions as soon as possible; however, the dynamics of the market in which Spectaire operates make prediction of and timely reaction to such events difficult. Due to these and other factors, Spectaire’s past results are not reliable predictors of Spectaire’s future results. Furthermore, any significant upturn in the air quality measurement systems industry could result in increased competition for access to raw materials and third-party service providers.

Additionally, Spectaire’s services are used across different end markets, and demand for Spectaire’s products is difficult to predict and may vary within or among the various industries it serves. Spectaire’s target markets may not grow or develop as it currently expects, and demand may change in one or more of Spectaire’s end markets, which may reduce Spectaire’s revenue, lower Spectaire’s gross margin and/or affect Spectaire’s operating results. Spectaire has experienced concentrations of revenue at certain customers and within certain end markets. Any deterioration in these end markets, reductions in the magnitude of revenue streams, Spectaire’s inability to meet requirements, or volatility in demand for Spectaire’s services could lead to a reduction in Spectaire’s revenue and adversely affect Spectaire’s operating results. Spectaire’s success in its end markets depends on many factors, including the strength or financial performance of the customers in such end markets, Spectaire’s ability to timely meet rapidly changing requirements, market needs, and its ability to maintain program wins across different markets and customers to dampen the effects of market volatility. The dynamics of the markets in which Spectaire operates make prediction of and timely reaction to such events difficult.

If Spectaire is unable to accomplish any of the foregoing, or to offset the volatility of cyclical changes in the air quality measurement systems industry or its end markets through diversification into other markets, such inability could harm its business, financial condition, and operating results.

Spectaire’s limited operating history makes evaluating Spectaire’s current business and future prospects difficult and may increase the risk of your investment.

Spectaire’s limited operating history may make it difficult for you to evaluate Spectaire’s current business and future prospects as Spectaire continues to grow its business. Spectaire’s ability to forecast future operating results is subject to a number of uncertainties, including Spectaire’s ability to plan for and model future growth. Spectaire has encountered risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, and Spectaire will encounter such risks and uncertainties as it continues to grow Spectaire’s business. If Spectaire’s assumptions regarding these uncertainties are incorrect or change in reaction to changes in its markets, or if Spectaire does not address these risks successfully, Spectaire’s operating and financial results could differ materially from its expectations, Spectaire’s business could suffer, and the trading price of Spectaire’s stock may decline.

Spectaire expects to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on Spectaire’s financial condition and operating results.

As of February 12, 2024, Spectaire only has five anticipated customers in its initial pilot program, and Spectaire expects to depend upon a small number of customers for a substantial portion of its future revenue. Accordingly, a decline in revenue from, or the loss of, any significant customer could have a material adverse effect on Spectaire’s financial condition and operating results. Spectaire cannot assure that (i) orders that may be completed, delayed, cancelled or reduced will be replaced with new business; (ii) the pilot customers will ultimately utilize Spectaire’s products and services; or (iii) the pilot customers will enter into additional contracts with Spectaire on acceptable terms or at all.

There can also be no assurance that Spectaire’s efforts to secure new customers and programs in Spectaire’s traditional or new markets, including through acquisitions, will succeed in reducing Spectaire’s customer concentration. Acquisitions are also subject to integration risk, and revenues and margins could be lower than Spectaire anticipates. Failure to secure business from existing or new customers in any of Spectaire’s end markets would adversely impact Spectaire’s operating results.

The market price of shares of Common Stock may be volatile or may decline regardless of Spectaire’s operating performance. You may lose some or all of your investment.

The trading price of Common Stock may be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as the following:

•        the impact of the COVID-19 pandemic on Spectaire’s financial condition and the results of operations;

•        Spectaire’s operating and financial performance and prospects;

•        Spectaire’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;

•        conditions that impact demand for Spectaire’s products and/or services;

•        future announcements concerning Spectaire’s business, its clients’ businesses or its competitors’ businesses;

•        the public’s reaction to Spectaire’s press releases or other public announcements and filings with the SEC;

•        the market’s reaction to Spectaire’s reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

•        the size of Spectaire’s public float;

•        coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•        market and industry perception of Spectaire’s success, or lack thereof, in pursuing its growth strategy;

•        strategic actions by Spectaire or its competitors, such as acquisitions or restructurings;

•        changes in laws or regulations which adversely affect Spectaire’s industry or Spectaire;

•        privacy and data protection laws, privacy or data breaches, or the loss of data;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        changes in senior management or key personnel;

•        issuances, exchanges or sales, or expected issuances, exchanges or sales of Spectaire capital stock;

•        changes in Spectaire’s dividend policy;

•        adverse resolution of new or pending litigation against Spectaire; and

•        changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of Common Stock, regardless of Spectaire’s operating performance. In addition, price volatility may be greater if the public float and trading volume of Common Stock is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If Spectaire was involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from Spectaire’s business regardless of the outcome of such litigation.

Spectaire does not intend to pay dividends on Common Stock for the foreseeable future.

Spectaire currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, Spectaire does not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, Spectaire’s business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to Spectaire indebtedness, industry trends and other factors that the Board may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing Spectaire’s current and future indebtedness. In addition, Spectaire may incur additional indebtedness, the terms of which may further restrict or prevent it from paying dividends on Common Stock. As a result, you may have to sell some or all of your Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Spectaire’s inability or decision not to pay dividends could also adversely affect the market price of Common Stock.

If securities or industry analysts do not publish research or reports about Spectaire’s business or the Business Combination or publish negative reports, the market price of Common Stock could decline.

The trading market for Common Stock is influenced by the research and reports that industry or securities analysts publish about Spectaire, Spectaire’s business. Spectaire may be unable or slow to attract research coverage and if one or more analysts cease coverage of Spectaire, the price and trading volume of Spectaire’s securities would likely be negatively impacted. If any of the analysts that may cover Spectaire change their recommendation regarding Spectaire’s securities adversely, or provide more favorable relative recommendations about Spectaire’s competitors, the price of Spectaire’s securities would likely decline. If any analyst that may cover Spectaire ceases covering Spectaire or fails to regularly publish reports on Spectaire, it could lose visibility in the financial markets, which could cause the price or trading volume of Spectaire’s securities to decline. If one or more of the analysts who cover Spectaire downgrades Common Stock or if Spectaire’s reporting results do not meet their expectations, the market price of Common Stock could decline. Moreover, the market price of Common Stock may decline as a result of the Business Combination if Spectaire does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on Spectaire’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of Common Stock may experience a loss as a result of a decline in the market price of such common stock. In addition, a decline in the market price of Common Stock following the consummation of the Business Combination could adversely affect Spectaire’s ability to issue additional securities and to obtain additional financing in the future.

Spectaire’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Spectaire’s failure to raise capital when needed could harm its business, operating results and financial condition. Debt issued to raise additional capital may reduce the value of Common Stock.

Spectaire has funded its operations since inception primarily through its operations and private capital raises with existing securityholders. Spectaire cannot be certain when or if its operations will generate sufficient cash to fund its ongoing operations or the growth of its business.

Spectaire intends to continue to make investments to support Spectaire’s business and may require additional funds. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, Spectaire may be unable to invest in future growth opportunities, which could harm Spectaire’s business, operating results and financial condition. If Spectaire incurs debt, the debt holders could have rights senior to holders of Common Stock to make claims on Spectaire’s assets. The terms of any debt could restrict Spectaire’s operations, including its ability to pay dividends on Common Stock. As a result, Spectaire shareholders bear the risk of future issuances of debt securities reducing the value of Common Stock.

The issuance of additional shares of Common Stock or convertible securities could make it difficult for another company to acquire Spectaire, may dilute your ownership of Spectaire and could adversely affect the price of Common Stock.

In the future, Spectaire expects to obtain financing or to further increase its capital resources by issuing additional shares of Common Stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of Common Stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of Spectaire’s existing stockholders, reduce the market price of outstanding Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Spectaire Preferred Stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit Spectaire’s ability to pay dividends to the holders of Common Stock. Spectaire’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing or nature of its future offerings. As a result, holders of Common Stock bear the risk that Spectaire’s future offerings may reduce the market price of Common Stock and dilute their percentage ownership. See the section entitled “Description of Securities of Spectaire.”

Future resales of Common Stock may cause the market price of Spectaire’s securities to drop significantly, even if Spectaire’s business is doing well.

Pursuant to the Lock-Up Agreement, after the consummation of the Business Combination and subject to certain exceptions, the Sponsor, certain directors and officers of PCCT and the Requisite Spectaire Stockholders will be contractually restricted from selling or transferring any of their shares of Common Stock. Such restrictions begin at Closing and end on the earlier of (i) the date that is 180 days or 365 days (depending on the relevant holder) after Closing, (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing date of the Merger that results in all of the public stockholders of Spectaire having the right to exchange their shares of Common Stock for cash securities or other property, (iii) the day after the date on which the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing at least 150 days after the closing date of the Merger or (iv) the liquidation of Spectaire.

However, following the expiration of such lockup, the Sponsor, certain directors and officers of PCCT and the Requisite Spectaire Stockholders will not be restricted from selling shares of Common Stock held by them, other than by applicable securities laws. As of immediately following the completion of the Business Combination, the Sponsor, certain directors and officers of PCCT and the Spectaire Stockholders collectively beneficially owned approximately 69.5% of the outstanding shares of Common Stock.

The shares of Common Stock held by the Sponsor, certain directors and officers of PCCT and the Requisite Spectaire Stockholders may be sold after the expiration of the applicable lock-up period under the Lock-Up Agreement. As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in Spectaire’s share price or the market price of Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Spectaire is an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make Common Stock less attractive to investors.

Spectaire qualifies as an “emerging growth company,” as defined in the JOBS Act. While Spectaire remains an emerging growth company, it is permitted to and plans to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (1) an exemption from compliance with the auditor attestation requirement in the assessment of Spectaire’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (3) reduced disclosure obligations regarding executive compensation arrangements in Spectaire’s periodic reports, registration statements, and proxy statements, and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information Spectaire provides will be different than the information that is available with respect to other public companies that are not emerging growth companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Spectaire is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

Spectaire cannot predict whether investors will find Common Stock less attractive if it relies on these exemptions. If some investors find Common Stock less attractive as a result, there may be a less active trading market for Common Stock. The market price of Common Stock may be more volatile.

Spectaire will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the PCCT IPO, (b) in which Spectaire has total annual gross revenue of at least $1.235 billion, or (c) in which Spectaire is deemed to be a large accelerated filer, which means the market value of Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which Spectaire has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Spectaire’s management has limited experience in operating a public company.

Spectaire executive officers have limited experience in the management of a U.S. publicly traded company. Spectaire’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Spectaire. Spectaire may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Spectaire will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Spectaire may be required to take write-downs or write-offs, or Spectaire may be subject to restructuring, impairment or other charges that could have a significant negative effect on Spectaire’s financial condition, results of operations and the price of Spectaire’s securities, which could cause you to lose some or all of your investment.

Factors outside of Spectaire’s control may, at any time, arise. As a result of these factors, Spectaire may be forced to write down or write off assets, restructure its operations, or incur impairment or other charges that could result in Spectaire reporting losses. Even though these charges may be non-cash items and therefore not have an immediate impact on Spectaire’s liquidity, the fact that Spectaire reports charges of this nature could contribute to negative market perceptions about Spectaire or its securities. In addition, charges of this nature may cause Spectaire to be unable to obtain future financing on favorable terms or at all.

Delaware law and Spectaire’s organizational documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Spectaire’s organizational documents and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of Common Stock, and therefore depress the trading price of Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in Spectaire’s management. Among other things, Spectaire’s organizational documents include provisions regarding:

•        providing for a classified board of directors with staggered, three-year terms;

•        the ability of the Board to issue shares of Spectaire Preferred Stock, including “blank check” preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        our certificate of incorporation does not provide for cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        the limitation of the liability of, and the indemnification of, Spectaire’s directors and officers;

•        the ability of the Board to amend our bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Spectaire.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

THE COMMITTED EQUITY FINANCING

On November 17, 2023, we entered into the Purchase Agreement with Keystone, whereby the Company has the right, but not the obligation, to sell to Keystone, and Keystone is obligated to purchase, up to the lesser of (i) an aggregate of $20 million of newly issued shares of Common Stock and (ii) the Exchange Cap.

The Company does not have a right to commence any sales of Common Stock to Keystone under the Purchase Agreement until the Commencement Date. Over the 24-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to Keystone. Actual sales of shares of Common Stock to Keystone under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and our operations.

At any time after the Commencement Date, and so long as the closing sale price of the Common Stock is equal to or greater than $1.00 per share, the Company may direct Keystone to purchase a specified number of shares of Common Stock at a purchase price equal to the lesser of ninety-five percent (95.0%) of (i) the closing sale price on the applicable purchase date for such Fixed Purchase and (ii) the daily volume weighted average price for the Common Stock on the NASDAQ for the five (5) consecutive trading days immediately preceding the applicable purchase date for such Fixed Purchase. In addition, at any time after the Commencement Date, and so long as (i) the closing sale price of the Common Stock is equal to or greater than $1.00 per share and (ii) such date is also a purchase date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount, the Company may also direct Keystone to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for the VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for the VWAP Purchase. At any time after the Commencement Date, and so long as such date is also a purchase date for a VWAP Purchase of a number of shares of Common Stock, then the Company may also direct Keystone to purchase on the immediately following business day an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount at a purchase price equal to the lesser of 95% of (i) the volume weighted average price for the Common Stock on the applicable purchase date for such Additional VWAP Purchase and (ii) the lowest intraday sales price of a share of the Common Stock on the applicable purchase date for such Additional VWAP Purchase.

Under the applicable Nasdaq rules, in no event may the Company issue to Keystone under the Purchase Agreement more than the Exchange Cap, equal to 3,067,438 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $2.23 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. In any event, the Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The Purchase Agreement prohibits the Company from directing Keystone to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Keystone (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Keystone beneficially owning more than 4.99% of the outstanding Common Stock.

As consideration for Keystone’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued the ELOC Note to Keystone in the amount of $300,000 due and payable on May 17, 2024 and convertible into Note Shares.

In addition, in connection with the Purchase Agreement, the Company and Keystone entered into a Registration Rights Agreement whereby, among other things, the Company shall file a registration statement registering the resale of the Note Shares within 10 business days following the date of the Registration Rights Agreement.

Keystone’s obligation to accept purchase notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock under the Purchase Agreement are subject to the satisfaction, at the official open of trading on the applicable purchase date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

•        the accuracy of the representations and warranties of the Company included in the Purchase Agreement;

•        the registration statement of which this prospectus forms a part having been declared effective under the Securities Act by the SEC and not being subject to any stop order;

•        all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act having been filed with the SEC;

•        no statute, rule, regulation, order, decree, writ, ruling or injunction having been enacted, entered, promulgated, threatened or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement;

•        trading in the Common Stock having not been suspended by the SEC, Nasdaq or the FINRA, and our having not received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated on a date certain, subject to certain limited exceptions;

•        No action, suit or proceeding before any arbitrator or any court or governmental entity having been commenced, and no inquiry or investigation by any governmental entity having been commenced, against us or any of our subsidiaries, or any of our or our subsidiaries’ officers, directors or affiliates, seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or seeking material damages in connection with such transactions;

•        The shares of Common Stock issuable pursuant to such notices, as applicable, shall have been duly authorized by all necessary corporate action of the Company and the Company shall have delivered all such shares of Common Stock relating to all prior notices to Keystone or its designee(s) in accordance with the Purchase Agreement;

•        the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company;

•        No event that would permit Keystone to terminate the Purchase Agreement in accordance with its terms having occurred; and

•        the receipt by Keystone of customary legal opinions and other deliverables as required under the Purchase Agreement.

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•        December 1, 2025;

•        the date on which Keystone shall have purchased $20.0 million shares of our Common Stock under the Purchase Agreement;

•        the date on which our Common Stock shall have failed to be listed or quoted on Nasdaq or any alternative market;

•        the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us that is not discharged within 30 days; and

•        the date on which a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

Pursuant to the Purchase Agreement, we may terminate the agreement after the Commencement Date effective upon three trading days’ prior written notice to Keystone delivered in accordance with the Purchase Agreement.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Keystone shall have the right to terminate the Purchase Agreement effective upon three trading days’ prior written notice to us, which notice shall be delivered in accordance with the Purchase Agreement, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction (as defined in the Purchase Agreement) shall have occurred; (c) while a registration statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and Keystone holds any Registrable Securities (as defined in the Registration Rights Agreement), the effectiveness of such registration statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to Keystone for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty consecutive trading days or for more than an aggregate of sixty trading days in any 365-day period, other than due to acts of Keystone; (d) trading in the Class A Common Stock on the Nasdaq shall have been suspended and such suspension continues for a period of three consecutive trading days; or (e) the Company is in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to the Company in accordance with the Purchase Agreement.

USE OF PROCEEDS

Any sales of shares of Common Stock by the Selling Stockholder pursuant to this prospectus will be solely for the Selling Stockholder’s account. We will not receive any proceeds from any such sales. However, we will receive proceeds from our sale to the Selling Stockholder of up to 3,037,438 shares of Common Stock at varying purchase prices depending on the market price of our shares of Common Stock at the time of such purchases, pursuant to the terms of the Purchase Agreement, after the date of this prospectus. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the shares of Common Stock are sold to the Selling Stockholder. We expect to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes. See “Plan of Distribution” and “The Committed Equity Financing” elsewhere in this prospectus for more information.

We intend to use any proceeds from the Equity Facility for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors — Risks Related to the Committed Equity Financing — We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”

The Selling Stockholder will pay all incremental selling expenses relating to the sale of their shares of Common Stock, including underwriters’ fees, discounts and commissions. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the Selling Stockholder under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors (our “Board”) after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

MARKET INFORMATION

Our Common Stock and Warrants are listed on Nasdaq under the symbols “SPEC” and “SPECW,” respectively. Prior to the consummation of the Business Combination, the Common Stock, units and warrants were listed on Nasdaq under the symbols “PCCT,” “PCCTU” and “PCCTW,” respectively. As of February 12, 2024, there were 32 holders of record of our Common Stock and two holders of record of our Warrants. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of PCCT and Spectaire, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Spectaire has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what NewCo’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of NewCo. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of PCCT was derived from the unaudited financial statements of PCCT as of and for the nine months ended September 30, 2023, and audited financial statements of PCCT for the year ended December 31, 2022, which are included in the Registration Statement/Prospectus. The historical financial information of Spectaire was derived from the unaudited condensed consolidated financial statements of Spectaire as of and for the nine months ended September 30, 2023 and audited consolidated financial statements of Spectaire for the year ended December 31, 2022, which are included in the Registration Statement/Prospectus. This information should be read together with PCCT’s and Spectaire’s unaudited and audited consolidated financial statements, and related notes, the sections titled “PCCT Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Spectaire Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Registration Statement/Prospectus.

Description of the Business Combination

On January 16, 2023, PCCT, Spectaire and Merger Sub, entered into the Merger Agreement.

The Domestication

Prior to the Effective Time of the Business Combination, PCCT effected a deregistration under the Cayman Islands Companies Act and a domestication under the DGCL, pursuant to which PCCT’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware.

In connection with the Domestication, (i) each then issued and outstanding PCCT Class A Ordinary Share and each then issued and outstanding PCCT Class B Ordinary Share, converted automatically, on a one-for-one basis, into a share of NewCo Common Stock, (ii) each then issued and outstanding PCCT Warrant converted automatically into a warrant to acquire one share of NewCo Common Stock, pursuant to the Warrant Agreement, dated as of October 27, 2021, between PCCT and Continental, as warrant agent, and (iii) each then issued and outstanding PCCT Unit were cancelled and entitled the holder thereof to one share of NewCo Common Stock and one-half of one NewCo Warrant. Upon effectiveness of the Domestication, PCCT changed its name to “Spectaire Holdings Inc.”

The Business Combination

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, and following the Domestication, the following transactions occurred (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

(i)     prior to the Effective Time, the aggregate amount of each outstanding convertible promissory note of Spectaire, including all outstanding principal and interest accrued but unpaid thereon, converted into shares of common stock, par value $0.0001 per share, of Spectaire (“Spectaire Common Stock”), and each share of the Series Seed Preferred Stock, par value $0.0001 per share, of Spectaire converted into one share of Spectaire Common Stock (such conversions, the “Spectaire Security Conversion”);

(ii)    at the Effective Time (after giving effect to the Spectaire Security Conversion):

(a)     each share of Spectaire Common Stock (other than shares of Spectaire Common Stock subject to Spectaire Options and Spectaire RSUs, Spectaire Restricted Shares, treasury stock and dissenting shares) converted into the right to receive its pro rata portion (on a fully diluted basis) of the Aggregate Merger Consideration and the Spectaire Earnout Shares;

(b)    each outstanding option to purchase Spectaire Common Stock converted into (x) an option to purchase, upon substantially the same terms and conditions, a whole number of shares of NewCo Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Option as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted Stock Options”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares;

(c)     each outstanding restricted stock unit relating to Spectaire Common Stock converted into (x) a restricted stock unit, upon substantially the same terms and conditions, relating to a whole number of shares of NewCo Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire RSU as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted RSUs”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares; and

(d)    each outstanding award of restricted shares of Spectaire Common Stock subject to vesting conditions and/or a risk of forfeiture converted into (x) an award, upon substantially the same terms and conditions, of a whole number of restricted shares of NewCo Common Stock equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Restricted Share as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (“Converted Restricted Shares”) and (y) the right to receive its pro rata portion of the Spectaire Earnout Shares.

(iii)   upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, following the Domestication, Merger Sub merged with and into Spectaire with Spectaire as the surviving corporation and a wholly owned subsidiary of NewCo, and by virtue of the Merger, each share of capital stock of Merger Sub automatically converted into a share of common stock, par value $0.0001 per share, of Spectaire.

Other Related Events in connection with the Business Combination

Polar Subscription Agreement

On October 4, 2023, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”) to cover working capital requirements of the Company prior to the consummation of the Business Combination (the “Polar Subscription Agreement”). Pursuant to the terms and subject to the conditions of the Polar Subscription Agreement, Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”). In consideration of the Capital Contribution, the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Accordingly, at closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein.

In connection with the Company’s entry into the Polar Subscription Agreement, Perception Capital Partners II LLC (the “Sponsor”) delivered to the Company a letter agreement to facilitate the Company’s fundraising efforts (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit for cancellation (i) 585,000 Class B Ordinary Shares concurrently with the closing of the Business Combination and (ii) following the closing of the Business Combination, the number of shares of Common Stock equal to the number of Default Shares, if any, issued by the Surviving Entity to Polar in accordance with the Subscription Agreement. Subsequent to the closing of the Business Combination, Polar and the Company agreed to amend and restate the subscription agreement (the “Amended and Restated Polar Subscription Agreement”). In connection with the closing of the Business Combination, the Company repaid a portion of the Capital Contribution in cash. Pursuant to the terms and subject to the conditions of the Amended and Restated Polar Subscription Agreement, Polar agreed to delay repayment of the remainder of the Capital Contribution until April 19, 2024, which repayment may be made, at Polar’s election, in cash or in shares of Common Stock at a rate of one share of Common Stock for each $10.00 of the Capital Contribution being repaid. In consideration of the delay in the repayment of the Capital Contribution, the Company agreed to issue 42,937 shares of Common Stock to Polar each month until the date at which the Company has repaid Polar on the Capital Contribution.

Polar Forward Purchase Agreement

On October 16, 2023, PCCT and Polar entered into the Polar Forward Purchase Agreement, as amended, for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Polar Forward Purchase Agreement, Polar purchased 206,000 class A ordinary shares, par value $0.0001 per share, of PCCT from holders (other than PCCT or its affiliates) who elected to redeem such shares in connection with the Business Combination. Purchases by Polar were made through brokers in the open market after the redemption deadline in connection with the Business Combination at the Initial Price.

The Polar Forward Purchase Agreement provides that not later than one local business day following the Closing, PCCT transferred to an account designated in writing by Polar, out of funds held in the Trust Account the Polar Prepayment Amount equal to the product of the number of Polar Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Polar Recycled Shares and the Polar Initial Price. In addition to the Polar Prepayment Amount, PCCT paid directly from the Trust Account on the Prepayment Date, an amount equal to the product of 45,000 PCCT Class A Ordinary Shares and the Polar Initial Price. Polar has agreed to waive any redemption rights in connection with the Business Combination with respect to the Polar Recycled Shares.

Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement executed on January 14, 2023, Meteora purchased 885,574 shares of PCCT Class A Ordinary Shares from Public Shareholders who elected to redeem such shares in connection with the Business Combination. PCCT also transferred to an account designated in writing by Meteora, out of funds held in the Trust Account the Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price. In addition to the Prepayment Amount, PCCT paid directly from the Trust Account on the Prepayment Date, an amount equal to the product of 150,000 PCCT Class A Ordinary Shares and the Initial Price. Meteora waived any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Purchases of Recycled Shares by Meteora were made after the redemption deadline in connection with the Business Combination at the Initial Price.

On October 16, 2023, PCCT and Meteora entered into the Meteora Forward Purchase Agreement Amendment. Pursuant to the Meteora Forward Purchase Agreement Amendment, PCCT and the Seller agreed to require PCCT to transfer the Prepayment Amount directly to an account designated in writing by the Seller in place of an escrow account with Continental Stock Transfer & Trust Company to be held in escrow and distributed in accordance with a written escrow agreement.

From time to time following the Closing and prior to the Maturity Date, being the earliest to occur of (a) the first anniversary of the Closing (or, upon the mutual written agreement of PCCT and Meteora, 18 months following the Closing) and (b) the date specified by Meteora in a written notice to be delivered to PCCT at Meteora’s discretion after the occurrence of a Seller Price Trigger Event or a Delisting Event (each as defined in the Forward Purchase Agreement), Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any Recycled Shares (other than sales to recover the Shortfall Amount), an amount will be paid to PCCT equal to the product of the number of Recycled Shares sold multiplied by the Reset Price and to Meteora equal to the excess of the Initial Price over the Reset Price for each sold Recycled Share. The “Reset Price” shall be set on the first scheduled trading day of each month, commencing with the first calendar month following the Closing, to be the lowest of the (b) Initial Price and (c) volume weighted average price of the NewCo Common Stock during the last 10 trading days during the prior calendar month, but not lower than $7.50; provided that to the extent that PCCT offers and sells any NewCo Common Stock or securities convertible into NewCo Common Stock at a price lower than the existing Reset Price, the Reset Price shall be modified to equal such reduced price.

At the Maturity Date, an amount equal to the Initial Price for each Matured Share shall be transferred to Meteora, and Meteora shall transfer the Matured Shares to PCCT. Additionally, at the Maturity Date, PCCT shall pay to Meteora an amount equal to $1.25 (or $1.75, if the Maturity Date has been extended by the mutual written agreement of PCCT and Meteora) for each Matured Share, which may be paid in cash or in shares of NewCo Common Stock at the 10-day volume weighted average price of the NewCo Common Stock.

Based on above, PCCT has a conditional obligation to repurchase the outlined shares. As such, the Forward Purchase Agreement is within the scope of ASC 480 and should be accounted for as liability.

Earnout Shares

During the Earnout Period, NewCo shall issue up to 7,500,000 shares of NewCo Common Stock in three equal tranches to Eligible Spectaire Equityholders upon the occurrence of the Earnout Triggering Events:

•        Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $15.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares; and

•        Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $20.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares; and

•        Upon the occurrence of the volume-weighted average closing sale price of one share of NewCo Common Stock quoted on market is greater than or equal to $25.00, a one-time issuance of 2,500,000 Spectaire Earnout Shares.

The Eligible Spectaire Equityholders shall be entitled to receive Spectaire Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Eligible Spectaire Equityholders be entitled to receive more than an aggregate of 7,500,000 Spectaire Earnout Shares.

The per-share price calculation in a change-in-control transaction would exclude the shares that would be issued under the Earnout arrangement. Management determined that the arrangement would not be considered indexed to the entity’s own stock as a result of this, and the Spectaire Earnout Shares should therefore be classified as a liability and recognized at fair value at each reporting period with changes in fair value included in earnings.

Amended and Restated Promissory Notes

On October 17, 2023, PCCT and the Sponsor amended and restated the A&R Working Capital Note to, among other things, extend the date by which the unpaid principal balance thereunder becomes due and payable by PCCT to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one hundred eighty (180) days following the consummation of an initial business combination.

On October 17, 2023, PCCT and the Sponsor amended and restated the Second A&R Extension Note to (A) extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one year following the consummation of an initial business combination, and (B) allow the Company to convert up to $1,200,000 of the unpaid principal amount outstanding under the Second A&R Extension Note into a number of shares of Company Common Stock calculated based on a 10-day volume weighted average price of the Company Common Stock over a period ending on the day the Company provides the Sponsor notice of such conversion.

Arosa Bridge Loan Agreement and Warrant Agreement

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5.0 million in cash, of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Upon receipt of the Arosa Founder Units, Spectaire will distribute the Arosa Founder Units to Spectaire’s employees, service advisors, and other institutional investors (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account occurred on April 17, 2023.

The Arosa Loan will mature on March 27, 2024 (the “Arosa Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Arosa Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

Within 90 days after PCCT share redemption, Spectaire shall cause all proceeds to Spectaire from the Trust Account, net of taxes and expenses (the “Net Trust Proceeds”), to be applied to prepay the loan in an amount of cash equal to the sum of (a) the Net Trust Proceeds, plus, (b) in the event that the payment in (a) results in the payment in full of the entire outstanding principal amount of the loan, the Final Payment Amount and (c) all other sums, that shall have become due and payable hereunder in connection with the loan.

The debt instrument does not have any features that require bifurcation as embedded derivatives. All of the proceeds received from the issuance of the debt instrument are recorded as a liability on the unaudited condensed combined pro forma balance sheet.

The transfer of Arosa Founder Units to Spectaire employees and service advisors is subject to ASC 718. Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. The Arosa Founder Units were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination). For purpose of the presentation of the following unaudited condensed pro forma financial statements, an amount equal to the number of Arosa Founder Units that ultimately vest multiplied by the grant date fair value per share of $3.84 (or a total of $1.9 million) was recognized as stock-based compensation.

The transfer of Arosa Founder Units to other institutional investors represents the offering of shares and no expense was recorded in the unaudited condensed pro forma financial statements.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Business Combination, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Business Combination, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis. Spectaire intends to account for these warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified warrants are initially measured at fair value. Subsequent changes in fair value are not recognized as long as they continue to be classified in equity.

On October 13, 2023, Spectaire requested an additional advance in the aggregate principal amount of $0.7 million (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6.5 million constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional

Advance is $7.2 million, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance. On October 19, 2023, in connection with the closing of the Business Combination, Spectaire issued an additional warrant to Arosa to purchase 2,194,453 shares of NewCo Common Stock, subject to adjustment as described in the Loan Agreement. Upon the issuance of such Warrant, Arosa and Spectaire agreed to terminate and cancel the Closing Date Warrant.

The following table summarizes the pro forma number of shares of NewCo Common Stock outstanding following the consummation of the Business Combination and the Forward Purchase Transaction, discussed further in the sections below, excluding the potential dilutive effect of the exercise or vesting of the NewCo Options, NewCo RSUs, NewCo Restricted Shares, PCCT Warrants, and Arosa Warrants.

Equity Capitalization Summary	Shares	%
Spectaire Stockholders	8,466,873	55.2%
PCCT Public Shareholders	36,417	0.2%
Sponsor(1)	5,165,000	33.6%
Polar	791,000	5.2%
Meteora	885,574	5.8%
Total NewCo Common Stock	15,344,864	100.0%

____________

(1)      Includes the 90,000 PCCT Class B Ordinary Shares held by PCCT’s independent directors.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although PCCT acquired all of the outstanding equity interests of Spectaire in the Business Combination, PCCT was treated as the “acquired” company and Spectaire was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Spectaire issuing stock for the net assets of PCCT, accompanied by a recapitalization. The net assets of PCCT were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Spectaire.

Spectaire was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Spectaire’s existing stockholders have the greatest voting interest in NewCo;

•        Spectaire’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of NewCo;

•        Spectaire comprises the ongoing operations of NewCo; and

•        Spectaire’s existing senior management is the senior management of NewCo.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are based on the unaudited and audited historical financial statements of PCCT and Spectaire. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$106	$—	$650	(E)	$1,807
			195	(G)
			(294)	(H)
			500	(I)
			650	(Q)
Prepaid expense and other current assets	17	45	690	(H)	752
Note receivable – related party	818	—	(818)	(L)	—
Investment in marketable securities	533	—	—		533
Total current assets	1,474	45	1,573		3,092

Property and equipment, net	27	—	—		27
Deposits	85	—	—		85
Investments held in Trust Account	—	23,124	164	(B)	—
			(10,664)	(C)
			(12,204)	(D)
			(420)	(G)
TOTAL ASSETS	$1,586	$23,169	$(21,551)		$3,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,828	$6,528	$1,914	(H)	$10,904
			634	(O)
Accounts payable – related party	—	44	—		44
Accrued offering costs	—	224	—		224
Polar payable	—	—	650	(E)	425
			(225)	(G)
Deferred revenue	149	—	—		149
Loan payable	3,250	—	—		3,250
Convertible promissory notes – related party	—	2,055	35	(B)	1,272
			(818)	(L)
FPA liability	—	7,050	(3,352)	(D)	3,698
Total current liabilities	5,227	15,901	(1,162)		19,966
Convertible notes payable, net – related party	2,357	—	(2,357)	(I)	—
Deferred underwriting fee payable	—	5,635	—		5,635
Earnout Shares liability	—	—	61,072	(M)	61,072
Total liabilities	7,584	21,536	57,553		86,673

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023 — (Continued)
(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
PCCT Class A ordinary shares subject to possible redemption, 2,080,915 shares at redemption value	—	23,024	(23,024)	(A)	—
PCCT common stock subject to possible redemption	—	—	23,024	(A)	—
			164	(B)
			(10,664)	(C)
			(12,524)	(J)
Stockholders’ deficit:
PCCT preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
PCCT Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 2,080,915 shares subject to possible redemption)	—	—	—		—
PCCT Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	—	1	(1)	(A)	—
PCCT common stock	—	—	1	(A)	2
			—	(D)
			—	(E)
			—	(F)
			1	(I)
			—	(J)
Spectaire preferred stock, $0.0001 par value; 7,500,000 shares authorized; 5,100,000 shares issued and outstanding	1	—	(1)	(I)	—
Spectaire common stock, $0.0001 par value; 25,000,000 shares authorized; 10,775,432 shares issued and outstanding	1	—	(1)	(I)	—
Additional paid-in capital	16,725	—	(6,652)	(D)	—
			3,662	(E)
			—	(F)
			(74)	(H)
			2,858	(I)
			12,524	(J)
			187	(K)
			(61,072)	(M)
			1,914	(N)
			(28,920)	(P)
			13,737	(Q)
			45,111	(R)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023 — (Continued)
(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Accumulated deficit	(22,725)	(21,392)	(35)	(B)	(83,471)
			(2,200)	(D)
			(3,662)	(E)
			(1,444)	(H)
			(187)	(K)
			(1,914)	(N)
			(634)	(O)
			28,920	(P)
			(13,087)	(Q)
			(45,111)	(R)
Total stockholders’ deficit	(5,998)	(21,391)	(56,080)		(83,469)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,586	$23,169	$(21,551)		$3,204

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
General and administrative	$7,985	$4,856	$(90)	(BB)	$12,751
Depreciation expense	11	—	—		11
Research and development	1,986	—	—		1,986
Sales and marketing	329	—	—		329
Total operating expenses	10,311	4,856	(90)		15,077

Loss from operations	(10,311)	(4,856)	90		(15,077)

Other income (expense)
Interest and dividend income on investment held in Trust Account	—	838	(838)	(AA)	—
Change in fair value of forward purchase units	—	(3,220)	—		(3,220)
Interest income on marketable securities	43	—	—		43
Loss on initial issuance of warrants	(7,310)	—	—		(7,310)
Interest expense	(4,007)	—	91	(II)	—
			3,916	(JJ)
Total other expense, net	(11,274)	(2,382)	3,169		(10,487)

Loss before income tax	(21,585)	(7,238)	3,259		(25,564)
Income tax expense	—	—	—		—

Net loss	$(21,585)	$(7,238)	$3,259		$(25,564)

Net loss per common share, basic and diluted	$(2.20)

Basic and diluted net loss per share attributable to common stock subject to redemption		$(0.91)

Basic and diluted net loss per share attributable to common stock		$(0.91)

Weighted average number of common shares outstanding, basic and diluted					15,344,864
Net loss per common share, basic and diluted					$(1.67)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	(1) Spectaire (Historical)	(2) PCCT (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
General and administrative	$138	$3,794	$(120)	(BB)	$9,557
			1,444	(CC)
			187	(DD)
			1,914	(FF)
			2,200	(GG)
Depreciation expense	10	—	—		10
Research and development	968	—	—		968
Total operating expenses	1,116	$3,794	5,625		10,535

Loss from operations	(1,116)	(3,794)	(5,625)		(10,535)

Other income (expense)
Interest and dividend income on investment held in Trust Account	—	2,030	(2,030)	(AA)	—
Gain on extinguishment of debt	700	—	—		700
Interest expense	—	—	(8,450)	(EE)	(12,112)
			(3,662)	(HH)

Total other (expense) income, net	700	2,030	(14,142)		(11,412)

Loss before income tax	(416)	(1,764)	(19,767)		(21,947)
Income tax expense	—	—	—		—

Net loss	$(416)	$(1,764)	$(19,767)		$(21,947)

Net loss per common share, basic and diluted	$(0.06)

Basic and diluted net loss per share attributable to common stock subject to redemption		$(0.07)

Basic and diluted net loss per share attributable to common stock		$(0.07)

Weighted average number of common shares outstanding, basic and diluted					15,344,864
Net loss per common share, basic and diluted					$(1.43)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Spectaire was determined to be the accounting acquirer, primarily due to the fact that Spectaire stockholders continues to control NewCo. Under this method of accounting, although PCCT acquired all of the outstanding equity interests of Spectaire in the Business Combination, PCCT was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Spectaire issuing stock for the net assets of PCCT, accompanied by a recapitalization. The net assets of PCCT were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Spectaire.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

i.       PCCT’s unaudited balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Registration Statement/Prospectus; and

ii.      Spectaire’s unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Registration Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

i.       PCCT’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Registration Statement/Prospectus; and

ii.      Spectaire’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Registration Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

i.       PCCT’s audited statement of operations for the year ended December 31, 2022 and the related notes, included in the Registration Statement/Prospectus; and

ii.      Spectaire’s audited consolidated statement of operations for the year ended December 31, 2022 and the related notes, included in the Registration Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that PCCT believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of NewCo. They should be read in conjunction with the historical financial statements and notes thereto of PCCT and Spectaire.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the consolidated financial statements of NewCo. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of NewCo.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Spectaire has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Spectaire and PCCT have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had NewCo filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of NewCo as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that NewCo will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of Spectaire as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NewCo Common Stock outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(1)    Derived from the unaudited condensed consolidated financial statements of Spectaire as of and for the nine months ended September 30, 2023 and the audited statement of operations for the year ended December 31, 2022

(2)    Derived from the unaudited condensed financial statements of PCCT as of and for the nine months ended September 30, 2023 and the audited statement of operations for the year ended December 31, 2022

(A)    Reflects the conversion of PCCT Class A Ordinary Shares and PCCT Class B Ordinary Shares into NewCo Common Stock in connection with the Domestication.

(B)    Reflects the Extension payment into the Trust Account to extend the Combination Period, the interest income earned in the Trust Account, and the accretion of PCCT common stock subject to possible redemption subsequent to September 30, 2023.

(C)    Represents the redemption of 2,044,498 shares of PCCT common stock at a redemption price of $11.19 per share upon the Business Combination, net of the proceeds from Meteora and Polar’s combined purchases of 1,091,574 Recycled Shares and Polar Recycled Shares. Meteora purchased the Recycled Shares at an Initial Price of $11.19 per share, and Polar purchased the Polar Recycled Shares on the open market at a price no higher than the redemption price to be paid by PCCT in connection with the Business Combination, resulting in a redemption payment of $10.7 million from the Trust Account to PCCT Public Stockholders.

(D)    Reflects the combined issuance of 1,091,574 Recycled Shares to Meteora and Polar in separate transactions upon the Business Combination and transfer of the Prepayment Amount, Polar Prepayment Amount, and the Share Consideration Amount from the Trust Account. The Prepayment Amount equals to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price (the “Shortfall Amount”). The Polar Prepayment Amount equals the product of the number of Polar Recycled Shares and the Polar Initial Price, less an amount equal to 1% of the product of the number of Polar Recycled Shares and the Polar Initial Price (the “Polar Shortfall Amount”).

(E)    Reflects the capital contribution of $0.7 million from Polar prior to PCCT consummating the Business Combination that is contractually required to be repaid by Spectaire. As additional consideration, PCCT issued 585,000 shares of PCCT common stock to Polar upon the Business Combination, resulting in a recognition of financing charge of $3.7 million. The Company is further obligated to issue 85,874 shares of Common Stock to Polar pursuant to the Amended and Restated Polar Subscription Agreement.

(F)    Reflects the cancellation of 585,000 Founder Shares for no consideration upon the Business Combination.

(G)    Reflects the transfer of investments held in the Trust Account to cash after the repayment of $225,000 to Polar.

(H)    Reflects the accrual of $1.9 million of Business Combination related fees and expenses and the payment of $0.3 million of Business Combination related fees and expenses upon the Business Combination, including offering costs of $1.5 million, and the director and officer liability insurance of $0.7 million, which is recognized as a prepaid expense in the unaudited pro forma condensed combined balance sheet.

(I)     Reflects the conversion of the Spectaire Convertible Notes and the Spectaire Preferred Stock into the Spectaire Common Stock and the issuance of 8,466,873 shares of NewCo Common Stock to existing Spectaire stockholders, including the issuance of 50,000 PIPE Shares to the PIPE Investor.

(J)     Reflects the reclassification of 36,417 shares of PCCT common stock subject to possible redemption to permanent equity.

(K)    Reflects the recognition of stock-based compensation upon the Business Combination for the Founder Shares transferred from the Sponsor to directors on April 7, 2021.

(L)    Reflects the elimination of intercompany loan between PCCT and Spectaire.

(M)   Reflects the obligation to issue Spectaire Earnout Shares upon the occurrence of Earnout Triggering Events. PCCT has preliminarily determined that the Contingent Consideration for PCCT participating shareholders is not indexed to PCCT’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations.

The following table shows the pro forma earnings per share data upon NewCo meeting different Triggering Events for the nine months ended September 30, 2023:

	Triggering Event I	Triggering Event II	Triggering Event III
Number of Spectaire Earnout Shares outstanding	2,500,000	5,000,000	7,500,000
Weighted average shares outstanding of common stock	17,844,864	20,344,864	22,844,864
Net loss per common share, basic and diluted	$(1.43)	$(1.26)	$(1.12)

The following table shows the pro forma earnings per share data upon NewCo meeting different Triggering Events for the year ended December 31, 2022:

	Triggering Event I	Triggering Event II	Triggering Event III
Number of Spectaire Earnout Shares outstanding	2,500,000	5,000,000	7,500,000
Weighted average shares outstanding of common stock	17,844,864	20,344,864	22,844,864
Net loss per common share, basic and diluted	$(1.23)	$(1.08)	$(0.96)

(N)    Reflects the recognition of stock-based compensation upon the Business Combination for the Arosa Founder Units transferred to Spectaire employees and service advisors.

(O)    Reflects the additional accrual of Final Payment of the Arosa Bridge Loan upon the Business Combination.

(P)    Reflects the elimination of PCCT’s historical accumulated deficit after recording (1) the accretion as described under adjustment (B) above, (2) the payments of Shortfall Amount and Share Consideration Amount as described under adjustment (D) above, (3) the interest expense as described under adjustment (E) above, (4) the adjustment to PCCT accumulated deficit due to the Business Combination related fees and expenses as described under adjustment (H) above, and (5) the recognition of stock-based compensation as described under adjustment (K) above.

(Q)    Represents the proceeds from the additional advance of $0.7 million under the Arosa Loan Agreement along with the issuance of an additional warrant to purchase 2,194,453 shares of NewCo Common Stock upon the Closing of the Business Combination.

(R)    Reflects the reclassification of negative additional paid-in capital to accumulated deficit.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

(AA) Represents an adjustment to eliminate interest and dividend income on investments held in the Trust Account after giving effect to the Business Combination as of it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that will be ceased paying upon Closing of the Business Combination after giving effect to the Business Combination as of it had occurred on January 1, 2022.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry (H) above in the aggregate amount of $1.4 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.

(DD) Represents the recognition of stock-based compensation upon the Business Combination for the Founder Shares transferred from Sponsor to directors on April 7, 2021.

(EE)  Represents the recognition of the 20% on the Initial Principal as interest expense and the amortization of the debt discount as interest expense.

(FF)  Reflects the recognition of stock-based compensation upon the Business Combination for the Arosa Founder Units transferred to Spectaire employees and service advisors.

(GG) Represents payment of the Shortfall Amount, Polar Shortfall Amount and the Share Consideration Amount in connection with Meteora and Polar’s purchase of Recycled Shares and Polar Recycled Shares as noted in tickmark (D).

(HH) Represents the recognition of interest expense in connection with the issuance of 670,874 shares to Polar as additional consideration for capital contribution.

(II)    Represents an adjustment to eliminate interest expense after giving effect to the conversion of Spectaire convertible notes at the Business Combination as of it had occurred on January 1, 2022.

(JJ)   Represents an adjustment to eliminate interest expense on Arosa Bridge Loan after giving effect to the Closing of the Business Combination as if they had already been recorded during the year ended December 31, 2022.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by PCCT’s public stockholders of shares of PCCT Class A common stock for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Net loss	$(25,564)	$(21,947)
Weighted average shares outstanding of common stock(1)	15,344,864	15,344,864
Net loss per common share, basic and diluted	$(1.67)	$(1.43)

____________

(1)      For the purposes of calculating diluted earnings per share, all outstanding 260,000 NewCo RSUs, 7,240,000 NewCo Restricted Shares, 21,500,000 PCCT Warrants, 221,631 Working Capital Loan Warrants and Extension Warrants, and 4,394,996 Arosa Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 and 2022, our audited financial statements as of and for the years ended December 31, 2022 and 2021, and other information included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this report. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Spectaire,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination (as defined below), the business and operations of Spectaire Holdings Inc. (formerly Spectaire Inc.) and its consolidated subsidiaries (“Spectaire”), and (ii) prior to the Business Combination, Spectaire (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiary.

Company Overview

Spectaire is an industrial technology company whose core offering allows its customers to measure, manage, and potentially reduce carbon dioxide equivalent (CO2e) and other greenhouse gas emissions. Our core offering, AireCoreTM, is a fully integrated hardware, software, and data platform for logistics and supply chain players that uses mass spectrometry to directly measure their emissions. The research and development for AireCoreTM’s mass spectrometry technology began more than 15 years ago at MIT, led by our Chief Scientific Officer Dr. Brian Hemond and our co-founder Professor Ian Hunter. Our asset-light business model delivers a win-win-win for Spectaire, for our customers, and for the environment.

Companies are coming under increasing pressure from governments, customers, and the public to account for and reduce their emissions. We believe that, prior to our introduction of AireCoreTM, there was no practical way to directly measure real-time transportation emissions. Instead of directly measuring their emissions, our potential customers currently estimate their emissions using emissions estimation calculators for transport and logistics that estimate based on fuel consumption, mileage, and vehicle weight. These estimates cannot accommodate the minute-to-minute, mile-to-mile variations that often drive significant differences between these estimates and actual emissions. As a result, these estimates have come under criticism for being inaccurate, simplistic, and — until now — impossible to verify. A pilot study conducted with our anchor customer Mosolf found that their emissions estimate calculated using CSN EN 16258, a publicly available and widely used emissions estimation standard, overstated their actual emissions by approximately 60%.

Our AireCoreTM patented micro mass spectrometer (MMS) solves this problem. Unlike conventional mass spectrometers which typically have significant cost, size, power, and environmental requirements the AireCoreTM uses a proprietary miniaturized and ruggedized analyzer combined with solid state pump technology to address mobile operation in harsh environments.

AireCoreTM is cloud-connected through mobile phone networks, enabling a continuous feed of emissions data. AireCoreTM core software can also be upgraded over-the-air (OTA) smartphone-style, enabling continuous roll-out of features and improvements.

AireCoreTM is protected by a robust patent portfolio and a lengthy research and development timeline, with significant time and resources invested by MIT in developing technology that is not reflected in our historical financial statements. MIT has granted us an exclusive license for all of the intellectual property owned by MIT that underlies the AireCoreTM and is a minority shareholder in Spectaire.

Companies face a “technology gap” between emissions requirements and access to emissions management capabilities, creating a no-win scenario. We believe that AireCoreTM is the world’s first and only device able to address this technology gap by delivering real-time, accurate, and verifiable emissions measurements, and through its flagship AireCoreTM product, we provide a fully integrated hardware, software, and data solution for logistics and supply chain players to directly measure their emissions.

Growth Strategy and Outlook

We estimate a market opportunity exceeding $95 billion, derived bottom-up from logistics provider fleet sizes in the United States and Europe, and explicitly excluding several major sources of potential revenues. We believe our market is growing, and that it is well-positioned at the center of three converging forces: the evolution of the regulatory environment, changes in customer expectations, and the growth and development of carbon credit markets.

We estimate our total addressable market exceeds $95 billion.1 This figure is derived by multiplying heavy-duty truck fleet size in the United States and Europe against its unit economics.

We believe this estimate is conservative, as it excludes potential revenues from:

•        Fleets outside of the United States and Europe;

•        Applications other than logistics and transportation as the AireCoreTM product can measure the emissions from a wide range of combustion and industrial processes; and

•        Carbon credit markets, which are estimated at over $170 billion as of 2021.

Emissions are Rising Rapidly

Global CO2e emissions have risen rapidly to all-time highs and are continuing to accelerate. The National Aeronautics and Space Administration (NASA) estimates that global atmospheric CO2e levels reached 419.7 parts per million, a 10.2% increase from 2005 levels. Meanwhile, the US Energy Information Administration (EIA) estimates that 35.3 billion metric tons of CO2e was emitted in 2020 alone, roughly equivalent to the weight of 570 billion people or more than 70 times the current global population. The trajectory of emissions increases is accelerating.

We expect further growth and convergence of carbon pricing legislation and regulation in the years ahead and believe a trend of “carbon pricing without borders” will continue to accelerate, as emissions are not constrained by national or subnational borders. Emissions trading schemes are already “linking” their markets to encourage greater trading activity and liquidity, such as in the case of the Switzerland-EU ETS link, and the Regional Greenhouse Gas Initiative (RGGI), a consortium of 12 US states. We believe the growth of these trends will strengthen demand for its products and services. Both ETS and carbon taxes require accurate and continuous measurement, which is currently not possible without expensive and impractical equipment, and which can only work in lab settings, thus creating a “technology gap” between legal requirements and the capability to fulfill them. Our AireCoreTM MMS closes this “technology gap” and is key to the successful shift of manufacturer-directed emissions limits to user-directed emissions limits.

Changes in Customer Expectations

In line with government action, companies have become increasingly conscious of their environment footprint as a result of expectations placed upon them by their customers, investors, and other stakeholders. We believe our products and services actively help our customers manage their sustainability profiles and derive real commercial and operational benefits from doing so.

We believe companies with significant carbon footprints (both direct and indirect) are developing strategies to adapt their business models in response to customer and investor demands.

____________

1        TAM analysis excludes carbon credit TAM; Carbon credit market TAM is ~$170B (Source: Global Financial Markets Association).

First, they are adopting a common language to provide transparency on their environmental footprint. The Greenhouse Gas Protocol Corporate Standard (GHG Protocol) and the Carbon Disclosure Project (CDP) are non-profit initiatives with significant participation. Over 18,700 companies representing more than half of global market capitalization participated in CDP’s annual disclosure programs, and 90% of Fortune 500 companies participating in CDP used GHG Protocol as the mechanism to frame their disclosures.

Second, they are adopting a common framework to guide their aspirations. The Science Based Targets Initiative (SBTi), a partnership between CDP, the United Stations, the World Resources Institute (WRI), and the World Wide Fund for Nature (WWF), is used by over 4,000 companies to reduce emissions in line with the Paris Agreement goals — limiting global warming to 1.5 °C above pre-industrial levels. SBTi targets are emissions reduction targets typically with a 5-15 year range from the date of submission, and can include net-zero targets.

Third, they are expanding their scope of responsibility. The GHG Protocol defines emissions as Scope 1 (direct emissions from owned or controlled sources, such as a factory’s direct emissions), Scope 2 (indirect emissions from the generation of purchased energy, such as the power plant providing electricity for the factory), and Scope 3 (all other emissions not included in Scope 1 or Scope 2, both upstream and downstream, such as truck emissions from a supplier providing raw materials to the factory). For many companies, Scope 3 emissions make up a significant, if not a majority of their emissions, which they now seek to control and influence by exerting pressure upstream and downstream on their value chain.

Companies that make such commitments require suppliers to report on their emissions and potentially purchase carbon credits or offsets as a cost of doing business. For these upstream suppliers (our direct customers), the ability to measure emissions directly enables them to comply with their customer mandates.

Growth and Development of Carbon Credit Markets

Specific types of carbon credits are typically grouped into three categories: carbon avoidance (preventing carbon from entering the atmosphere, for example, building a wind farm in lieu of a natural gas plant), carbon reduction (reducing carbon already entering the atmosphere, for example, an efficiency upgrade to an emissions source), and carbon removal (removing carbon from the atmosphere, for example, carbon sequestration projects). Carbon credits are typically certified by a verification body such as Gold Standard, Verra, American Carbon Registry, and Climate Action Reserve. The certification process is rigorous and typically specific to a methodology of measurement, the emitting activity, and sometimes the site of emissions. Market pricing of carbon credits takes these differential factors into account.

Carbon markets are split between Compliance Carbon Markets (CCMs) and Voluntary Carbon Markets (VCMs). CCMs, as their name implies, exist where carbon limits are set by governmental authorities, such as the European Union or the State of California. VCMs allow emitters outside of CCMs to voluntarily offset their carbon emissions. CCMs are generally more mature and liquid than VCMs, given the regulatory aspect of participation. Carbon credits traded in VCMs and CCMs are generally not fungible, and thus give rise to significant pricing differentials. For example, in 2022, carbon credits in the EU CCM traded at €70–€100 per MTCO2e, while carbon credits in VCMs traded at $2–$10 per MTCO2e.

Carbon markets are growing and scaling significantly. Research from the Global Financial Markets Association (GFMA) released in 2021 estimated the size of CCMs to be $170 billion, with a need to scale up to $1 trillion or more by 2030 to achieve Paris Agreement goals. Research by McKinsey & Company conducted in partnership with the Institute of International Finance estimate VCMs as much more nascent at $300 million, but forecast that the market could increase to a value of $50 billion or more by 2030.

The growth and development of carbon markets creates upside potential for Spectaire. While the business model is not dependent on carbon credits, our technologies allow companies to reduce the volume of emissions through efficiency improvements. Spectaire is prepared to participate in both CCMs and VCMs, and is in the certification process with both Gold Standard and Verra.

Spectaire’s Business Model

Our business model is based on asset-light production and delivers a win-win-win for Spectaire from high-margin revenue streams, for our customers who realize lower costs and new revenues, and for the environment from better outcomes and more effective public policy.

A Win for Spectaire: Three High-Margin Revenue Streams

We can achieve three high-margin revenue streams through its AireCoreTM MMS product line.

•        Product sales.    We intend to sell the AireCoreTM MMS directly to customers at a price of $2,000 per unit. We project an approximately 30% gross margin on a unit basis for product sales. We derive this gross margin estimate from current bill-of-materials and labor cost on a unit basis.

•        Data subscription and services.    The AireCoreTM MMS requires an annual data subscription to operate, at $1,000 per unit per year. The data subscription grants access to applications, reporting capabilities, and secure cloud connectivity. We project an approximately 65% gross margin on data subscriptions. We derive this gross margin estimate from current estimated cost of technology infrastructure necessary to service our installed base based on our customer pipeline.

•        Carbon credits.    We will receive a 50% share of carbon credits. Carbon credits pricing will vary depending on their market, certification, and quality, but offer a 100% gross margin. We believe that carbon credits require negligible or no directly attributable cost of goods sold.

A Win for Customers: Lower Costs and New Revenues

Our customers realize immediate and long-term benefits by deploying the AireCoreTM MMS product at scale.

•        Reduced compliance costs.    Proving lower emissions for customer fleets results in reduced costs to purchase carbon credit offsets and carbon taxes. In a pilot study conducted with an anchor customer, we found that calculated estimates overstated emissions by approximately 60% versus what was measured by AireCoreTM.

•        Increased competitiveness.    Customers that use and properly maintain modern fleets will be able to prove lower carbon footprints which will make those fleets more competitive, leading to increased business and potentially increased haulage rates.

•        Access to new revenues.    Customers will receive a 50% share of carbon credits, which they are able to sell into markets for incremental revenues.

A Win for the Environment: Better Outcomes and More Effective Public Policy

Our technologies provide significant direct and indirect benefits for the environment far into the future.

•        Lower emissions.    Increasing usage of our AireCoreTM MMS enables companies to better control their emissions, supporting their emissions reductions and net zero commitments.

•        Geolocated emissions databank.    Over time, we will use our data to create a proprietary geolocated emissions databank. Customers will be able to design their routes according to this databank, achieving cleaner and more efficient operations.

•        Improved effectiveness of public policy.    Emissions legislation, regulation, and commitments are impractical to enforce today because companies experience a technology gap with no way to accurately measure their emissions in real-time. We fill this technology gap by providing the vital missing piece for companies to deliver on their commitments.

Prospects for Future Growth

We plan to grow and scale our business significantly through a “land and expand” strategy, serving customers who are upstream suppliers of large emitters focused on their Scope 3 emissions.

Our Go-To-Market Approach

We focus on customers in the logistics industry who have made public commitments to reducing emissions, who have invested in technology that helps lower their carbon footprint, and who appreciate AireCoreTM’s easy-to-understand value proposition to accurately quantify those reductions.

We believe that awareness of this problem — unreliable emissions calculations — spans many industries, and that we face no meaningful direct competition in this space. We believe a growing number of customers publishing accurate emission reduction figures supported by Spectaire will increase visibility among partners, suppliers, and vendors across an inherently interconnected industry. Our sales approach is tailored specifically to senior executives, who know the value of not only reducing emissions but also having reliable measurements and reports from outside sources for increased risk mitigation. We believe these network effects will support its “land and expand” go-to-market strategy.

Pilot Programs

Our customer engagement model is designed for modern, globalized operations. By focusing our initial pilots on companies that are already well-known to the Spectaire management team and board, we can achieve a significant and positive impact for our customers in managing efficient logistics solutions even without a physical presence in each territory.

We are currently preparing and deploying a robust set of pilot deployments with five customers — Borghi, Fonterra, Fortigo, Mosolf, and American Ag Energy — representing a potential fleet size of over 12,000 assets.

Customer Pipeline

We have a robust customer pipeline with line of sight to over 300,000 unit sales. We categorize our pipeline in four buckets.

•        Pilot customers (as described above) represent 12,000 potential units across five customers. Initial units of our pilots have been completed and are ready for delivery.

•        Tier 1 customer pipeline represents a highly strategic customer base with large fleet sizes, representing a total fleet size of over 125,000 units. Tier 1 customers are ready for demos and installation.

•        Tier 2 customer pipeline represents a strategically significant customer base of nearly 40,000 units, but with smaller fleet sizes versus the Tier 1 pipeline. Tier 2 customers are ready for demos and installation.

•        Tier 3 customer pipeline represents longer-term customers due to fleet size and strategic priorities, which account for nearly 150,000 units. Tier 3 customers have indicated readiness for demos.

Our customer pipeline is designed to meet its near-to-medium-term sales targets. Our pipeline includes customers across four continents and multiple logistics sectors, who in turn cater to private and public entities, all seeking measured emissions reductions. We believe the trend of increasingly stringent global regulations aimed at reducing emissions will continue, and result in increasing demand for the cutting-edge solutions we provide with AireCoreTM. As such, we are confident in the continued growth and conversion of its customer pipeline.

Asset-Light Manufacturing Model

Our current manufacturing facility in Watertown, Massachusetts is of sufficient scale to supply the pilot units and smaller production volumes. We employ a lean manufacturing approach which minimizes engineering investment, while meeting precise technological requirements and encouraging continuous improvement.

We are currently working with multiple providers of contract manufacturing to develop agreements that will allow us to significantly increase production capacity and accommodate the growth in demand for AireCoreTM units. We believe these agreements will allow us to outsource machining, fabrication, and assembly, while realizing improved input cost pricing and gross margins by procuring raw materials at scale.

Our asset-light manufacturing model will pair extensive in-house R&D and limited in-house production with a scaled-up network of contract manufacturers. AireCoreTM is well-suited for contract manufacturing, as the hardware platform is designed to maximize optionality and minimize customization, while the software platform is cloud-connected and relies on smartphone-style over-the-air (OTA) upgrades to continuously roll out new features and improvements. We believe this business model provides a flexible and highly variable cost structure and limits fixed capital expenditures. We believe this business model will allow us to continue innovating while rapidly shortening the time-to-market.

Margin Profile Evolution

We believe we will benefit from unique characteristics in its business model, such that its margin profile will structurally improve over time. Our revenue mix will shift between its three revenue streams over time, which will include unit sales (approximately 30% gross margin), data subscriptions and services (approximately 65% gross margin), and carbon credits (100% gross margin).

Our revenues will initially be weighted towards unit sales. Over time, as the AireCoreTM MMS installed base grows and scales, we will be able to realize an increasing share of revenues from its data subscriptions (at a higher margin versus unit sales). Subsequently, we expect that it will begin deriving significant revenues from carbon credits. As the installed base grows, the center of gravity for revenue sources is expected to shift to progressively higher-margin revenue streams, which we believe will allow it to grow and increase its profitability over the long term.

Recent Developments

Business Combination

Spectaire entered into the Merger Agreement with PCCT on January 16, 2023. Pursuant to the Merger Agreement, and assuming a favorable vote of PCCT’s stockholders and the satisfaction or waiver of certain other customary closing conditions described in this Form 8K/A, Merger Sub, a newly formed subsidiary of PCCT, will be merged with and into Spectaire.

On October 19, 2023, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New Spectaire (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 16, 2023, the Company effected a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under the General Corporation Law of the State of Delaware (the “DGCL”), as amended, pursuant to which the Company’s jurisdiction of incorporation changed from the Cayman Islands to the State of Delaware (the “Domestication”). In connection with the Domestication, (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”), (ii) each issued and outstanding warrant to purchase one Class A Ordinary Share (“Cayman Warrant”) converted automatically into a warrant to acquire one share of Common Stock (“Warrant”) pursuant to the Warrant Agreement, dated as of October 27, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and (iii) each issued and outstanding unit of the Company, consisting of one Class A Ordinary Share and one-half of one Cayman Warrant, was cancelled and entitled the holder thereof to one share of Company Common Stock and one-half of one Warrant.

On October 11, 2023, the Company entered into a private placement subscription agreement (the “PIPE Subscription Agreement”) with an investor (the “PIPE Investor”), pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock (the “PIPE Shares”), with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000 (the “PIPE Investment”). Pursuant to the PIPE Subscription Agreement, within two years following the Closing, the PIPE Investor will purchase additional PIPE Shares in one or multiple subsequent closings for a purchase price per share of $10.00 (subject to as described in the PIPE Subscription Agreement) for an aggregate purchase price of $3,000,000 (the “Additional Investments”).

The purchase and sale of the PIPE Shares in the Additional Investments is conditioned upon typical conditions for transactions of this type. The PIPE Shares issued and sold in the PIPE Investment and to be issued and sold in the Additional Investments pursuant to the PIPE Subscription Agreement have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) and have been and will be issued in reliance on the availability of an exemption from such registration.

The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, PCCT was treated as the acquired company and Spectaire was determined to be the acquirer for financial statement reporting purposes.

As a result of the Business Combination, each share of Spectaire’s preferred stock and common stock was converted into the right to receive approximately 0.43 shares of Common Stock. After the Close of the Business Combination, there were 15,344,864 shares of Common Stock issued and outstanding.

The Common Stock and Warrants commenced trading on the Nasdaq Stock Market (“Nasdaq”) under the symbols “SPEC” and “SPECW,” respectively, on October 20, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

Acquisition of MicroMS

On December 13, 2022, Spectaire engaged in a group corporate reorganization in which the owners of MicroMS contributed their equity interests in MicroMS to Spectaire in exchange for equity in Spectaire. As part of this reorganization (the “MicroMS Merger”), the ownership of MicroMS was transferred to Spectaire. From September 2022 to December 13, 2022, Spectaire had limited pre-combination activities and was formed specifically to acquire MicroMS. All mergers or business combinations require the identification of the acquiring entity, which is the entity that obtains control of the acquiree. A merger or business combination may be consummated by forming a new entity that has no significant pre-combination activities other than to issue shares to the shareholders of the combining companies. In such situations, regardless of the number of entities involved in the merger, Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) precludes the new entity from being identified as the acquirer. Based on this guidance, management has determined that since Spectaire was newly-formed for the sole purpose of acquiring MicroMS and had limited activity prior to the MicroMS Merger, Spectaire is considered a new entity that lacks substance in the context of ASC 805 and therefore could not be the accounting acquirer. As MicroMS was acquired through an exchange of equity interests, further analysis was needed to determine the accounting acquirer. The Company determined that MicroMS was the accounting acquirer, as MicroMS has a clear business purpose and operating assets including a license agreement to generate revenue streams and has invested resources in developing its technology, Spectaire has no operations, MicroMS is significantly larger than Spectaire, the board composition and management is mixed between former MicroMS and Spectaire executives so these factors were considered neutral, and there was no other shareholder or group of shareholders that had substantive kick-out or participating rights. As such, the MicroMS Merger was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“US GAAP”). Under this method of accounting, Spectaire, who is the legal acquirer, is treated as the “acquired” company for accounting purposes and MicroMS is treated as the accounting acquirer whereby the historical financial statements of MicroMS became the historical financial statements of Spectaire upon the closing of the MicroMS Merger. Accordingly, the MicroMS Merger was treated as the equivalent of MicroMS issuing shares at the closing of the MicroMS Merger for the net assets of Spectaire as of the closing date, accompanied by a recapitalization. The net assets of Spectaire were stated at historical cost, with no goodwill or other intangible assets recorded.

Key Financial Definitions/Components of Results

Revenue

Spectaire will earn revenue based on three high-margin revenue streams through its AireCoreTM MMS product line.

•        Product Sales.    Spectaire intends to sell the AireCoreTM MMS directly to customers at a price of $2,000 per unit. Spectaire projects an approximately 30% gross margin on a unit basis for product sales.

•        Data Subscription and Services.    The AireCoreTM MMS requires an annual data subscription to operate, at $1,000 per unit per year. The data subscription grants access to applications, reporting capabilities, and secure cloud connectivity. Spectaire projects an approximately 65% gross margin on data subscriptions.

•        Carbon Credits.    Spectaire will receive a 50% share of carbon credits. Carbon credits pricing will vary depending on their market, certification and quality, but offer a 100% gross margin.

Operating Expenses

Selling, general and administrative expense

Selling, general and administrative expense consists primarily of personnel-related expenses for our executives. These expenses also include non-personnel costs, such as rent, legal, audit and accounting services, share-based compensation expense and other professional fees.

Depreciation expense

Depreciation expense consists of depreciation of Spectaire’s lab equipment.

Research and development expense

Research and development expense includes internal personnel and third party consulting costs related to preliminary research and development of Spectaire’s products and platforms and share-based compensation expense.

The following table sets forth our condensed consolidated statement of operations for the three and nine months ended September 30, 2023 and 2022, and the dollar and percentage change between the two periods:

	Three months ended September 30,				Nine months ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenue	—	—	—		—	—	—
Costs and expenses:
General and administrative	2,200,885	60,528	2,140,357	3,536%	7,985,445	78,654	7,906,791	10,053%
Depreciation Expense	4,289	2,661	1,628	61%	11,020	7,694	3,326	43%
Research and development	740,040	211,997	528,043	249%	1,985,590	550,975	1,434,615	260%
Sales and Marketing	103,134	—	103,134	NM *	329,134	—	329,134	NM *
Total costs and expenses	3,048,348	275,186	2,773,162	1,008%	10,311,189	637,323	9,673,866	1,518%
Operating loss	(3,048,348)	(275,186)	(2,773,162)	1,008%	(10,311,189)	(637,323)	(9,673,866)	1,518%
Other income (expense):
Interest income	—	3	(3)	(100)%	—	23	(23)	(100)%
Interest income on marketable securities	15,503	—	15,503	NM *	43,187	—	43,187	NM*
Interest Expense	(1,987,482)	—	(1,987,482)	NM *	(4,007,386)	—	(4,007,386)	NM*
Loss on initial issuance of warrants	—	—	—	—	(7,309,584)	—	(7,309,584)	NM*
Gain on extinguishment of debt	—	700,000	(700,000)	(100)%	—	700,000	(700,000)	(100)%
Loss before income taxes	(5,020,327)	424,817	(5,445,144)	(1,282)%	(21,584,972)	62,700	(21,647,672)	NM *
Income tax expense	—	—	—	—	—	—	—	—
Net (loss) income	(5,020,327)	424,817	(5,445,144)	(1,282)%	(21,584,972)	(62,700)	(21,647,672)	NM *

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NM* — Percentage change not meaningful

General and administrative expenses

General and administrative expenses increased by $2,140,357 or 3,536%, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily related to share-based compensation expense ($1,357,040), audit and accounting fees ($308,462) and legal expenses ($205,797).

General and administrative expenses increased by $7,906,791 or 10,053%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily related to share-based compensation expense ($4,071,143), audit and accounting fees ($899,200), legal expenses ($1,078,664) and bonus expense ($1,085,000). Increases related to bonus and other Business Combination expenses are non-recurring one-time costs. Spectaire expects that its general and administrative expense will increase in future periods commensurate with the expected growth of its business and increased expenditures associated with its status as an exchange listed public company.

Depreciation expense

Depreciation expense increased by $1,628 or 61% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily related to depreciation on Spectaire’s lab equipment.

Depreciation expense increased by $3,326 or 43% for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily related to depreciation on Spectaire’s lab equipment.

Research and development

Research and development increased by $528,043 or 249%, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily related to an increase in personnel costs as Spectaire continues to develop its products and technology.

Research and development increased by $1,434,615 or 260%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily related to an increase in personnel costs as Spectaire continues to develop its products and technology. Spectaire expects that its research and development will increase in future periods commensurate with the expected growth of its business.

Sales and marketing

Sales and marketing increased by $103,134, for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily related to an increase in personnel costs as Spectaire continues to develop its products and technology.

Sales and marketing increased by $329,134, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, primarily related to an increase in personnel costs as Spectaire continues to develop its products and technology. Spectaire expects that its sales and marketing will increase in future periods commensurate with the expected growth of its business.

Interest Expense

For the three months ended September 30, 2023, Spectaire incurred $1,987,482 of interest expense primarily related to the Arosa loan ($324,000) and the Arosa warrants ($1,625,000), as defined below.

For the nine months ended September 30, 2023, Spectaire incurred $4,007,386 of interest expense primarily related to the Arosa loan ($666,027), convertible debt ($91,215) and the Arosa warrants ($3,250,000), as defined below.

Gain on extinguishment of debt

During the year ended December 31, 2022, Spectaire recognized a gain on the extinguishment of debt of $700,000. During 2021 and 2022, a lender loaned money to MicroMS with the intention of becoming a shareholder once an initial capital commitment was met. This capital commitment was never met as the lender ran into liquidity issues. In September 2022, Spectaire and the lender entered into a termination and mutual release agreement which terminated any obligations of Spectaire for repayment. As such the total amount owed, $700,000, was recognized into income as an extinguishment of debt for the year ended December 31, 2022.

Loss on initial issuance of warrants

During the nine months ended September 30, 2023, Spectaire recorded $7,309,584 of loss related to the initial issuance of the Arosa warrants, as defined below.

Net loss

The net loss was $5,020,327 for the three months ended September 30, 2023 compared to the net income of $424,817 for the three months ended September 30, 2022. The change primarily relates to an increase in operating expenses, as discussed above.

The net loss was $21,584,972 for the nine months ended September 30, 2023 compared to the net income of $62,700 for the nine months ended September 30, 2022. The change primarily relates to an increase in operating expenses, as discussed above.

Liquidity and capital resources

Historically, Spectaire’s primary sources of liquidity have been cash flows from contributions from founders or other investors. Spectaire reported operating losses for the nine months ended September 30, 2023 and profit for the nine months ended September 30, 2022. The Company reported negative cash flows from operations of $5,506,208 and $568,744 for the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023, Spectaire had an aggregate cash balance of $105,905 and a net working capital deficit of $3,751,968. Spectaire reported operating losses for the years ended December 31, 2022 and 2021 and negative cash flows from operations of $365,813 for the year ended December 31, 2022. As of December 31, 2022, Spectaire had an aggregate cash balance of $18,886 and a net working capital deficit of $386,812.

As of December 31, 2023, the Company had approximately $0.3 million in cash and cash equivalents. The Company will utilize its existing cash balance and the proceeds, if any, from the exercise of the Warrants for its near-term liquidity and operating needs. However, in order to fund planned operations while meeting obligations as they come due, the Company will need to secure additional capital. The Company’s future capital requirements will depend on many factors, including its revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, Spectaire will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through additional debt or equity financing transactions, including the sale of shares of Common Stock to the ELOC Purchaser pursuant to the Common Stock Purchase Agreement, subject to the terms and conditions therein. Although the Common Stock Purchase Agreement provides that the Company may, in its sole discretion, from time to time during the term of the Common Stock Purchase Agreement, and on the terms and subject to the conditions set forth therein, direct the ELOC Purchaser to purchase shares of Common Stock from the Company in one or more purchases under the Common Stock Purchase Agreement for a maximum aggregate purchase price of up to $20.0 million, the Company may not issue or sell any shares of Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. Under the applicable Nasdaq rules, in no event may the Company issue to the ELOC Purchaser under the ELOC Purchase Agreement more than the Exchange Cap, equal to 3,067,438 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $2.23 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. The ELOC Purchase Agreement also prohibits the Company from directing the ELOC Purchaser to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the ELOC Purchaser (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding Common Stock. Our inability to access a part or all of the amount available under the White Lion Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

We will receive up to approximately $247.8 million from the exercise of the Warrants and the Arosa Warrant, assuming the exercise in full of all of the Warrants and the Arosa Warrant for cash, but not from the sale of the shares of Common Stock issuable upon such exercise by the holders thereof. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. The Arosa Warrant entitles the holder thereof to purchase up to 2,194,453 shares of Common Stock at an exercise price of $0.01 per share. On February 9, 2024, the closing price for our Common Stock was $1.72. If the price of our Common Stock remains below $11.50 per share, we believe our warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

While the Company will continue to evaluate potential sources of funding, the Company may not be able to raise additional capital on terms acceptable to it or at all. If the Company is unable to raise additional capital when desired, the Company may be required to modify, delay, or abandon some of its planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on the Company’s business, operating results, financial condition, and ability to achieve its intended business objectives.

Certain securityholders can sell, under the prospectus included in a registration statement that we have filed with the SEC, up to (a) 24,469,671 shares of Common Stock constituting approximately 61.9% of our issued and outstanding shares of Common Stock and approximately 70.4% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants) and (b) 10,050,000 Warrants constituting approximately 46.6% of our issued and outstanding Warrants. Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by such securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. The Sponsor beneficially owned (assuming exercise in full of its Warrants) approximately 62.2% of the number of shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Class A Ordinary Shares as described above and the consummation of the PIPE Investment, which shares of Common Stock are registered for resale pursuant to such prospectus. The Sponsor will be able to sell all such registered shares (subject to contractual lockups) for so long as the registration statement of which such prospectus forms a part is available for use. See “Beneficial Ownership” for additional details on the Sponsor’s beneficial ownership. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern.

Note Receivable — Related Party

On March 31, 2023, the Company entered into a promissory note (the “Note) with Perception Capital Corp. II. (the “Maker”) which the Company will advance to the Maker a sum of $500,000. On August 17, 2023, the Note was amended to $778,000 effective June 16, 2023. On September 6, 2023, the Note was further amended to $818,000. The Note does not bear interest and is payable on the date of the termination of the merger agreement or at any time at the election of the Maker. On April 3, 2023, and April 18, 2023, the Maker drew down $200,000 and $300,000 on this note respectively. On June 16, 2023, and June 30, 2023, the Maker drew down an additional $110,000 and $84,000 on this note respectively. On August 1, 2023 and September 5, 2023, the Maker drew a further $84,000 and $40,000 respectively. At September 30, 2023, $818,000 is recorded as an asset on the condensed consolidated balance sheet under this agreement. Upon the consummation of the Business Combination on October 19, 2023, Perception Capital Corp. II. repaid a total of $125,000 of this Note and was released from all other obligations under this Note and the Note was cancelled, as it was effectively assumed by Spectaire in the Business Combination.

Loan Payable

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5,000,000 in cash of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, Federal Savings Bank (“FSB’), and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Spectaire will distribute the Arosa Founder Units to Spectaire’s shareholders (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow

Funds from the Arosa Escrow Account is subject to the satisfaction or waiver of customary conditions, including certification that all representations and warranties contained in the Loan Agreement and related documents are true and correct in all material respects. These funds were released from escrow on April 17, 2023.

The Arosa Loan will mature on March 27, 2024 (the “Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

The Company may prepay all, but not less than all, of the outstanding balance of the Arosa Loan at any time upon three days’ prior written notice to Arosa. Spectaire will be required to repay the outstanding principal amount of the Arosa Loan, plus the Final Payment Amount and all other sums, if any, that have become due and payable under the Loan Agreement, upon the occurrence of an event of default under the Loan Agreement, the closing of the Business Combination or the occurrence of a Change of Control (as defined in the Loan Agreement). In addition, upon the receipt by Spectaire or any of its subsidiaries of proceeds from an asset sale, Spectaire will be required to repay all or a portion of the outstanding principal amount of the Arosa Loan equal to the amount of the proceeds received from such asset sale.

Pursuant to the Loan Agreement, Spectaire will pay to Arosa all expenses incurred by Arosa through and after March 31, 2023 relating to the Arosa Loan, provided that Spectaire will not be required to pay any fees of counsel to Arosa incurred on or prior to March 27, 2023 in excess of $200,000. As of September 30, 2023, $119,576 was expensed for counsel fees under the Loan Agreement of which $69,576 is included in accounts payable and accrued expenses on the condensed consolidated balance sheet.

While the Arosa Loan remains outstanding, Arosa will, subject to certain limitations, have the right to participate in any capital raise by Spectaire or any of its subsidiaries consummated on or prior to the Maturity Date.

The Loan Agreement includes customary representations, warranties and covenants of the parties for loans of this type. The Loan Agreement also contains customary events of default, including, among others, non-payment of principal or interest by Spectaire, violations of covenants by Spectaire, Spectaire’s insolvency, material judgments against Spectaire, the occurrence of any material adverse change with respect to Spectaire, breaches by any party to that certain Exclusive Patent License Agreement, dated as of September 1, 2018, by and between Spectaire and Massachusetts Institute of Technology or the failure of Spectaire to issue the Arosa Warrants.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Merger, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Merger, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis. On May 2, 2023, the Company issued Arosa a warrant to purchase 2,200,543 shares of common stock. As a result of the issuance of the warrant, which met the criteria for equity classification under applicable US GAAP, the Company recorded additional paid-in capital in the amount of $13.8 million which was the fair value of the warrants on the issuance date. As a result, the Company recognized a loss on initial issuance of warrants of $7.3 million.

On October 13, 2023, The Company requested an additional advance in the aggregate principal amount of $650,000 (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6,500,000 advanced by the Lender to the Borrower on or around March 31, 2023 constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7,150,000, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance.

Debt Financings

In October, November, and December 2022, Spectaire entered into three convertible notes with shareholders to which the shareholders agreed to loan to Spectaire, in the aggregate, $437,499. In January 2023, Spectaire entered into four additional convertible notes for a face value of $500,000, $369,980, $100,000, and $50,000. In February 2023, Spectaire entered into two additional convertible notes for a face value $500,000 and $75,000. In April 2023, Spectaire entered into an additional convertible notes with a face value of $225,000. In August 2023, Spectaire entered into two additional convertible note for a face value $100,000 (All notes collectively the “Convertible Promissory Notes”).

The Convertible Promissory Notes bear interest at a rate of 6% per annum and subject to the conversion provisions, all principal and interest shall be due and payable on May 8, 2024. Effective upon the closing of a Qualified Financing (as defined below), all of the outstanding principal and interest under the Convertible Promissory Notes will automatically be converted into shares of the same class and series of capital stock of Spectaire issued to other investors in the Qualified Financing (the “Qualified Financing Securities”) at a conversion price equal to the lower of (i) the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing and (ii) the price per share that would have been paid by the investors in the Qualified Financing had the pre-money valuation of Spectaire been $17,900,000 (the “Valuation Cap”) (it being understood that, for purposes of clause (ii), the total number of securities of Spectaire outstanding shall be deemed to include all securities issuable upon the exercise or conversion of Spectaire Options or warrants then outstanding (including any securities reserved and available for future issuance under any equity incentive plan of Spectaire), but shall exclude any securities issuable upon conversion or cancellation of the Convertible Promissory Notes and any other indebtedness of Spectaire or similar instruments), in each case with any resulting fraction of a share rounded down to the nearest whole share. “Qualified Financing” means the first issuance or series of related issuances of capital stock by Spectaire after the date of the Convertible Promissory Note, with immediately available gross proceeds to Spectaire (excluding proceeds from this and any other indebtedness of Spectaire or similar instruments that convert into equity in such financing) of at least $2,500,000. Spectaire shall notify the holder in writing of the anticipated occurrence of a Qualified Financing at least five days prior to the closing date of the Qualified Financing. Each holder has agreed to execute and become party to all agreements that Spectaire reasonably requests in connection with such Qualified Financing.

Upon the closing of the Business Combination on October 19, 2023, all of the outstanding principal and interest under the Convertible Promissory Notes automatically converted into shares of the same class and series of capital stock of the Company at a conversion price of $1. A total of $3,320,084 was converted into 3,320,084 Class A shares.

Equity Financings

In October, November, and December 2022, prior to the merger with MicroMS, Spectaire raised approximately $455,000 from a Series Seed Preferred Stock.

Cash flows for the nine months ended September 2023 and 2022.

The following table summarizes Spectaire’s cash flows from operating, investing and financing activities for the nine months ended September 30, 2023 and 2022:

	For the nine months ended September 30,
	2023	2022
Net cash used in operating activities	$(5,506,208)	$(568,744)
Net cash provided by (used in) investing activities	$(508,753)	$(7,874)
Net cash provided by financing activities	$6,101,980	$459,980

Cash flows from operating activities

Net cash used in operating activities for the nine months ended September 30, 2023 was $(5,506,208), primarily related to Spectaire’s net loss for the period partially offset by Spectaire’s non-cash items such as share-based compensation, loss on initial issuance of warrants and non-cash interest expense as well as an increase in accounts payables.

Net cash used in operating activities for the nine months ended September 30, 2022 was $(568,744), primarily related to the gain on extinguishment of debt during the nine months period.

Cash flows from investing activities

Net cash used in investing activities during the nine months ended September 30, 2023 was $(508,753), driven by the purchases of marketable securities.

Net cash used in investing activities during the nine months ended September 30, 2022 was $(7,874), driven by the purchases of lab equipment.

Cash flows from financing activities

Net cash provided by financing activities during the nine months ended September 30, 2023 was $6,101,980, consisting of the proceeds received from the issuance of the Convertible Promissory Notes and entering into the Arosa Loan Agreement partially offset by disbursement from the issuance of note receivable.

Net cash provided by financing activities during the nine months ended September 30, 2022 was $459,980, consisting of the proceeds from the issuance of a note payable and advance from related party.

Contractual Obligations and Commitments

AirCore Mass Spectrometer Program

On June 30, 2023, the Company entered into an agreement with a Contract Manufacturer in which the vendor will support the Company with a co-build of 5 AireCore Mass Spectrometers at the Company’s facilities followed by documentation and assembly of 50 AireCore Mass Spectrometers at the vendor’s facility. The co-build, documentation and assembly is estimated to cost $276,834.

Off balance sheet arrangements

As of the date of this Form 8K/A, Spectaire does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with Spectaire is a party, under which it has any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Currently Spectaire does not engage in off-balance sheet financing arrangements.

Emerging Growth Company Status

We expect to be an emerging growth company (“EGC”), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the closing of the Initial Public Offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Interest Rate Risk

The Company maintains its cash in checking and savings accounts. The Company held investment securities in mutual funds primarily in U.S. government securities We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure.

Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and marketable securities. Bank deposits are held by accredited financial institutions and these deposits may at times be in excess of federally insured limits. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high quality. The Company has not experienced any losses on its deposits of cash or cash equivalents. As of September 30, 2023 and December 31, 2022, our cash were maintained with one financial institution in the United States in checking and savings accounts.

At September 30, 2023, the Company held investment securities in mutual funds primarily in U.S. government securities. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted market prices (unadjusted) in active markets for identical assets. These securities are presented on the condensed consolidated balance sheet at fair value at the end of the reporting period. Earnings on these securities are included in interest income on marketable securities in the condensed consolidated statement of operations and are automatically reinvested. The fair value of these securities is determined using quoted market prices in active markets for identical assets.

Critical Accounting Policies and Significant Management Estimates

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information, expressed in U.S. dollars. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The accompanying condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year. References to GAAP issued by the FASB in these accompanying notes to the condensed consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). All significant intercompany balances and transactions have been eliminated in consolidation. The December 31, 2022 condensed consolidated balance sheet herein was derived from the audited consolidated financial statements at that date, but does not include all disclosures including notes required by U.S. GAAP for complete financial statements.

Spectaire also has other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding its results, which are described in Note 3 to Spectaire’s condensed consolidated financial statements as of and for the nine months ended September 30, 2023.

Preparation of condensed consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis the Company evaluates its estimates including those relating to fair values, income taxes, and contingent liabilities among others. The Company bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities.

In addition, management monitors the effects of the global macroeconomic environment, including increasing inflationary pressures; social and political issues; regulatory matters, geopolitical tensions; and global security issues. The Company is also mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

•        Level 1:    Inputs are quoted prices in active markets for identical assets or liabilities.

•        Level 2:    Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

•        Level 3:    Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, marketable securities, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The fair value of debt instruments for which the Company has not elected fair value accounting is based on the present value of expected future cash flows and assumptions about the then-current market interest rates as of the reporting period and the creditworthiness of the Company. All of the Company’s debt is carried on the condensed consolidated balance sheet on a historical cost basis net of unamortized discounts and premiums because the Company has not elected the fair value option of accounting.

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Research and development costs

Costs related to preliminary research and development of internal use software are expensed as incurred as a component of operating expenses.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. For the nine months ended September 30, 2023, the preferred shares, unvested restricted stock awards, and potential shares from convertible notes were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive. There were no potential dilutive common stock equivalents for the nine months ended September 30, 2022.

Recent Accounting Pronouncements

See Note 3, “Summary of Significant Accounting Policies”, to Spectaire’s unaudited condensed consolidated interim financial statements.

BUSINESS

Company Overview

Spectaire is an industrial technology company whose core offering allows its customers to measure, manage, and potentially reduce carbon dioxide equivalent (CO2e) and other greenhouse gas emissions. Our core offering, AireCore™, is a fully integrated hardware, software, and data platform for logistics and supply chain players that uses mass spectrometry to directly measure their emissions. The research and development for AireCore™’s mass spectrometry technology began more than 15 years ago at the Massachusetts Institute of Technology (“MIT”), led by our Chief Technology Officer Dr. Brian Hemond and our co-founder Professor Ian Hunter. Our asset-light business model delivers a win-win-win for Spectaire, for our customers, and for the environment..

The Science Behind Spectaire

Companies are coming under increasing pressure from governments, customers, and the public to account for and reduce their emissions. We believe that, prior to our introduction of AireCore™, there was no practical way to directly measure real-time transportation emissions. As we describe below, conventional mass spectrometers, the only technology that could directly measure transportation emissions in real-time, are large, expensive, and required stable lab environments. Even ostensibly “mobile” mass spectrometers are impractical and require behind towed separately behind an emitting vehicle. As a result of these impractical options, instead of directly measuring their emissions, our potential customers currently estimate their emissions using emissions estimation calculators for transport and logistics that estimate based on fuel consumption, mileage, and vehicle weight. These estimates cannot accommodate the minute-to-minute, mile-to-mile variations that often drive significant differences between these estimates and actual emissions. As a result, these estimates have come under criticism for being inaccurate, simplistic, and — until now — impossible to verify. A pilot study conducted with our anchor customer Mosolf found that their emissions estimate calculated using CSN EN 16258, a publicly available and widely used emissions estimation standard, overstated their actual emissions by approximately 60%.

The most practical way to directly measure emissions at the source is through mass spectrometry. Mass spectrometry is a chemical analytical technique used to confirm both the identity and the relative quantity of molecules in a sample. In a typical mass spectrometry measurement, a gas sample is ionized and the resultant ions are separated by their mass-to-charge ratios (m/z). The specific sample molecules can then be identified by the atomic masses of the ions and ion fragmentation pattern.

A mass spectrometer attached to a vehicle can precisely measure the CO2e emitted while the engine is running. However, most commercially available mass spectrometers are industrial-scale equipment, roughly the size and weight of a refrigerator, can cost hundreds of thousands of dollars, and typically require stable lab environments to operate. Companies today incur real costs in emissions offsets or carbon tax payments due to inaccurate estimates, while simultaneously lacking the technology to deliver an accurate accounting of their actual emissions. As a result, our potential customers currently face a no-win situation as public policy and corporate commitments outpace available technology.

Spectaire’s AireCore™ Solution

Our AireCore™ patented micro mass spectrometer (MMS) solves this problem. Unlike conventional mass spectrometers which typically have significant cost, size, power, and environmental requirements the AireCore™ uses a proprietary miniaturized and ruggedized analyzer combined with solid state pump technology to address mobile operation in harsh environments.

AireCore™ is cloud-connected through mobile phone networks, enabling a continuous feed of emissions data. AireCore™ core software can also be upgraded over-the-air (OTA) smartphone-style, enabling continuous roll-out of features and improvements.

AireCore™ is protected by a robust patent portfolio and a lengthy research and development timeline, with significant time and resources invested by MIT in developing technology that is not reflected in our historical financial statements. MIT has granted us an exclusive license for all of the intellectual property owned by MIT that underlies the AireCore™ and is a minority shareholder in Spectaire.

Companies face a “technology gap” between emissions requirements and access to emissions management capabilities, creating a no-win scenario. We believe that AireCore™ is the world’s first and only device able to address this technology gap by delivering real-time, accurate, and verifiable emissions measurements, and through our flagship AireCore™ product, we provide a fully integrated hardware, software, and data solution for logistics and supply chain players to directly measure their emissions. We are aware of no other commercially available device that can be directly integrated into a vehicle, thus providing real-time emissions measurement while the vehicle is in everyday operation — yet reporting standards for emissions from industry, government, or other entities implicitly presume exactly such a technological capability.

Hardware

•        Designed for maximum portability.    Small form factor of 16.3” × 7.9” × 11.9”, battery powered, and weighing approximately 22 lb.

•        Ruggedized and built for harsh environments.    Designed to be mounted onto the back of trucks and able to operate in other comparable harsh environments.

•        Industry leading accuracy.    Able to measure molecules from 10-80 atomic mass units with unit resolution at m/z 28. We believe this to be industry leading accuracy because all greenhouse gases of primary importance (nitrogen oxide, carbon oxide, methane) are at or below m/z 46, meaning that AireCoreTM’s accuracy is sufficient to capture all vehicle exhaust products.

•        Real-time analysis.    Able to turn around sample analysis on 1-minute cycles, on a continuous basis, allowing true minute-to-minute, mile-to-mile visibility on emissions.

Software

•        IoT connected.    AireCore™ can connect to WiFi or mobile phone networks, allowing customers to monitor emissions on a fleetwide basis in real-time and identify how maintenance and operating conditions impact emissions.

•        OTA upgrades.    AireCore™’s software can be upgraded over-the-air (OTA) smartphone-style, enabling continuous roll-out of features and improvements.

•        Carbon credit management.    AireCore™ software can capture and secure data necessary to generate carbon credits, at the standards required by carbon certification bodies.

Data

•        Consolidated audits and reporting.    Customers can generate, view, and export emissions reporting based on AireCore™ data stored in encrypted cloud data centers.

•        Geolocated emissions databank.    Customers will be able to monitor their emissions profile along their routes, allowing them to optimize their routes.

Patent portfolio

The following table sets forth certain information related to each of the issued patents related to AireCore’s MMS technology, including the relevant jurisdiction of each and corresponding expiration date.

Issued Patent	Jurisdiction	Type	Issue Date	Anticipated Expiration Date
Methods, Apparatus, and System for Mass Spectrometry
Patent No.: 201280000000	China	Utility: National Phase	August 10, 2016	February 13, 2032
Patent No.: 105869982	China	Utility: Divisional	June 1, 2018	February 14, 2032
Patent No.: 1228101	Hong Kong	Utility: National Phase	August 30, 2019	February 9, 2037
Patent No.: 6141772	Japan	Utility: National Phase	May 12, 2017	February 14, 2032
Patent No.: 192703	Singapore	Utility: National Phase	March 1, 2016	February 14, 2032
Patent No.: 8754371	United States	Utility: Continuation	June 17, 2014	March 3, 2032
Patent No.: 9312117	United States	Utility: Continuation	April 12, 2016	February 14, 2032
Patent No.: 9735000	United States	Utility: Continuation	August 15, 2017	February 19, 2032
Patent No.: 10236172	United States	Utility: Continuation	March 19, 2019	February 14, 2032
Patent No.: 10658169	United States	Utility: Continuation	May 19, 2020	February 14, 2032
Patent No.: 11120983	United States	Utility: Continuation	September 14, 2021	February 14, 2032
Patent No.: 10201601048U	Singapore	Utility: Divisional	January 6, 2023	February 14, 2032
System for Mass Spectrometry
Patent No.: 2676286	Contracting States to the European Patent Convention	Utility: National Phase	August 29, 2018	February 14, 2032

Our Industry and Opportunity

We estimate a market opportunity exceeding $95 billion, derived bottom-up from logistics provider fleet sizes in the United States and Europe, and explicitly excluding several major sources of potential revenues. We believe our market is growing, and that we are well-positioned at the center of three converging forces: the evolution of the regulatory environment, changes in customer expectations, and the growth and development of carbon credit markets.

We Address a $95 Billion1 Market

We estimate our total addressable market exceeds $95 billion. This figure is derived by multiplying heavy-duty truck fleet size in the United States and Europe against our unit economics.2

We believe this is an estimate is conservative, as it excludes potential revenues from:

•        Fleets outside of the United States and Europe;

•        Applications other than logistics and transportation as the AireCore™ product can measure the emissions from a wide range of combustion and industrial processes; and

•        Carbon credit markets, which are estimated at over $170 billion as of 2021.

____________

1        TAM analysis excludes carbon credit TAM; Carbon credit market TAM is ~$170B (Source: Global Financial Markets Association).

2        US figure based on 11.6 million of registered medium/heavy trucks in the United States as of 2019 (Source: United States Department of Transportation, Bureau of Transportation Statistics). Europe figure includes European Union, Iceland, Norway, Switzerland, and UK’s vehicles as of 2021 (Source: The European Automobile Manufactures’ Association).

Emissions are Rising Rapidly

Global CO2e emissions have risen rapidly to all-time highs and are continuing to accelerate. The National Aeronautics and Space Administration (NASA) estimates that global atmospheric CO2e levels reached 419.7 parts per million, a 10.2% increase from 2005 levels. Meanwhile, the US Energy Information Administration (EIA) estimates that 35.3 billion metric tons of CO2e was emitted in 2020 alone, roughly equivalent to the weight of 570 billion people or more than 70 times the current global population. The trajectory of emissions increases is accelerating.

At the United Nations Climate Change Conference of 2015 (COP 21), 196 nations signed the Paris Agreement, which committed them to limit the increase in the global average temperature to well below 2.0°C, and preferably 1.5°C, compared to pre-industrial levels. Achieving this goal will require net zero emissions by 2050. These commitments encourage focus on the largest sources of emissions. The International Energy Agency estimates that 37% of global emissions come from transport.

Evolutions of the Regulatory Environment

Regulation has historically required manufacturers to adhere to ever-evolving standards of emissions and efficiency. The United States first introduced regulation on vehicle emissions with the Clean Air Act of 1963 and fuel economy with the Energy Policy and Conservation Act of 1975. The scope of government action under the Clean Air Act was significantly clarified by the 2007 Supreme Court case of Massachusetts vs. EPA. Today, three government agencies — the Environmental Protection Agency (EPA), the National Highway Traffic Safety Administration (NHTSA), and the California Air Resources Board (CARB) — set Federal and state vehicle emissions and fuel economy standards. These standards are steadily growing in specificity and granularity, and include:

•        Corporate Average Fuel Economy (CAFÉ).    The sales-weighted average fuel economy in mile per gallon (mpg) of vehicles in a manufacturer’s fleet, set according to a specific model year (MY).

•        Carbon dioxide grams per mile (g/mi).    The total volume of carbon dioxide released per mile on a fleet average basis.

•        Specific engine emissions on a gram or milligram per horsepower-hour (g/hp-hr or mg/hp-hr) basis.    Specific emissions may include oxides of nitrogen (NOx), particulate matter (PM), non-methane hydrocarbon (NMHC), carbon monoxide (CO), carbon dioxide (CO2), and methane (CH4).

The Clean Air Act further empowers the EPA to assess significant fines to manufacturers and distributors in case of noncompliant engines, tampering events, and reporting and recordkeeping violations. Similar legislation is in place in the European Union, Brazil, Japan, India, and other major jurisdictions.

Starting with Finland in 1990, and accelerating in recent years, many jurisdictions have introduced a new type of legislation that targets owners and operators — as opposed to manufacturers and distributors — of emissions producing assets. This type of legislation puts a price on the usage of carbon, to be borne by the owner or the end-state customers. Carbon-pricing legislation falls into two distinct categories.

First, an emissions trading scheme (ETS), also known as a cap-and-trade scheme, limits the total level of greenhouse gas emissions through the grant of allowances, and allows emitters who fall below their respective allowance to “sell” their excess allowance to emitters who have exceeded their allocations. This allows the “systemwide aggregate” level of emissions to be kept constant, while allowing market pricing to determine the price of emissions. In an ETS, the planned volume of emissions is — in theory — known (via the allowances), but the price of carbon is not set by the market. The European Union, the State of California, and New Zealand are examples of jurisdictions that have implemented emissions trading schemes.

Second, a carbon tax directly sets a price on carbon usage and is assessed by governments. Carbon taxes are simpler to administer versus the market infrastructure and operating costs of an ETS, but are less common. In a carbon tax system, the planned volume of emissions is not known (although emitters are economically incentivized to reduce it), but the price of carbon is known, as it is set by government authorities as a tax. Germany, South Africa, and several Canadian provinces are examples of jurisdiction that have or plan to implement a carbon tax.

ETS implemented or scheduled for implementation
ETS implemented or scheduled, ETS or carbon tax under consideration
Carbon tax implemented or scheduled for implementation
Carbon tax implemented or scheduled, ETS under for implementation
ETS or carbon tax under consideration
ETS and carbon tax implemented or scheduled

Source: World Bank.

We expect further growth and convergence of carbon pricing legislation and regulation in the years ahead. We believe a trend of “carbon pricing without borders” will continue to accelerate, as emissions are not constrained by national or subnational borders. Emissions trading schemes are already “linking” their markets to encourage greater trading activity and liquidity, such as in the case of the Switzerland-EU ETS link, and the Regional Greenhouse Gas Initiative (RGGI), a consortium of 12 US states.

We believe the growth of these trends will strengthen demand for our products and services. Both ETS and carbon taxes require accurate and continuous measurement, which is currently not possible without expensive and impractical equipment, and which can only work in lab settings, thus creating a “technology gap” between legal requirements and the capability to fulfill them. Our AireCore™ MMS closes this “technology gap” and is key to the successful shift of manufacturer-directed emissions limits to user-directed emissions limits.

Changes in Customer Expectations

In line with government action, companies have become increasingly conscious of their environment footprint as a result of expectations placed upon them by their customers, investors, and other stakeholders. The Governance & Accountability Institute found that in 2022, 96% of S&P 500 companies and 81% of Russell 1000 companies published reports to their investors describing their ESG (environmental, social, and governance) commitments. We believe our products and services actively help our customers manage their sustainability profiles and derive real commercial and operational benefits from doing so.

We believe companies with significant carbon footprints (both direct and indirect) are developing strategies to adapt their business models in response to customer and investor demands.

First, they are adopting a common language to provide transparency on their environmental footprint. The Greenhouse Gas Protocol Corporate Standard (GHG Protocol) and the Carbon Disclosure Project (CDP) are non-profit initiatives with significant participation. Over 18,700 companies representing more than half of global market capitalization participated in CDP’s annual disclosure programs, and 90% of Fortune 500 companies participating in CDP used GHG Protocol as the mechanism to frame their disclosures.

Second, they are adopting a common framework to guide their aspirations. The Science Based Targets Initiative (SBTi), a partnership between CDP, the United Stations, the World Resources Institute (WRI), and the World Wide Fund for Nature (WWF), is used by over 4,000 companies to reduce emissions in line with the Paris Agreement goals — limiting global warming to 1.5 °C above pre-industrial levels. SBTi targets are emissions reduction targets typically with a 5-15 year range from the date of submission, and can include net-zero targets.

Third, they are expanding their scope of responsibility. The GHG Protocol defines emissions as Scope 1 (direct emissions from owned or controlled sources, such as a factory’s direct emissions), Scope 2 (indirect emissions from the generation of purchased energy, such as the power plant providing electricity for the factory), and Scope 3 (all other emissions not included in Scope 1 or Scope 2, both upstream and downstream, such as truck emissions from a supplier providing raw materials to the factory). For many companies, Scope 3 emissions make up a significant, if not a majority of their emissions, which they now seek to control and influence by exerting pressure upstream and downstream on their value chain.

Our initial set of indirect downstream customers have been working extensively with their suppliers to gain visibility on, manage, and reduce their Scope 3 emissions:

•        Nestlé S.A. has committed to SBTi targets of 20% emissions reduction by 2025, 50% emissions reduction by 2030, and net zero by 2050. Nestle’s efforts are closely focused on Scope 3, which represents 95% of company emissions, a significant portion of which are transportation-related.

•        Mercedes-Benz has committed to SBTi targets of 50% reduction of CO2 emissions across all worldwide operations by 2030, and a 40% reduction of all well-to-wheel (Scope 3) CO2 emissions by 2030.

•        Volkswagen has committed to SBTi targets of 30% CO2 reductions from production and use of all vehicles worldwide by 2030, including Scope 3 emissions.

Companies that make such commitments require suppliers to report on their emissions and potentially purchase carbon credits or offsets as a cost of doing business. For these upstream suppliers (our direct customers), the ability to measure emissions directly enables them to comply with their customer mandates.

Growth and Development of Carbon Credit Markets

Companies that operate in jurisdictions with either ETS or carbon taxes can take advantage of carbon credits, a tradeable certificate or permit representing the right to emit a set amount of greenhouse gas, typically a single metric ton of CO2 equivalent (MTCO2e). Companies that generate certified carbon credits have two avenues to realize value. First, they can offset their own carbon emissions, thus lowering their exposure to carbon limits or carbon taxes. Once used to offset emissions, carbon credits are retired and no longer have value. Second, they can sell their carbon credits on carbon markets, creating an additional revenue stream.

Specific types of carbon credits are typically grouped into three categories: carbon avoidance (preventing carbon from entering the atmosphere, for example, building a wind farm in lieu of a natural gas plant), carbon reduction (reducing carbon already entering the atmosphere, for example, an efficiency upgrade to an emissions source), and carbon removal (removing carbon from the atmosphere, for example, carbon sequestration projects). Carbon credits are typically certified by a verification body such as Gold Standard, Verra, American Carbon Registry, and Climate Action Reserve. The certification process is rigorous and typically specific to a methodology of measurement, the emitting activity, and sometimes the site of emissions. Market pricing of carbon credits takes these differential factors into account.

Carbon markets are split between Compliance Carbon Markets (CCMs) and Voluntary Carbon Markets (VCMs). CCMs, as their name implies, exist where carbon limits are set by governmental authorities, such as the European Union or the State of California. VCMs allow emitters outside of CCMs to voluntarily offset their carbon emissions. CCMs are generally more mature and liquid than VCMs, given the regulatory aspect of participation. Carbon credits traded in VCMs and CCMs are generally not fungible, and thus give rise to significant pricing differentials. For example, in 2022, carbon credits in the EU CCM traded at €70-€100 per MTCO2e, while carbon credits in VCMs traded at $2-$10 per MTCO2e.

Carbon markets are growing and scaling significantly. Research from the Global Financial Markets Association (GFMA) released in 2021 estimated the size of CCMs to be $170 billion, with a need to scale up to $1 trillion or more by 2030 to achieve Paris Agreement goals. Research by McKinsey & Company conducted in partnership with the Institute of International Finance estimate VCMs as much more nascent at $300 million, but forecast that the market could increase to a value of $50 billion or more by 2030.

The growth and development of carbon markets creates upside potential for Spectaire. While the business model is not dependent on carbon credits, our technologies allow companies to reduce the volume of emissions through efficiency improvements. Spectaire is prepared to participate in both CCMs and VCMs, and is in the certification process with both Gold Standard and Verra.

Spectaire’s Business Model

Our business model is based on asset-light production and delivers a win-win-win for Spectaire from high-margin revenue streams, for our customers who realize lower costs and new revenues, and for the environment from better outcomes and more effective public policy.

The following discussion of our business model reflects numerous estimates, beliefs and assumptions, including, but not limited to, general business, economic, regulatory, market and financial conditions, as well as assumptions about competition, future performance, and matters specific to Spectaire’s business, all of which are difficult to predict and inherently subject to significant risks and uncertainties, many of which are beyond Spectaire’s and PCCT’s control. The various risks and uncertainties include those set forth in the sections entitled “Risk Factors” beginning on page 9 of this prospectus and “Cautionary Note Regarding Forward-Looking Statements” beginning on page iii of this prospectus, which you should read and carefully in connection with your review of the following discussion of our business model.

A Win for Spectaire: Three High-Margin Revenue Streams

We can achieve three high-margin revenue streams through its AireCore™ MMS product line.

•        Product sales.    We intend to sell the AireCore™ MMS directly to customers at a price of $2,000 per unit. We project an approximately 30% gross margin on a unit basis for product sales. We derive this gross margin estimate from current bill-of-materials and labor cost on a unit basis.

•        Data subscription and services.    The AireCore™ MMS requires an annual data subscription to operate, at $1,000 per unit per year. The data subscription grants access to applications, reporting capabilities, and secure cloud connectivity. We project an approximately 65% gross margin on data subscriptions. We derive this gross margin estimate from current estimated cost of technology infrastructure necessary to service our installed base based on our customer pipeline.

•        Carbon credits.    We will receive a 50% share of carbon credits. Carbon credits pricing will vary depending on their market, certification, and quality, but offer a 100% gross margin. We believe that carbon credits require negligible or no directly attributable cost of goods sold.

A Win for Customers: Lower Costs and New Revenues

Our customers realize immediate and long-term benefits by deploying the AireCore™ MMS product at scale.

•        Reduced compliance costs.    Proving lower emissions for customer fleets results in reduced costs to purchase carbon credit offsets and carbon taxes. In a pilot study conducted with anchor customer Mosolf, we found that calculated estimates overstated emissions by approximately 60% versus what was measured by AireCore™.

•        Increased competitiveness.    Customers that use and properly maintain modern fleets will be able to prove lower carbon footprints which will make those fleets more competitive, leading to increased business and potentially increased haulage rates.

•        Access to new revenues.    Customers will receive a 50% share of carbon credits, which they are able to sell into markets for incremental revenues.

A Win for the Environment: Better Outcomes and More Effective Public Policy

Our technologies provide significant direct and indirect benefits for the environment far into the future.

•        Lower emissions.    Increasing usage of our AireCore™ MMS enables companies to better control their emissions, supporting their emissions reductions and net zero commitments.

•        Geolocated emissions databank.    Over time, we will use our data to create a proprietary geolocated emissions databank. Customers will be able to design their routes according to this databank, achieving cleaner and more efficient operations.

•        Improved effectiveness of public policy.    Emissions legislation, regulation, and commitments are impractical to enforce today because companies experience a technology gap with no way to accurately measure their emissions in real-time. We fill this technology gap by providing the vital missing piece for companies to deliver on their commitments.

Prospects for Future Growth

We plan to grow and scale our business significantly through a “land and expand” strategy, serving customers who are upstream suppliers of large emitters focused on their Scope 3 emissions.

Our Go-To-Market Approach

We focus on customers in the logistics industry who have made public commitments to reducing emissions, who have invested in technology that helps lower their carbon footprint, and who appreciate AireCore™’s easy-to-understand value proposition to accurately quantify those reductions.

We believe that awareness of this problem — unreliable emissions calculations — spans many industries, and that we face no meaningful direct competition in this space. We believe a growing number of customers publishing accurate emission reduction figures supported by Spectaire will increase visibility among partners, suppliers, and vendors across an inherently interconnected industry. Our sales approach is tailored specifically to senior executives, who know the value of not only reducing emissions but also having reliable measurements and reports from outside sources for increased risk mitigation. We believe these network effects will support its “land and expand” go-to-market strategy.

Pilot Programs

Our customer engagement model is designed for modern, globalized operations. By focusing our initial pilots on companies that are already well-known to the Spectaire management team and board, we can achieve a significant and positive impact for our customers in managing efficient logistics solutions even without a physical presence in each territory.

We are currently preparing and deploying a robust set of pilot deployments with four customers — Borghi, Fonterra, Mosolf, and American Ag Energy — representing a potential fleet size of over 11,500 assets.

Borghi Italia SRL, headquartered in Modena, Italy, is a leading logistics and logistics service provider. Borghi supports the deployment of enterprise hardware installations including medical equipment such as imaging machines, financial equipment such as ATMs, and IT equipment such as servers and storage. Borghi has been servicing customers for over 30 years and in 2022 transported over 46,000 pieces of equipment for their clients. Borghi reports their logistics emissions to their clients, has the goal to measure emissions and believes Spectaire can help them monetize the investments they have made to logistics modernization by allowing them to capture additional carbon credits. We have received a purchase order from Borghi for a pilot deployment.

Fonterra Co-operative Group Limited, headquartered in Auckland, New Zealand, is a leading global dairy producer and exporter, and New Zealand’s largest company based on revenue. Reflecting New Zealand regulation and its own sustainability commitments, Fonterra has committed to a net zero target by 2050, and has partnered extensively with its downstream customer Nestlé on shared goals regarding Nestle’s Scope 3 emissions. We estimate that deploying the AireCore™ system will allow Fonterra to report on average 42% lower emissions. Fonterra has indicated its intent to use AireCore™ units on both its logistics fleets as well as other potential applications. We have received payment and have begun delivery of pilot units.

Mosolf SE & Co. KG, headquartered in Kirchheim unter Teck, Baden-Württemberg Germany, is a leading German logistics operator. Mosolf’s chairman Dr. Jörg Mosolf is a shareholder and member of Spectaire’s board. Mosolf was the first company where we were able to test the AireCore™ MMS on vehicles. Based on Mosolf’s fleet of 208 Class 8 trucks, we estimate that Mosolf’s fleet would be able to prove an emissions reduction of approximately 60% and generate nearly 50,000 carbon credits over the course of a year. Mosolf has indicated its intent to use AireCore™ units on its logistics fleet. We have received payment for deployment of pilot units.

American Ag Energy, based in Cambridge, Massachusetts, is a next-generation agricultural technology solution provider. Their primary focus is to connect greenhouses with energy efficient power sources and measure and monitor the emissions of those locations. The ability to visualize in real time the emissions of their greenhouse equipment is critical to measuring the carbon footprint as well as the optimal growing conditions inside their growing centers. American Ag Energy has issued to us a non-binding letter of intent.

Customer Pipeline

We have a robust customer pipeline with line of sight to over 300,000 unit sales. We categorize our pipeline in four buckets.

•        Pilot customers (as described above) represent 11,500 potential units across four customers. Initial units of our pilots have been completed and are ready for delivery.

•        Pilot customers (as described above) represent 11,500 potential units across four customers. Initial units of our pilots have been completed and are ready for delivery.

•        Tier 2 customer pipeline represents a strategically significant customer base of nearly 40,000 units, but with smaller fleet sizes versus the Tier 1 pipeline. Tier 2 customers are ready for demos and installation.

•        Tier 3 customer pipeline represents longer-term customers due to fleet size and strategic priorities, which account for nearly 150,000 units. Tier 3 customers have indicated readiness for demos.

Our customer pipeline is designed to meet its near-to-medium-term sales targets. Our pipeline includes customers across four continents and multiple logistics sectors, who in turn cater to private and public entities, all seeking measured emissions reductions. We believe the trend of increasingly stringent global regulations aimed at reducing emissions will continue, and result in increasing demand for the cutting-edge solutions we provide with AireCore™. As such, we are confident in the continued growth and conversion of its customer pipeline.

Asset-Light Manufacturing Model

Our current manufacturing facility in Watertown, Massachusetts is of sufficient scale to supply the pilot units and smaller production volumes. We employ a lean manufacturing approach which minimizes engineering investment, while meeting precise technological requirements and encouraging continuous improvement.

We are currently working with multiple providers of contract manufacturing to develop agreements that will allow us to significantly increase production capacity and accommodate the growth in demand for AireCore™ units. We believe these agreements will allow us to outsource machining, fabrication, and assembly, while realizing improved input cost pricing and gross margins by procuring raw materials at scale.

Our asset-light manufacturing model will pair extensive in-house R&D and limited in-house production with a scaled-up network of contract manufacturers. AireCore™ is well-suited for contract manufacturing, as the hardware platform is designed to maximize optionality and minimize customization, while the software platform is cloud-connected and relies on smartphone-style over-the-air (OTA) upgrades to continuously roll out new features and improvements. We believe this business model provides a flexible and highly variable cost structure and limits fixed capital expenditures. We believe this business model will allow us to continue innovating while rapidly shortening the time-to-market.

Margin Profile Evolution

We believe we will benefit from unique characteristics in its business model, such that its margin profile will structurally improve over time. Our revenue mix will shift between its three revenue streams over time, which will include unit sales (approximately 30% gross margin), data subscriptions and services (approximately 65% gross margin), and carbon credits (100% gross margin).

Our revenues will initially be weighted towards unit sales. Over time, as the AireCore™ MMS installed base grows and scales, we will be able to realize an increasing share of revenues from its data subscriptions (at a higher margin versus unit sales). Subsequently, we expect that it will begin deriving significant revenues from carbon credits. As the installed base grows, the center of gravity for revenue sources is expected to shift to progressively higher-margin revenue streams, which we believe will allow it to grow and increase its profitability over the long term.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of February 12, 2024, concerning the persons who serve as our executive officers and directors.

Name	Age	Position
Dr. Jörg Mosolf	66	Director
Scott Honour	56	Director
Frank Baldesarra	68	Director
Tao Tan	37	Director
Brian Semkiw	68	Chairman of the Board and Chief Executive Officer
Brian Hemond	41	Chief Technology Officer and Director
Leonardo Fernandes	38	Chief Financial Officer
Chris Grossman	47	Chief Commercial Officer
Rui Mendes	67	Chief Information Officer

Dr. Jörg Mosolf has served as a member of our Board since the consummation of the Business Combination. Dr. Mosolf has served as Chairman of the Board of Directors and Chief Executive Officer of Mosolf SE & Co. KG since 2002. Dr. Mosolf holds an MBA from the University of St. Gallen and a Doctorate degree from the University of Prague. Dr. Mosolf is also the President and a member of the executive board of the German Transport Forum. We believe that Dr. Mosolf is qualified to serve on the Board due to, among other things, his extensive leadership and director experience.

Scott Honour has served as a member of our Board since November 28, 2023. Prior to the consummation of the Business Combination, Scott served as the Chairman of PCCT’s board of directors. Mr. Honour has over 30 years of private equity investment experience and has been involved in over 100 transactions totaling over $20 billion in transaction value. Mr. Honour is the Managing Partner of NPG, a private equity firm, which he co-founded in 2012. He also serves as Chairman of EVO and served as Chairman of SOAC, the first ESG focused SPAC. Prior to that, Mr. Honour was at The Gores Group, a Los Angeles-based private equity firm, for 10 years, serving as Senior Managing Director and as one of the firm’s top executives. Mr. Honour also served on the investment committee for The Gores Group. During his time at The Gores Group, the firm raised four funds, totaling $4 billion in aggregate, and made over 35 investments. Prior to joining The Gores Group, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and was an investment banker at Donaldson, Lufkin & Jenrette from 1991 to 2000. Mr. Honour began his career at Trammell Crow Company in 1988. Mr. Honour has served on the board of directors of numerous public and private companies, including Anthem Sports & Entertainment Inc., 1st Choice Delivery, United Language Group, Renters Warehouse, Real Dolmen (REM:BB) and Westwood One, Inc. (formerly Nasdaq: WWON), and is a co-founder of Titan CNG LLC and YapStone Inc. Mr. Honour earned a B.S. and B.A., cum laude, in Business Administration and Economics from Pepperdine University and an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania. We believe that Mr. Honour is qualified to serve on the Board due to, among other things, his extensive leadership and corporate experience.

Frank Baldesarra has served as a member of our Board since the consummation of the Business Combination. Mr. Baldesarra has served as the Chief Executive Officer at ENGINEERING.com Incorporated, which he co-founded, since 2001. Prior to co-founding ENGINEERING.com Incorporated, Mr. Baldesarra served in multiple roles at other organizations, including Executive Chairman of Cadsoft Corporation, President and Chief Operating Officer at Rand Worldwide, Inc., which he co-founded with Mr. Semkiw, and President at Rand Investments, which he co-founded. Mr. Baldesarra has served as a member of the board of directors of ENGINEERING.com Incorporated since 2001 and Eberspaecher Venture Inc. since May 2010. Mr. Baldesarra holds a B.A.Sc. in civil engineering from the University of Toronto. We believe that Mr. Baldesarra is qualified to serve on the Board due to, among other things, his extensive leadership, engineering and technology industry experience.

Tao Tan has served as a member of our Board since the consummation of the Business Combination. Prior to the consummation of the Business Combination, Mr. Tan served as Co-President of PCCT. Mr. Tan has nearly 15 years of experience across finance, strategy and business transformation. Prior to joining Perception, Mr. Tan was an officer and a senior advisor to multiple investing and operating entities. Until 2020, Mr. Tan was an Associate Partner at

McKinsey & Company’s New York office. At McKinsey, Mr. Tan led teams across the firm’s transformation and private equity & principal investor practices, where he drove comprehensive performance transformation and turnaround programs for companies with revenues ranging from $200 million to $25 billion across multiple industries and continents. Most recently, Mr. Tan helped found, launch and lead McKinsey’s SPAC service line, and served in a leadership role in McKinsey’s COVID-19 client response team. Prior to McKinsey, Mr. Tan was a Senior Associate at Rose Tech Ventures, where he led the firm’s first-round investment in JUMP Bikes, which was subsequently sold to Uber in 2018. Prior to Rose Tech Ventures, Mr. Tan served in investment banking and capital markets roles at Bank of America Merrill Lynch and Lehman Brothers. Mr. Tan is a member of the Council on Foreign Relations and of the Economic Club of New York. Mr. Tan received his B.A. and his M.B.A, both with honors, from Columbia University in the City of New York, where he was an Erwin Wolfson Scholar and a Toigo Foundation Fellow. We believe that Mr. Tan is qualified to serve on the Board and as audit committee chair due to, among other things, his financial expertise and his leadership and investing experience.

Brian Semkiw has served as Chairman of the Board and Chief Executive Officer of Spectaire since the consummation of the Business Combination. Mr. Semkiw has served as Chairman of the board of directors and Chief Executive Officer of Legacy Spectaire since its formation in September 2022 and as the Chief Executive Officer of 3rdGP Financial LLC, which he founded with Mr. Mendes, since July 2018. Prior to founding 3rdGP Financial LLC, Mr. Semkiw served as Chief Executive Officer of Carta Solutions Holding Corp., which he co-founded, from 2007 through July 2018. Mr. Semkiw also previously served as Chief Executive Officer of Rand Worldwide, Inc., which he co-founded with Mr. Baldesarra. Mr. Semkiw earned a B.A.Sc. in engineering from the University of Toronto. We believe that Mr. Semkiw is qualified to serve on the Board due to, among other things, his deep knowledge of Spectaire and his extensive leadership, engineering and financial experience.

Dr. Brian Hemond has served as a member of the Board and Chief Technology Officer of Spectaire since the consummation of the Business Combination. Dr. Hemond has served as Chief Technology Officer of Legacy Spectaire since its formation in September 2022. Prior to joining Legacy Spectaire, Dr. Hemond served as Chief Executive Officer of microMS, which he co-founded, from 2011 until the consummation of Legacy Spectaire’s acquisition of microMS in December 2022. Dr. Hemond also served in multiple roles, including Chief Executive Officer and Chief Operating Officer, of Indigo Technologies, Inc., an original equipment manufacturer focused on the electric vehicle industry, from 2011 to 2020. Dr. Hemond holds a B.S. in electrical engineering, a Masters of Engineering in electrical engineering and a Ph.D. in mechanical engineering from the Massachusetts Institute of Technology. We believe that Dr. Hemond is qualified to serve on the Board due to, among other things, his invention of the core technology underlying Spectaire’s business, deep knowledge of Spectaire and his extensive engineering, financial and leadership experience.

Leonardo Fernandes has served as Chief Financial Officer of Spectaire since the consummation of the Business Combination. Mr. Fernandes has served as Chief Financial Officer of Legacy Spectaire since January 2023. Prior to joining Legacy Spectaire, Mr. Fernandes served as Chief Operating Officer of Lorem LLC, which he co-founded, from March 2021 through January 2023. From September 2020 to March 2021, Mr. Fernandes served as Chief Operating Officer of Pronto Housing, Inc., which he co-founded. Mr. Fernandes served as Chief of Staff at Megalith Capital Management LLC from January 2018 through August 2019. Prior to joining Megalith Capital Management LLC, Mr. Fernandes served as Partner — Head of Cross-Border Investments at RBR Asset Management from 2016 through January 2018. Prior to 2016, Mr. Fernandes served as an associate at Equity International LLC and worked at BR Properties S.A., one of Brazil’s largest commercial real estate investment companies, as a financial analyst and an investor relations manager. Mr. Fernandes has a B.A. in economics and a B.A. in business administration and management from Michigan State University and an MBA from Northwestern University — Kellogg School of Management.

Chris Grossman has served as Chief Commercial Officer of Spectaire since the consummation of the Business Combination. Mr. Grossman has served as Chief Commercial Officer of Legacy Spectaire since its formation in September 2022. Prior to joining Legacy Spectaire, Mr. Grossman served as President of Quantum Fleet Technology America’s Ltd. From November 2018 through August 2022. From 2013 through October 2018, Mr. Grossman served as Chief Executive Officer of Zovy LLC. Prior to joining Zovy, Mr. Grossman served in multiple roles, including Vice President of Engineering, at Rand Worldwide, Inc. Mr. Grossman holds a Bachelor of Science in mechanical engineering from Rensselaer Polytechnic Institute.

Rui Mendes has served as Chief Information Officer of Spectaire since the consummation of the Business Combination. Mr. Mendes has served as Chief Information Officer of Legacy Spectaire since July 2022, as Chief Technology Officer of 3rdGP Financial LLC, which he co-founded with Mr. Semkiw, since July 2018 and as Chief Executive Officer of LVI Holdings LTD since 2008. Mr. Mendes previously served as Chief Technology Officer of Carta Solutions Holding Corp from 2006 through June 2018. Mr. Mendes also previously served as Chief Executive Officer of NOVAData Information Systems Inc. and as Chief Technology Officer of Geodata. Mr. Mendes earned a BSC Computer Science in information systems and operations research from the University of South Africa.

Corporate Governance

Composition of the Board

Spectaire’s business and affairs are organized under the direction of the Board. Brian Semkiw is Chairman of the Board. The primary responsibilities of the Board will be to provide oversight, strategic guidance, counseling, and direction to Spectaire’s management. The Board meets on a regular basis and additionally as required. In accordance with the terms of our bylaws, the Board may establish the authorized number of directors from time to time by resolution. The Board currently consists of seven members. In accordance with our certificate of incorporation, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Spectaire’s directors are divided among the three classes as follows:

•        the Class I directors are Tao Tan and Brian Hemond and their terms will expire at the annual meeting of stockholders to be held in 2023.

•        the Class II directors are Scott Honour and Brian Semkiw and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•        the Class III directors are Jörg Mosolf and Frank Baldesarra and their terms will expire at the annual meeting of stockholders to be held in 2025.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of Spectaire’s management or a change in control.

Independence of the Board of Directors

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Dr. Jörg Mosolf, Frank Baldesarra and Tao Tan are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee consists of Tao Tan and Frank Baldesarra, with Mr. Tan serving as chairperson. Each member of the audit committee is able to read and understand fundamental financial statements in accordance with applicable requirements.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to Spectaire’s corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee Spectaire’s independent registered public accounting firm. Specific responsibilities of our audit committee include:

•        helping the Board oversee corporate accounting and financial reporting processes;

•        managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit Spectaire’s consolidated financial statements;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, Spectaire’s interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing related person transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes Spectaire’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•        approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Spectaire’s compensation committee consists of Frank Baldesarra, who serves as chairperson. The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the compensation committee will include:

•        reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•        reviewing and recommending to the Board the compensation of directors;

•        administering the incentive award plans and other benefit programs;

•        reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•        reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

Spectaire’s nominating and corporate governance committee consists of Dr. Jörg Mosolf, who serves as chairperson.

Specific responsibilities of the nominating and corporate governance committee include:

•        identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the Board;

•        considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•        developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•        overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.

Risk Oversight

One of the key functions of the Board is informed oversight of Spectaire’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and Spectaire’s audit committee has the responsibility to consider and discuss Spectaire’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Spectaire’s compensation committee also assesses and monitors whether Spectaire’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

Spectaire has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available at Spectaire’s website, www.spectaire.com. In addition, Spectaire intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code of ethics. The reference to the Spectaire website address does not constitute incorporation by reference of the information contained at or available through Spectaire’s website, and you should not consider it to be a part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

This section discusses the material components of the executive compensation program for Spectaire’s executive officers who are named in the “Summary Compensation Table” below. In 2023, Spectaire’s “named executive officers” and their positions were as follows:

•        Brian Semkiw, Chief Executive Officer;

•        Brian Hemond, Chief Technology Officer; and

•        Christopher Grossman, Chief Commercial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of Spectaire’s named executive officers for the fiscal years ended December 31, 2022 and December 31, 2023.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Award ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian Semkiw	2023	255,147	658,000	2,830,500	—	3,743,647
Chief Executive Officer	2022	102,000	—	10,500,000	—	10,602,000
Brian Hemond	2023	209,769	149,500	2,830,500	7,257	3,197,026
Chief Technology Officer	2022	186,875	—	300,000	—	486,875
Christopher Grossman	2023	243,420	34,500	2,201,500	5,257	2,484,677
Chief Commercial Officer

____________

(1)      Mr. Semkiw was employed by, and received compensation for services to Spectaire through, Corsario Ltd. during 2023. Mr. Grossman was employed by, and received compensation for services to Spectaire through, Corsario Ltd. through June 28, 2023, at which time he became employed by and began receiving compensation from Spectaire. For additional information about Spectaire’s arrangement with Corsario Ltd., please see the section entitled “Certain Relationships and Related Party Transactions — Spectaire” below.

(2)      Amounts represent (i) cash transaction bonuses paid to each of Spectaire’s named executive officers during 2023, and (ii) cash bonuses paid to Messrs. Semkiw and Hemond in connection with Legacy Spectaire’s 2023 Financings (as defined below). See “Narrative to Summary Compensation Table — Cash Incentive Compensation” for additional information.

(3)      Amounts reflect the full grant-date fair value of restricted stock units issued during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of such awards are included in Note 10 to the consolidated financial statements included in this prospectus or will be included in the notes to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

(4)      The amounts in this column reflect employer matching contributions under Spectaire’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

2023 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Spectaire. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2023, Spectaire’s named executive officers’ annual base salaries increased as follows: (i) Mr. Semkiw’s base salary was increased by $48,000 in May 2023 in connection with Legacy Spectaire’s 2023 Financings; (i) Mr. Hemond’s base salary was increased by $57,000 in May 2023 in connection with Legacy Spectaire’s 2023 Financings; and (iii) Mr. Grossman’s base salary was increased by $72,000 in July 2023 after Legacy Spectaire’s 2023 Financings and Mr. Grossman’s commencement of employment with Spectaire (and cessation of employment with Corsario Ltd.). The table below sets forth the annual base salaries of our named executive officers during 2023, both before and after the foregoing increases. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2023.

Named Executive Officer	2023 Pre-Increase Base Salary ($)	2023 Post-Increase Base Salary ($)
Brian Semkiw	204,000	252,000
Brian Hemond	195,000	252,000
Christopher Grossman	180,000	252,000

Cash Incentive Compensation

Transaction Bonuses

During 2023, each of the named executive officers received cash bonuses in connection with the closing of the Business Combination. Mr. Semkiw’s bonus was paid in two tranches, on each of October 24, 2023 and November 29, 2023, and Messrs. Hemond’s and Grossman’s bonuses were paid in full on October 24, 2023. The aggregate transaction bonuses paid to each of Messrs. Semkiw, Hemond and Grossman were $143,000, $84,500 and $34,500, respectively.

Financing Bonuses

Additionally, during 2023, each of Messrs. Semkiw and Hemond received cash bonuses in connection with Legacy Spectaire’s receipt of proceeds from the issuance of debt or equity securities of Legacy Spectaire (“2023 Financings”). The aggregate amount of such bonuses paid to Messrs. Semkiw and Hemond were $515,000 and $65,000, respectively, and the bonuses were paid in three tranches on each of February 23, 2023, April 2, 2023 and April 17, 2023.

Equity Compensation

On March 21, 2023, pursuant to Legacy Spectaire’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”), we granted two awards of restricted stock units covering, in the aggregate, 195,190 shares of our common stock to Mr. Semkiw, two awards of restricted stock units covering, in the aggregate, 195,190 of shares of our common stock to Mr. Hemond, and one award of restricted stock units covering 151,814 shares of our common stock to Mr. Grossman. The awards granted to each of the named executive officers are subject to both a service-based vesting condition and a liquidity-based vesting condition, as further described below.

With respect to one of the awards granted to each of Messrs. Semkiw and Hemond, the service-based vesting condition is satisfied as to 1/8th of the restricted stock units subject thereto on each quarterly anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

With respect to the second award granted to each of Messrs. Semkiw and Hemond and the award granted to Mr. Grossman, the service-based vesting condition is satisfied as to 1/12th of the restricted stock units subject thereto on each quarterly anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

The following table sets forth the restricted stock units issued to Spectaire’s named executive officers in the 2023 fiscal year.

Named Executive Officer	2023 Restricted Stock Units (#)
Brian Semkiw	195,190
Brian Hemond	195,190
Christopher Grossman	151,814

In connection with the Business Combination, Spectaire adopted a 2023 Incentive Award Plan (the “Spectaire Equity Incentive Plan,” in order to facilitate the grant of cash and equity incentives to directors, employees (including named executive officers) and consultants of Spectaire and certain of its affiliates and to enable Spectaire and certain of its affiliates to obtain and retain services of these individuals, which is essential to its long-term success. No further awards have been or will be granted under the 2022 Plan following the effectiveness of the Spectaire Equity Incentive Plan.

Other Elements of Compensation

Retirement Plans

Spectaire currently maintains a 401(k) retirement savings plan for its employees who satisfy certain eligibility requirements, including all of Spectaire’s named executive officers, who are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Spectaire believes that providing a vehicle for tax-deferred retirement savings through its 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees and its named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

All of Spectaire’s full-time employees, including its named executive officers, are eligible to participate in our health and welfare plans, including medical and dental insurance programs.

Spectaire believes these benefits are appropriate and provide a competitive compensation package to Spectaire’s named executive officers. We do not currently, and we did not during 2023, provide perquisites to any of our named executive officers.

No Tax Gross-Ups

Spectaire does not make gross-up payments to cover its named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by Spectaire.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Spectaire common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

Named Executive Officer	Grant Date	Vesting Start Date	Stock Awards
			Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)(1)
Brian Semkiw	10/6/2022	10/6/2021(2)	759,071	1,252,467
	3/21/2023	3/1/2023(3)	39,761	65,606
	3/21/2023	3/1/2023(4)	139,163	229,619
Brian Hemond	10/6/2022	10/6/2021(2)	21,688	35,785
	3/21/2023	3/1/2023(3)	39,761	65,606
	3/21/2023	3/1/2023(4)	139,163	229,619
Christopher Grossman	3/21/2023	3/1/2023(4)	139,163	229,619

____________

(1)      Amount calculated based on the fair market value of Legacy Common Stock as of December 31, 2023, which was $1.65.

(2)      Represents an award of restricted common stock that vests with respect to 25% of the underlying shares on the first anniversary of the vesting start date, and with respect to 1/48th of the underlying shares on each monthly anniversary of the applicable vesting start date thereafter, subject to the applicable executive’s continued service through the applicable vesting date. If Spectaire undergoes a change in control and the executive’s service is terminated by Spectaire or a successor entity without cause or the executive resigns for good reason, in either case, within 60 days prior to or 12 months following such change in control, then the restricted stock award will vest in full upon such termination of service.

(3)      Represents restricted stock units subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 1/8th of the restricted stock units subject thereto on each quarterly anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

(4)      Represents restricted stock units subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 1/12th of the restricted stock units subject thereto on each quarterly anniversary of the vesting commencement date, subject to the applicable executive’s continued service through the applicable service-vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

Director Compensation

Spectaire does not maintain, and Legacy Spectaire has not historically maintained, a formal non-employee director compensation program. However, during 2023, Legacy Spectaire granted an award of restricted stock units covering 43,375 shares of our common stock to each of Messrs. Hunter and Mosolf pursuant to the 2022 Plan. Messrs. Hunter’s and Mosolf’s awards are subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 1/8th of the restricted stock units subject thereto on each quarterly anniversary of the vesting commencement date, subject to the applicable director’s continued service through the applicable service-vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

In addition, during 2023, Mr. Hunter received a cash bonus in an amount equal to $220,000 in connection with Legacy Spectaire’s 2023 Financings.

Messrs. Semkiw and Hemond do not receive additional compensation for their services as a directors, and the compensation provided to them as officers is set forth in the Summary Compensation Table above.

2023 Director Compensation Table

The following table sets forth information concerning the compensation of Spectaire’s non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ian Hunter(3)	—	629,000	220,000	849,000
Joerg Mosolf	—	629,000	—	629,000
Frank Baldesarra	—	—	—	—
Scott Honour	—	—	—	—
Jim Sheridan(4)	—	—	—	—
Tao Tan	—	—	—	—

____________

(1)      Amounts reflect the full grant-date fair value of the restricted stock units issued to Messrs. Hunter and Mosolf during 2023 computed in accordance with ASC Topic 718. Spectaire provides information regarding the assumptions used to calculate the value of such awards in Note 10 to the consolidated financial statements included in this prospectus or will be included in the notes to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, Mr. Hunter held 21,688 restricted shares of our common stock and unvested restricted stock units covering 39,761 shares of our common stock, and Mr. Mosolf held unvested restricted stock units covering 39,761 shares of our common stock. No other options or stock awards were held by Spectaire’s non-employee directors as of December 31, 2023.

(2)      Amount represents a cash bonus related to Legacy Spectaire’s 2023 Financings.

(3)      Mr. Hunter ceased to serve as a non-employee director on March 24, 2023.

(4)      Mr. Sheridan commenced service as a non-employee director on October 19, 2023.

Going forward, Spectaire intends to approve and implement a compensation program for its non-employee directors; however, the terms and conditions of such program have not yet been determined.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•        we have been or are to be a participant;

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Certain Relationships and Related Party Transactions — Spectaire

Registration Rights Agreement

In connection with the Business Combination, PCCT, the Sponsor, certain of PCCT’s directors and officers and of the Requisite Spectaire Stockholders entered into an Amended and Restated Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

Lock-up Agreement

In connection with the Business Combination, PCCT entered into lock-up agreements with (i) the Sponsor, (ii) certain of PCCT’s directors and officers and (iii) and certain Legacy Spectaire stockholders, restricting the transfer of Common Stock, Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants from and after the closing of the Business Combination. The restrictions under the lock-up agreements (1) with respect to the Common Stock, began at the closing of the Business Combination and end on (a) in the case of the Sponsor and certain of PCCT’s directors and officers, the date that is 365 days after the closing of the Business Combination, or upon the price of Common Stock reaching $12.00 for any 20 trading days within a 30-trading day period commencing at least 150 days after the closing of the Business Combination, and (b) in the case of the Legacy Spectaire stockholders party thereto, the date that is 180 days after the closing of the Business Combination, and (2) with respect to the Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants, the date that is 30 days after the closing of the Business Combination.

Forward Purchase Agreement

On January 14, 2022, PCCT and Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO” and, collectively with MSOF and MCP, “Meteora”), entered into the Forward Purchase Agreement for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Meteora purchased 885,574 class A ordinary shares, par value $0.0001 per share, of PCCT (“PCCT Class A Ordinary Shares”) through brokers in the open market or directly from holders (other than PCCT or its affiliates) who elected to redeem such shares in connection with the Business Combination for purposes of reversing such redemption elections. Purchases by Meteora were made after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price paid by PCCT in connection with the Business Combination (the “Initial Price”). The Shares purchased by Meteora, other than the Share Consideration Shares (as defined below), are referred to herein as the “Recycled Shares.”

Pursuant to the Forward Purchase Agreement, in connection with the closing of the Business Combination, the Company paid into an escrow account a cash amount (the “Prepayment Amount”) equal to the product of the number of Recycled Shares and the Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Initial Price (the “Shortfall Amount”). In addition to the Prepayment Amount, the Company directly paid Meteora an amount equal to the product of 150,000 PCCT Class A Ordinary Shares (the “Share Consideration Shares”) and the Initial Price. Pursuant to the Forward Purchase Agreement, Meteora waived any redemption rights in connection with the Business Combination with respect to the Recycled Shares.

Pursuant to the Forward Purchase Agreement, from time to time following the closing of the Business Combination and prior to the earliest to occur of (a) the first anniversary of the closing of the Business Combination (or, upon the mutual written agreement of the Company and Meteora, 18 months following the closing of the Business Combination) and (b) the date specified by Meteora in a written notice to be delivered to the Company at Meteora’s discretion after the occurrence of a Seller Price Trigger Event or a Delisting Event (each as defined in the Forward Purchase Agreement) (in each case, the “Maturity Date”), Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any Recycled Shares (other than sales to recover the Shortfall Amount), an amount will be paid to the Company from the escrow account equal to the product of the number of Recycled Shares sold multiplied by the Reset Price and to Meteora from the escrow account equal to the excess of the Initial Price over the Reset Price for each sold Recycled Share. The “Polar Reset Price” shall be set on the first scheduled trading day of each month, commencing with the first calendar month following the closing of the Business Combination, to be the lowest of the (b) Initial Price and (c) volume weighted average price of Common Stock during the last 10 trading days during the prior calendar month, but not lower than $7.50; provided that to the extent that the Company offers and sells any Common Stock or securities convertible into Common Stock at a price lower than the existing Reset Price, the Reset Price shall be modified to equal such reduced price.

At the Maturity Date, an amount equal to the Initial Price for each Recycled Share that is still held by Meteora (the “Matured Shares”) shall be transferred to Meteora from the escrow account, and Meteora shall transfer the Matured Shares to the Company. Additionally, at the Maturity Date, the Company shall pay to Meteora an amount equal to $1.25 (or $1.75, if the Maturity Date has been extended by the mutual written agreement of PCCT and Meteora) for each Matured Share, which may be paid in cash or in shares of NewCo Common Stock at the 10-day volume weighted average price of the NewCo Common Stock.

A break-up fee equal to (i) up to $50,000 of Meteora’s reasonable and documented fees and expenses relating to the Forward Purchase Agreement plus (ii) $500,000 (the “Break-up Fee”), shall be payable by the Company and Spectaire to Meteora in the event that, prior to the Maturity Date, (x) the Forward Purchase Agreement is terminated by either the Company or Spectaire (other than as a result of the termination of the Merger Agreement prior to the closing of the Business Combination) or (y) the Common Stock ceases to be listed on a national securities exchange or a Form 25 is filed with the SEC.

On October 16, 2023, PCCT, Meteora and Meteora Strategic Capital, LLC (“MSC” and, collectively with Meteora, the “Seller”) entered into an amendment (the “Meteora Forward Purchase Agreement Amendment”) to the Forward Purchase Agreement, pursuant to which PCCT and the Seller agreed to require PCCT to transfer the Prepayment Amount directly to an account designated in writing by the Seller in place of an escrow account with Continental Stock Transfer & Trust Company to be held in escrow and distributed in accordance with a written escrow agreement.

On November 17, 2023, the Company entered into a Forward Purchase Agreement Confirmation Amendment (the “FPA Amendment”) with Seller and Legacy Spectaire for purposes of amending the Forward Purchaser Agreement. Pursuant to the FPA Amendment, the parties agreed to reduce the Reset Price (as defined in the Confirmation) to $1.75 and the Company agreed to release 125,000 Recycled Shares to the Seller as additional Share Consideration Shares.

Polar Forward Purchase Agreement

On October 16, 2023, PCCT and Polar entered into an agreement, which was subsequently amended on October 26, 2023 (as amended, the “Polar Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Polar Forward Purchase Agreement, Polar purchased 206,000 PCCT Class A Ordinary Shares from holders (other than PCCT or its affiliates) who elected to redeem such shares in connection with the Business Combination. Purchases by Polar were made through brokers in the open market after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price to be paid by PCCT in connection with the Business Combination (the “Polar Initial Price”). The shares purchased by Polar, other than the Share Consideration Shares (as defined below) are referred to herein as the “Polar Recycled Shares.”

Pursuant to the Polar Forward Purchase Agreement, in connection with the closing of the Business Combination, the Company transferred to an account designated in writing by Polar a cash amount (the “Polar Prepayment Amount”) equal to the product of the number of Polar Recycled Shares and the Polar Initial Price, less an amount equal to 1% of the product of the number of Polar Recycled Shares and the Polar Initial Price (the “Polar Shortfall Amount”). In addition to the Polar Prepayment Amount, the Company paid Polar an amount equal to the product of 45,000 PCCT Class A Ordinary Shares (the “Share Consideration Shares”) and the Polar Initial Price. Polar agreed to waive any redemption rights in connection with the Business Combination with respect to the Polar Recycled Shares.

From time to time following the closing of the Business Combination and prior to the earliest to occur of (a) the first anniversary of the closing of the Business Combination (or, upon the mutual written agreement of the Company and Polar, eighteen (18) months following the closing of the Business Combination) and (b) the date specified by Polar in a written notice to be delivered to the Company at Polar’s discretion after the occurrence of a Seller Price Trigger Event, a Delisting Event or a Registration Failure (each as defined in the Polar Forward Purchase Agreement) (in each case, the “Polar Maturity Date”), Polar may, in its sole discretion, sell some or all of the Polar Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Polar has sold any Polar Recycled Shares (other than sales to recover the Polar Shortfall Amount), the Company will be entitled to an amount equal to the product of the number of Polar Recycled Shares sold multiplied by the Polar Reset Price and Polar will be entitled to an amount equal to the excess of the Polar Initial Price over the Polar Reset Price for each sold Polar Recycled Share. The “Reset Price” shall be set on the first scheduled trading day of each month, commencing with the first calendar month following the closing of the Business Combination, to be the lowest of the (b) Polar Initial Price and (c) volume weighted average price of the Common Stock during the last ten (10) trading days during the prior calendar month, but not lower than $7.50; provided that to the extent that the Company offers and sells any Common Stock or securities convertible into Common Stock at a price lower than the existing Polar Reset Price, the Polar Reset Price shall be modified to equal such reduced price.

At the Polar Maturity Date, Polar shall transfer the Polar Recycled Shares that are still held by Polar (the “Polar Matured Shares”) to the Company. Additionally, at the Polar Maturity Date, the Company shall pay to Polar an amount equal to $1.25 (or $1.75, if the Polar Maturity Date has been extended by the mutual written agreement of the Company and Polar) for each Polar Matured Share, which may be paid in cash or in shares of Common Stock at the 10-day volume weighted average price of the Common Stock.

A break-up fee equal to (i) up to $50,000 of Polar’s reasonable and documented fees and expenses relating to the Polar Forward Purchase Agreement plus (ii) $250,000 (the “Polar Break-up Fee”), shall be payable by the Company and Spectaire to Polar in the event that, prior to the Polar Maturity Date, (x) the Polar Forward Purchase Agreement is terminated by either the Company or Spectaire or (y) the Common Stock ceases to be listed on a national securities exchange or a Form 25 is filed with the SEC.

Statement of Policy Regarding Transactions with Related Persons

In connection with the closing of the Business Combination, we adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of our Common Stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of our audit committee, subject to certain exceptions.

Indemnification of Directors and Officers

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and weare aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Certain Relationships and Related Party Transactions — Legacy Spectaire

Loan Agreement

On March 31, 2023, Legacy Spectaire, as borrower, entered into the Loan Agreement with Arosa, as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million, comprised of (i) $5,000,000 in cash of which (a) $2.0 million was funded to a deposit account of Legacy Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Legacy Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Legacy Spectaire. Upon receipt of the Arosa Founder Units, Legacy Spectaire distributed the Arosa Founder Units to Legacy Spectaire’s shareholders (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account is subject to the satisfaction or waiver of customary conditions, including certification that all representations and warranties contained in the Loan Agreement and related documents are true and correct in all material respects.

The Arosa Loan will mature on March 27, 2024 (the “Arosa Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Arosa Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

Legacy Spectaire may prepay all, but not less than all, of the outstanding balance of the Arosa Loan at any time upon three days’ prior written notice to Arosa. Legacy Spectaire will be required to repay the outstanding principal amount of the Arosa Loan, plus the Final Payment Amount and all other sums, if any, that have become due and payable under the Loan Agreement, upon the occurrence of an event of default under the Loan Agreement, the closing of the Merger or the occurrence of a Change of Control (as defined in the Loan Agreement). In addition, upon the receipt by Legacy Spectaire or any of its subsidiaries of proceeds from an asset sale, Legacy Spectaire will be required to repay all or a portion of the outstanding principal amount of the Arosa Loan equal to the amount of the proceeds received from such asset sale.

Pursuant to the Loan Agreement, Legacy Spectaire paid to Arosa all expenses incurred by Arosa through and after March 31, 2023 relating to the Arosa Loan, provided that Legacy Spectaire was not be required to pay any fees of counsel to Arosa incurred on or prior to March 27, 2023 in excess of $200,000.

While the Arosa Loan remains outstanding, Arosa will, subject to certain limitations, have the right to participate in any capital raise by Legacy Spectaire or any of its subsidiaries consummated on or prior to the Arosa Maturity Date.

The Loan Agreement includes customary representations, warranties and covenants of the parties for loans of this type. The Loan Agreement also contains customary events of default, including, among others, non-payment of principal or interest by Legacy Spectaire, violations of covenants by Legacy Spectaire, Legacy Spectaire’s insolvency, material judgments against Legacy Spectaire, the occurrence of any material adverse change with respect to Legacy Spectaire, breaches by any party to that certain Exclusive Patent License Agreement, dated as of September 1, 2018, by and between Legacy Spectaire and Massachusetts Institute of Technology or the failure of Legacy Spectaire to issue the Arosa Warrants.

Legacy Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Legacy Spectaire’s obligations to Arosa are secured by substantially all of Legacy Spectaire’s assets and all of Legacy Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Legacy Spectaire to Arosa as collateral under the Arosa Loan.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Legacy Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Legacy Spectaire Common Stock representing 10.0% of the outstanding number of shares of Legacy Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, upon the closing of the Business Combination, the Company issued the Arosa Warrant to Arosa, at which time Arosa agreed to cancel and forfeit the Closing Date Warrant.

Convertible Promissory Notes

Prior to the consummation of the Business Combination, Legacy Spectaire issued convertible promissory notes from time to time in a combined aggregate principal amount of approximately $2.0 million, including to related persons and their affiliated entities. In connection with the consummation of the Business Combination, each holder of outstanding convertible promissory notes converted the aggregate outstanding amounts under their respective convertible promissory notes, including all outstanding principal and interest accrued thereon at the time of the conversion, into shares of Common Stock. The following table summarizes issuances of Legacy Spectaire Convertible Notes to related persons and their affiliated entities.

Name	Aggregate Principal Amount ($)
True Remainders LLC(1)	682,480
MLab Capital GmbH(2)	725,000
David Jackson	500,000
Total	1,907,480

____________

(1)      As of immediately prior to the consummation of the Business Combination, True Remainders LLC held more than 5% of Legacy Spectaire’s outstanding capital stock on a fully diluted basis.

(2)      Jörg Mosolf is a member of the Board of directors and is affiliated with MLab Capital GmbH. As of immediately prior to the consummation of the Business Combination, Mr. Mosolf held more than 5% of Legacy Spectaire’s outstanding capital stock on a fully diluted basis.

Seed Preferred Stock Financing

In November 2022, Legacy Spectaire issued an aggregate of 5,100,000 shares of Legacy Spectaire Series Seed preferred stock for an aggregate purchase price of approximately $455,000. The following table summarizes purchases of shares of Legacy Spectaire Series Seed preferred stock by related persons and their affiliated entities. None of Legacy Spectaire’s executive officers purchased shares of Legacy Spectaire Series Seed preferred stock.

Name	Shares of Series Seed Preferred Stock	Aggregate Principal Amount ($)
Gregory Hancke	200,000	682,480
True Remainders LLC(1)	2,100,000	725,000
MLab Caital GmbH(2)	2,800,000	500,000
Total	5,100,000	1,907,480

____________

(1)      As of immediately prior to the consummation of the Business Combination, True Remainders LLC held more than 5% of Legacy Spectaire’s outstanding capital stock on a fully diluted basis.

(2)      Jörg Mosolf is a member of the Board of directors and is affiliated with MLab Capital GmbH. As of immediately prior to the consummation of the Business Combination, Mr. Mosolf held more than 5% of Legacy Spectaire’s outstanding capital stock on a fully diluted basis.

MIT License Agreement

Legacy Spectaire is party to that certain Exclusive Patent License Agreement, dated as of September 1, 2018, by and between MIT and microMS, as modified by that certain Common Stock Issuance Agreement, dated as of January 10, 2023, by and between MIT and Legacy Spectaire (the “MIT License Agreement”). Pursuant to the terms of the MIT License Agreement, MIT grants an exclusive license to Legacy Spectaire to incorporate certain intellectual property into its products, and Legacy Spectaire agreed to issue shares of Legacy Spectaire common stock to MIT upon the occurrence of certain triggering events. Legacy Spectaire satisfied all obligations to issue shares of Legacy Spectaire common stock to MIT pursuant to the MIT License Agreement prior to the consummation of the Business Combination.

Corsario Agreement

Legacy Spectaire is party to that certain Contract for Services, dated as of August 1, 2022 (the “Corsario Agreement”), by and between Legacy Spectaire and Corsario Ltd., a Limited corporation with offices in Mississauga Ontario that is wholly owned by Brian Semkiw (“Corsario”), pursuant to which Legacy Spectaire engaged Corsario as a contractor for certain administrative and other services. Pursuant to the Corsario Agreement, Corsario’s employees, including Brian Semkiw, Rui Mendes and Chris Grossman, provide any and all services required by Legacy Spectaire on a full-time basis in exchange for the payment by Legacy Spectaire of a monthly rate, plus certain housing and technology expenses, totaling, in the aggregate, approximately $122,500 per month. The Corsario Agreement will continue on a month-by-month basis until terminated by Legacy Spectaire. Under the terms of the Corsario Agreement, any intellectual property developed by Corsario or its employees during the term of the Corsario Agreement will be the exclusive property of Legacy Spectaire.

Certain Relationships and Related Party Transactions — PCCT

Founder Shares

On January 25, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of PCCT in exchange for the issuance of 7,187,500 PCCT Class B Ordinary Shares. In August 2021, the Sponsor surrendered 1,437,500 PCCT Class B Ordinary Shares for no consideration, resulting in an aggregate of 5,750,000 PCCT Class B Ordinary Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share surrender. Pursuant to the exercise of the IPO Underwriters’ over-allotment option in full, no Founder Shares are subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a business combination or (b) subsequent to a business combination (i) if last reported sale price of the PCCT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which PCCT completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Public Shareholders having the right to exchange their Public Shares for cash, securities or other property.

On April 7, 2021, the Sponsor transferred 30,000 Founder Shares to each of Omer Keilaf, Thomas J. Abood and R. Rudolph Reinfrank (or 90,000 Founder Shares in total) for cash consideration of approximately $0.003 per share and on November 18, 2022, the Sponsor granted membership interests representing the equivalent of 30,000 Founder Shares to Karrie Willis.

Private Placement Warrants

Simultaneously with the closing of the PCCT IPO, PCCT consummated the sale of 10,050,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the IPO Underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000. Each Private Placement Warrant is exercisable to purchase one PCCT Class A Ordinary Share at a price of $11.50 per share. The proceeds from the private placement were added to the net proceeds from the PCCT IPO held in the Trust Account. If PCCT does not complete a business combination within the Completion Window, the proceeds from the private placement will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, Extension Warrants and any warrants that may be issued upon conversion of the Working Capital Note (and any PCCT Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, Extension Warrants or warrants issued upon conversion of the Working Capital Note and upon conversion of the Founder Shares) are entitled to registration rights pursuant to the Original RRA. The holders of these securities are entitled to make up to three demands, excluding short form demands, that

PCCT register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination and rights to require PCCT to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Original RRA provides that PCCT will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. PCCT will bear the expenses incurred in connection with the filing of any such registration statements. The Original RRA was amended and restated in its entirety upon completion of the Business Combination. See “Certain Relationships and Related Party Transactions — Spectaire — Registration Rights Agreement.”

Related Party Notes

On October 31, 2022, in connection with the Initial Extension, PCCT issued to the Sponsor the Extension Note in the aggregate principal amount of up to $720,000. On April 10, 2023, in connection with the Second Extension, the Extension Note was amended and restated to, among other things, increase the aggregate principal amount available thereunder from $720,000 to $1,200,000. Pursuant to the Extension Note, as amended, the Sponsor has agreed that it will continue to contribute to the Trust Account $0.04 for each Public Share that was not redeemed in connection with the Second Extension for each month (or pro rata portion thereof if less than a month) until the earlier of (i) the date of the extraordinary general meeting held in connection with the shareholder vote to approve an initial business combination and (ii) the Sponsor having made aggregate Contributions of $1,200,000. The unpaid principal balance under the Extension Note is non-interest bearing and becomes due and payable in full upon the earlier of (i) the date by which PCCT must consummate a business combination and (ii) immediately upon consummation of a business combination. Up to $1,200,000 of the unpaid principal amount outstanding under the Extension Note may be converted, at the Sponsor’s election, into Extension Warrants at a conversion price of $1.00 per warrant and on terms identical to those of the Private Placement Warrants. As of June 30, 2023 and December 31, 2022, there was an outstanding balance of $491,578 and $196,631, respectively, under the Extension Note.

In order to finance transaction costs in connection with a business combination, the Initial Shareholders or an affiliate of the Initial Shareholders or certain of PCCT’s directors and officers may, but are not obligated to (other than pursuant to the Working Capital Note), loan PCCT working capital as may be required. On December 7, 2022, in order to finance transaction costs in connection with an initial business combination, the Sponsor provided to PCCT a $25,000 loan for working capital purposes, evidenced by the Working Capital Note, effective as of December 7, 2022 and dated as of January 10, 2023, from which PCCT may make withdrawals of up to $2,500,000 in the aggregate. The Working Capital Note is non-interest bearing and will become due and payable in full by PCCT upon the earlier of (i) August 7, 2023 and (ii) the consummation of a business combination. Up to $2,500,000 of the unpaid principal balance of the Working Capital Note may be converted, at the Sponsor’s election, into redeemable warrants to purchase PCCT Class A Ordinary Shares at a conversion price equal to $1.00 per warrant. As of June 30, 2023, there was an outstanding balance of $556,974 under the Working Capital Note.

On October 17, 2023, PCCT and the Sponsor amended and restated the Working Capital Note (the “A&R Working Capital Note”) to, among other things, extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one hundred eighty (180) days following the consummation of an initial business combination.

On October 17, 2023, PCCT and the Sponsor amended and restated the A&R Extension Note (the “Second A&R Extension Note”), to (A) extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one year following the consummation of an initial business combination, and (B) allow the Company to convert up to $1,200,000 of the unpaid principal amount outstanding under the Second A&R Extension Note into a number of shares of Common Stock calculated based on a 10-day volume weighted average price of the Common Stock over a period ending on the day the Company provides the Sponsor notice of such conversion.

Administrative Services Agreement

As of the effective date of the PCCT IPO, PCCT entered into an agreement to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services. The Company ceased paying these monthly fees upon the completion of the Business Combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•        each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•        each of our named executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Spectaire Holdings, Inc., 155 Arlington St., Watertown, MA 02472.

The beneficial ownership of our Common Stock is based on 15,344,864 shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Class A Ordinary Shares as described above and the consummation of the PIPE Investment.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Perception Capital Partners II LLC(1)	15,800,000	62.2%

Directors and Named Executive Officers:
Tao Tan	—	—
Brian Semkiw	775,337	5.1%
Brian Hemond	1,469,344	9.6%
Dr. Jörg Mosolf(2)	1,865,676	12.2%
Scott Honour(1)	15,800,000	62.2%
Frank Baldesarra	—	—
Leonardo Fernandes	9,037	*
Chris Grossman	12,651	*
Rui Mendes	594,606	3.9%
Directors and executive officers as a group (9 individuals)	4,726,651	30.8%

____________

*        Less than one percent.

(1)      Include 10,050,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants. Perception Capital Partners II LLC, the Sponsor, is the record holder of the shares of Common Stock reported herein. Sponsor is managed by Perception Capital Partners LLC, which is controlled by Northern Pacific Group, L.P. Scott Honour and Marcy Haymaker control Northern Pacific Group, L.P. As a result, Scott Honour and Marcy Haymaker may be deemed to beneficially own shares held by Sponsor by virtue of their indirect shared control over Sponsor.

(2)      1,812,062 of the shares of Common Stock beneficially owned by Dr. Jörg Mosolf are held indirectly through MLabCapital GmbH.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Keystone of any or all of the shares of Common Stock that may be issued by us to Keystone under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “Committed Equity Financing” above.

We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone Capital Partners, LLC Partners on November 17, 2023 in order to permit Keystone to offer the shares of Common Stock for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Keystone Capital Partners, LLC has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects beneficial ownership as of November 17, 2023. The number of shares of Common Stock in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares of Common Stock in this offering. We do not know how long the Selling Stockholder will hold the shares of Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares of Common Stock.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 15,344,864 shares of our Common Stock outstanding on November 17, 2023. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each applicable purchase date, the number of shares of Common Stock that may actually be sold by the Company to Keystone under the Purchase Agreement may be fewer than the number of shares of Common Stock being offered by this prospectus. The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number(3)	Percent
Keystone Capital Partners, LLC(4)	—	—	3,337,438	—	—

____________

(1)      In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares of Common Stock that Keystone may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Keystone’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Keystone to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone, would cause Keystone’s beneficial ownership of our common stock to exceed beneficial ownership of greater than 4.99% of the outstanding number of shares of Common Stock.

(2)      This number represents the 3,337,438 shares of common stock we may issue to Keystone (i) pursuant to the Purchase Agreement and (ii) upon conversion of the Commitment Note as Note Shares in consideration for entering into the Purchase Agreement with us.

(3)      Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.

(4)      The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

DESCRIPTION OF SECURITIES OF SPECTAIRE

The following description summarizes certain terms of our certificate of incorporation and bylaws and the DGCL.This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Authorized and Outstanding Stock

The total amount of Spectaire’s authorized capital stock consists of 600,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). No shares of Preferred Stock are outstanding.

Common Stock

Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of Spectaire securities. Common Stock is neither convertible nor redeemable. Unless the Board determines otherwise, we will issue all of Spectaire’s capital stock in uncertificated form.

Voting Power

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation, Spectaire stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Each holder of Common Stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of Spectaire’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Preferred Stock, if any, and any contractual limitations on Spectaire’s ability to declare and pay dividends.

Liquidation, Dissolution and Winding Up

If Spectaire is involved in voluntary or involuntary liquidation, dissolution or winding up of Spectaire’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, in accordance with the number of shares of Common Stock held by each such holder, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Preemptive or Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that we may designate and issue in the future.

Preferred Stock

The Board has the authority to issue shares of Preferred Stock in one or more series and to determine and fix for each such series such voting powers, designations, preferences, qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on Spectaire’s capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of Spectaire’s capital stock, or delaying or preventing a change in control of Spectaire.

Warrants

The Board has the authority to create and issue warrants and to determine and set the exercise price, duration, times for exercise and other terms and conditions thereof, all to the fullest extent permitted by the DGCL.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•        before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds (66 and 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•        any merger or consolidation involving the corporation and the interested stockholder;

•        any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•        subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•        any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of Spectaire may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, our certificate of incorporation and bylaws:

•        permit the Board to issue up to 20,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•        provide that the authorized number of directors may be changed only by resolution of the Board;

•        provide that the Board will be classified into three classes of directors;

•        provide that, subject to the rights of any series of Preferred Stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the corporation entitled to vote at an election of directors;

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders;

•        require that any action to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•        provide that special meetings of stockholders may be called only by the chairperson of the Board, its chief executive officer, its president or by its board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•        not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. The Board may also act without stockholder action to amend, adopt or repeal our bylaws.

The combination of these provisions will make it more difficult for existing stockholders to replace the Board as well as for another party to obtain control of Spectaire by replacing its board of directors. Since the Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change Spectaire’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce Spectaire’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Spectaire’s capital stock and may have the effect of delaying changes in Spectaire’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of Common Stock.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of Spectaire’s directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, including:

•        any breach of the director’s duty of loyalty to the corporation or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•        any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation authorizes Spectaire to indemnify its directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our bylaws provide that Spectaire is required to indemnify its directors and officers to the fullest extent permitted by Delaware law and may indemnify its other employees and agents. Our bylaws also provide that, on satisfaction of certain conditions, Spectaire will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether Spectaire would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Spectaire entered into agreements to indemnify its directors and executive officers in connection with the Business Combination. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. Spectaire believes that our certificate of incorporation and bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Spectaire will also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against Spectaire’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Spectaire’s directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that Spectaire pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Forum Selection

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on Spectaire’s behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of Spectaire’s directors, officers, or stockholders to us or Spectaire’s stockholders; (iii) any action, suit or proceeding asserting a claim against Spectaire or any of Spectaire’s directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; and (iv) any action or proceeding asserting a claim against Spectaire or any of Spectaire’s directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, unless Spectaire consents in writing to the selection of an alternative forum. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. Our certificate of incorporation further provides that, unless Spectaire consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, our certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of Spectaire’s securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our Common Stock is listed on Nasdaq under the symbol “SPEC,” and our Warrants are listed on Nasdaq under the symbol “SPECW.”

SHARES ELIGIBLE FOR FUTURE SALE

Lock-Up Agreement

Spectaire, the Sponsor, certain directors and officers of PCCT and the Requisite Spectaire Stockholders, entered into the Lock-Up Agreement, pursuant to which each party agreed that it will not, without the prior written consent of Spectaire during a lock-up period of 180 days or 365 days (depending on the relevant holder), as applicable, unless earlier released, and subject to customary exceptions, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than shares of Common Stock issued or issuable upon the exercise of Private Placement Warrants) issued or issuable to such party pursuant to the Merger Agreement (collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, if at any time before 180 days or 365 days after the Closing, as applicable, (x) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing results in all of the public stockholders of Spectaire having the right to exchange their shares of Common Stock for cash securities or other property, or (y) the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty trading days within any thirty-trading day period commencing at least 150 days after the Closing, then each party’s Lock-Up Shares will be automatically released from the lock-up restrictions, in the case of clause (y) above, as of the last day of such thirty-trading day period. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will.

Registration Rights

Spectaire, the Sponsor, certain directors and officers of PCCT and the Spectaire Stockholders, entered into the Registration Rights Agreement, pursuant to which Spectaire will agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of Spectaire that are held by the parties thereto from time to time.

The Registration Rights Agreement amends and restates the Original RRA that was entered into by PCCT and the Sponsor and other parties thereto in connection with the PCCT IPO. The Registration Rights Agreement will terminate on the earlier of (a) the seven year anniversary of the date of the Registration Rights Agreement and (b) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Spectaire at the time of, or at any time during the three months preceding, a sale and (ii) Spectaire is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Spectaire was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or Spectaire Warrants for at least six months but who are affiliates of Spectaire at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Common Stock then outstanding; or

•        the average weekly reported trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Spectaire under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Spectaire.

Restrictions on the Use of Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company. Accordingly, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Rule 701

Rule 701 under the Securities Act generally allows a stockholder who purchases shares of PCCT capital stock pursuant to a written compensatory plan or contract executed prior to the Closing and who is not deemed to have been an affiliate of PCCT during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of PCCT to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the applicable lock-up period expires.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

•        ordinary brokers’ transactions;

•        transactions involving cross or block trades;

•        through brokers, dealers, or underwriters who may act solely as agents;

•        “at the market” into an existing market for our common stock;

•        in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•        in privately negotiated transactions; or

•        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that each such broker-dealer will receive commissions from Keystone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have reserved up to 300,000 shares of our Common Stock that we may issue to the Selling Stockholder as Note Shares in accordance with the Purchase Agreement and the ELOC Note.

We also have agreed to indemnify Keystone and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Keystone has represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Keystone has agreed that during the term of the Purchase Agreement, neither Keystone nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock and Warrants are listed on Nasdaq under the symbols “SPEC” and “SPECW,” respectively. On February 9, 2024, the closing price of our Common Stock was $1.72 and the closing price for our Warrants was $0.039.

LEGAL MATTERS

The validity of the securities of Spectaire offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The financial statements of Perception Capital Corp. II as of December 31, 2022 and 2021, and for the year ended December 31, 2022, and for the period from January 21, 2021 (inception) through December 31, 2021, included in this registration statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to Perception Capital Corp. II’s ability to continue as a going concern). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Spectaire Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022, included in this registration statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which contains an explanatory paragraph relating to Spectaire Inc.’s ability to continue as a going concern), and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock and Warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at www.spectaire.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

FINANCIAL STATEMENTS AND
SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS

Financial Statements of Spectaire Holdings Inc. (formerly known as Perception Capital Corp. II)

Page
Report of Independent Registered Public Accounting Firm (PCAOB ID #688)	F-2
Balance Sheets as of December 31, 2022 and 2021	F-3
Statements of Operations for the period ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021	F-4
Statements of Changes in Shareholders’ Deficit for the period ended December 31, 2022 and for the period from January 21, 2021 (inception) through December 31, 2021	F-5
Statements of Cash Flows for the period ended December 31, 2022 and for the period from January 21, 2021 through December 31, 2021	F-6
Notes to Financial Statements	F-7

Condensed Financial Statements
Condensed Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	F-22
Condensed Statements of Operations (unaudited) for the three and nine months ended September 30, 2023 and 2022	F-23
Condensed Statements of Changes in Shareholders’ Deficit (unaudited) for the three and nine months ended September 30, 2023 and 2022	F-24
Condensed Statements of Cash Flows (unaudited) for the nine months ended September 30, 2023 and 2022	F-26
Notes to Condensed Financial Statements	F-27

Financial Statements of Spectaire Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Perception Capital Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Perception Capital Corp. II (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and the period from January 21, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from January 21, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has negative working capital, has incurred significant costs, needs to raise additional funds to meet its obligations and sustain its operations and the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MARCUM LLP

MARCUM LLP

We have served as the Company’s auditor since 2021.

Tampa, FL

March 27, 2023

PERCEPTION CAPITAL CORP. II
BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash	$4,730	$818,833
Prepaid expenses – current	107,179	342,364
Total current assets	111,909	1,161,197
Prepaid expenses – noncurrent	—	107,084
Investments held in Trust Account	25,517,987	233,452,747
Total Assets	$25,629,896	$234,721,028

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$783,055	$10,035
Accounts payable – related party	104,808	49,182
Accrued expenses	1,906,825	126,644
Accrued expense – related party	10,977	—
Accrued offering costs	224,235	231,235
Convertible promissory notes – related party	221,631	—
Total current liabilities	3,251,531	417,096
Deferred underwriting fee payable	8,050,000	8,050,000
Total Liabilities	11,301,531	8,467,096

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 2,457,892 and 23,000,000 shares at redemption value of $10.34 and $10.15 per share, respectively, at December 31, 2022 and 2021, respectively	25,417,987	233,450,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and 2021; (excluding 2,457,892 and 23,000,000 shares subject to possible redemption, respectively) at December 31, 2022 and 2021	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 issued and outstanding	575	575
Additional paid-in capital	—	—
Accumulated deficit	(11,090,197)	(7,196,643)
Total shareholders’ deficit	(11,089,622)	(7,196,068)
Total Liabilities and Shareholders’ Deficit	$25,629,896	$234,721,028

The accompanying notes are an integral part of this financial statement.

PERCEPTION CAPITAL CORP. II
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period January 21, 2021 (Inception) through December 31, 2021
Operating and formation costs	$3,794,176	$316,021
Loss from operations	(3,794,176)	(316,021)
Interest and dividend income on investments held in Trust Account	2,030,383	2,747
Net Loss	$(1,763,793)	$(313,274)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	19,398,096	4,011,628
Basic and diluted net loss per share, Class A ordinary shares	$(0.07)	$(0.03)
Basic and diluted weighted average shares outstanding, Class B ordinary shares(1)	5,750,000	5,072,674
Basic and diluted net loss per share, Class B ordinary shares	$(0.07)	$(0.03)

____________

(1)      In August 2021, the Sponsor surrendered 1,437,500 Class B ordinary shares for no consideration, resulting in an aggregate of 5,750,000 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share surrender (see Note 5).

The accompanying notes are an integral part of this financial statement.

PERCEPTION CAPITAL CORP. II
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	5,750,000	$575	$—	$(7,196,643)	$(7,196,068)
Net loss	—	—	—	—	—	(1,763,793)	(1,763,793)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(2,129,761)	(2,129,761)
Balance – December 31, 2022	—	$—	5,750,000	$575	$—	$(11,090,197)	$(11,089,622)

FOR THE PERIOD FROM JANUARY 21, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 21, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425		25,000
Proceeds allocate to public warrants, net of offering costs	—	—	—	—	9,072,568	—	9,072,568
Sale of 10,050,000 private placement warrants to Sponsor, net of offering costs	—	—	—	—	10,014,058	—	10,014,058
Re-measurement of redeemable Class A ordinary shares to redemption amount	—	—	—	—	(19,111,051)	(6,883,369)	(25,994,420)
Net loss	—	—	—	—	—	(313,274)	(313,274)
Balance – December 31, 2021	—	$—	5,750,000	$575	$—	$(7,196,643)	$(7,196,068)

The accompanying notes are an integral part of this financial statement.

PERCEPTION CAPITAL CORP. II
STATEMENTS OF CASH FLOWS

	For the Period Ended December 31, 2022	For the Period from January 21, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net Loss	$(1,763,793)	$(313,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest and dividend income on investments held in Trust Account	(2,030,383)	(2,747)
Formation costs paid by Sponsor in exchange for Class B ordinary shares	—	11,770
Changes in operating assets and liabilities:
Prepaid expenses	342,269	(449,448)
Accounts payable	773,020	10,035
Accounts payable – related party	55,626	49,182
Accrued expenses	1,784,158	126,644
Net cash used in operating activities	(839,103)	(567,838)

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(196,631)	(233,450,000)
Cash withdrawn from Trust Account for payment to redeeming shareholders	210,161,774	—
Net cash provided by (used) in investing activities	209,965,143	(233,450,000)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	—	223,765
Repayment of promissory note – related party	—	(223,765)
Proceeds from convertible promissory note – related party	221,631	—
Proceeds from sale of private placement warrants	—	10,050,000
Proceeds from initial public offering, net of underwriting discount paid	—	225,400,000
Payment to redeeming shareholders	(210,161,774)	—
Payment of offering costs	—	(613,329)
Net cash provided by (used in) financing activities	(209,940,143)	234,836,671
Net Change in Cash	(814,103)	818,833
Cash – Beginning of period	818,833	—
Cash – End of period	$4,730	$818,833

Supplemental disclosures of non-cash investing and financing activities:
Accretion of Class A ordinary shares subject to redemption to redemption value	$2,129,761	$25,994,420
Deferred underwriting fee payable	$—	$8,050,000
Offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$—	$13,230
Offering costs included in accrued offering costs	$—	$231,235

The accompanying notes are an integral part of this financial statement.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Perception Capital Corp. II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 21, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from January 21, 2021 (inception) through December 31, 2022 relates to the Company’s formation and initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. On January 16, 2023, the company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Spectaire”). See Note 9 for further details. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2021. On November 1, 2021, the Company consummated the Initial Public Offering of 23,000,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 3,000,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $230,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,050,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Perception Capital Partners II LLC (the “Sponsor”), including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000, which is described in Note 4.

Following the closing of the Initial Public Offering, an amount of $233,450,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $13,617,198, consisting of $4,600,000 of cash underwriting fees, $8,050,000 of deferred underwriting fees and $967,198 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

The Company will provide its holders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete an initial Business Combination by May 1, 2023, or with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares it holds if the Company fails to complete an initial Business Combination by May 1, 2023, or any extended period of time that the Company may have to consummate an initial Business Combination. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination by May 1, 2023.

The Company will have until May 1, 2023 to complete a Business Combination or receive shareholder approval for another extension (the “Combination Period”). If the Company is unable to complete a Business Combination or receive extension approval within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter,

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.15 per Public Share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Amendment to Certificate of Incorporation

On October 28, 2022, the Company held an extraordinary general meeting (the “general meeting”), at which holders of 23,264,839 ordinary shares, comprised of 17,514,839 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), and 5,750,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares,” and together with the Class A ordinary shares, the “ordinary shares”), were present in person or by proxy, representing approximately 80.9% of the voting power of the 28,750,000 issued and outstanding ordinary shares of the company, comprised of 23,000,000 Class A ordinary shares and 5,750,000 Class B ordinary shares, entitled to vote at the general meeting at the close of business on September 29, 2022, which was the record date (the “record date”) for the general meeting. Shareholders of record as of the close of business on the record date are referred to herein as “shareholders.”

On October 28, 2022, the company filed with the Cayman Islands Registrar of Companies an amendment to the amended and restated memorandum and articles of association of the company (the “charter amendment”). The charter amendment extended the date by which the company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A ordinary shares included as part of the units sold in its initial public offering from November 1, 2022, to May 1, 2023 (the “charter extension”).

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

In connection with the charter extension, a total of 159 shareholders have elected to redeem an aggregate of 20,542,108 Class A ordinary shares, representing approximately 89.3% of the issued and outstanding Class A ordinary shares. As a result, $210,161,773.71 was paid out of the company’s trust account in connection with the redemptions, representing a redemption price per Class A ordinary share of approximately $10.23.

On October 31, 2022, the Company issued a convertible promissory note in the aggregate principal amount of up to $720,000 (the “extension loan”) to its sponsor, Perception Capital Partners II LLC, a Delaware limited liability company (the “sponsor”). The total borrowings on the note as of December 31, 2022 is $196,631. The extension loan was issued in connection with certain payments to be made by the sponsor into the trust account of the company pursuant to the company’s amended and restated certificate of incorporation, to provide the company with an extension of the date by which it must consummate an initial business combination from November 1, 2022, to May 1, 2023 (the “extension”) See Note 5 for further discussion on the convertible promissory note.

Going Concern

As of December 31, 2022, the Company had $4,730 in cash held outside of the Trust Account and negative working capital of $3,139,622. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity will be satisfied through the net proceeds from the private placement held outside of the Trust Account and proceeds made available to the Company under Working Capital Loans (as defined in Note 5). While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available if necessary.

The Company will have until May 1, 2023 to complete a Business Combination or receive shareholder approval for an extension. If a Business Combination is not consummated or an extension is not approved by May 1, 2023, there will be a mandatory liquidation and subsequent dissolution of the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the accompanying financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period (including any extended period of time as described above). The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

In addition to the risks noted above under Going Concern, the company is also subject to the following:

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Initial Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), which, among other things, imposes a 1% excise tax on any domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because the combined company will be a Delaware corporation and the Company’s securities are expected to trade on Nasdaq following the Business Combination, the Company will be a “covered corporation” within the meaning of the Inflation Reduction Act following the Business Combination. While not free from doubt, absent any further guidance from Congress, the Excise Tax may apply to any redemptions of its Class A ordinary shares after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Investments Held in Trust Account

As of December 31, 2022 and 2021, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

As of December 31, 2022 and December 31, 2021, the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. The Company had $25,517,987 and $233,452,747 in investments held in the Trust Account as of December 31, 2022 and December 31, 2021, respectively.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Public Warrants (as defined in Note 3) and Private Placement Warrants are equity classified (see Note 7).

Class A Ordinary Shares Subject to Possible Redemption

All of the 23,000,000 Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Memorandum and Articles of Association. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Public Shares have been classified as temporary equity on the balance sheets.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Under ASC 480, the Company has elected to recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit. The redemption value of the redeemable ordinary shares as of December 31, 2022, increased as the income earned on the Trust Account exceeds $100,000 to pay dissolution expenses (see Note 1). As such, the Company recorded an increase in the carrying amount of the redeemable ordinary shares of $2,129,761 during the year ended December 31, 2022.

As of December 31, 2022 and December 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the balance sheets are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(9,637,000)
Issuance costs allocated to Class A ordinary shares	(12,907,420)
Plus:
Accretion of carrying value to redemption value	25,994,420
Class A ordinary shares subject to possible redemption as of December 31, 2021	233,450,000
Plus:
Remeasurement of carrying value to redemption value	2,129,761
Initial Pre-Extension Redemption	(210,161,774)
Class A ordinary shares subject to possible redemption as of December 31, 2022	$25,417,987

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”) and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,507,794, consisting of $4,600,000 of cash underwriting fees, $8,050,000 of deferred underwriting fees and $857,794 of other offering costs. As such, the Company recorded $12,907,420 of offering costs as a reduction of temporary equity and $600,374 of offering costs as a reduction of permanent equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Accretion associated with the redeemable Class A ordinary shares is excluded from net loss per share as the redemption value approximates fair value. Therefore, the earnings per share calculation allocates income and losses shared pro rata between Class A and Class B ordinary shares. As a result, the calculated net loss per share is the same for Class A and Class B ordinary shares. The Company has not considered the effect of the Public Warrants and Private Placement Warrants to purchase an aggregate of 21,550,000 shares in the calculation of diluted net loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):
	For the Period Ended December 31, 2022		For the Period January 21, 2021 (Inception) through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(1,360,510)	$(403,283)	$(138,342)	$(174,932)
Denominator:
Basic and diluted weighted average shares	19,398,096	5,750,000	4,011,628	5,072,674
Basic and diluted net loss per share	$(0.07)	$(0.07)	$(0.03)	$(0.03)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.
Level 1 —

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 8 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2021. On November 1, 2021, the Company consummated the Initial Public Offering of 23,000,000 Units, including 3,000,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $230,000,000. Each Unit consisted of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,050,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 25, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 7,187,500 Class B ordinary shares (the “Founder Shares”). In August 2021, the Sponsor surrendered 1,437,500 Class B ordinary shares for no consideration, resulting in an aggregate of 5,750,000 Class B ordinary shares outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share surrender. Pursuant to the exercise of the underwriters’ over-allotment option in full, no Founder Shares are subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a Business Combination or

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

(b) subsequent to a Business Combination (i) if last reported sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On April 7, 2021, the Sponsor transferred 30,000 Founder Shares to each of its three independent director nominees (the “Directors”) (or 90,000 Founder Shares in total) for cash consideration of approximately $0.003 per share (the “Purchase Price”). These awards are subject to ASC 718.

Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share of $2.08 (or a total of $187,489) (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

Promissory Notes — Related Party

On January 25, 2021, the Company issued an unsecured promissory note to the sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The promissory note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of 223,765 was repaid at the closing of the Initial Public Offering on November 1, 2021. As of December 31, 2022 and December 31, 2021, there were no amounts outstanding under the Promissory Note.

Administrative Support Agreement

The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees. For the year ended December 31, 2022, $120,000 of administrative support expenses were incurred. For the period from January 21, 2021 (inception) through December 31, 2021, $20,000 of administrative support expenses were incurred. As of December 31, 2022 and December 31, 2021, $20,000 and $20,000 related to this agreement is recorded in accounts payable — related party on the balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the initial shareholders or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022, the outstanding amount of Working Capital Loans were $25,000. No Working Capital Loans were outstanding as of December 31, 2021.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

On October 31, 2022, the Company issued a convertible promissory note in the aggregate principal amount of up to $720,000 (the “extension loan”) to its sponsor, Perception Capital Partners II LLC, a Delaware limited liability company (the “sponsor”). The extension loan was issued in connection with certain payments to be made by the sponsor into the trust account of the company pursuant to the company’s amended and restated certificate of incorporation, to provide the company with an extension of the date by which it must consummate an initial business combination from November 1, 2022, to May 1, 2023 (the “extension”). The contribution(s) and the extension loans do not bear any interest and will be repayable by the company to the sponsor upon the earlier of (i) the date by which the company must complete an initial business combination and (ii) the consummation of an initial business combination. The extension loans may be settled, at the option of the sponsor, in whole warrants to purchase Class A ordinary shares of the company at a conversion price equal to $1.00 per warrant (the “extension loan warrants”). Each extension loan warrant will entitle the holder thereof to purchase one Class A ordinary share of the company at an exercise price of $11.50 per share, subject to certain adjustments. The extension loan warrants are identical to the warrants included in the units sold in the company’s initial public offering, except that, so long as they are held by the sponsor or its permitted transferees: (1) they will not be redeemable by the company; (2) they (including the Class A ordinary shares issuable upon exercise of the extension loan warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of the company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A ordinary shares issuable upon exercise of the extension loan warrants) are entitled to registration rights. The maturity date of the extension loans may be accelerated upon the occurrence of an “event of default” (as defined within the agreement). Any outstanding principal under the extension loans may be prepaid at any time by the company, at its election and without penalty, provided, however, that the sponsor shall have a right to first convert such principal balance of the extension loan upon notice of such prepayment. As of December 31, 2022, $196,631 is outstanding under the extension loan.

Reimbursed Expenses — Related Party

The Company’s Sponsor, directors and officers, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of December 31, 2022, $316,861 of such expenses were incurred. As of December 31, 2022, $84,808 was recorded in accounts payable — related party. For the period from January 21, 2021 (inception) through December 31, 2021 $29,182 of such expenses were incurred. As of December 31, 2021, $29,182 of such expenses were recorded in accounts payable — related party.

NOTE 6. COMMITMENTS

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 3,000,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $30,000,000.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS (cont.)

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $8,050,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and December 31, 2021 there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022, there were 2,457,892 Class A ordinary shares issued and outstanding, including 2,457,892 Class A ordinary shares subject to possible redemption. As of December 31, 2021, there were 23,000,000 Class A ordinary shares issued and outstanding, including 23,000,000 Class A ordinary shares subject to possible redemption.

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2022 and December 31, 2021, there were 5,750,000 Class B ordinary shares issued and outstanding.

On January 25, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 7,187,500 Class B ordinary shares. In August 2021, the Sponsor surrendered 1,437,500 Class B ordinary shares for no consideration, resulting in an aggregate of 5,750,000 Class B ordinary shares outstanding.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided that, prior to an initial Business Combination, holders of the Company’s Class B ordinary shares will have the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of the Company’s Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with an initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in an initial Business Combination.

Warrants — A warrant holder may exercise its warrants only for a whole number of Class A ordinary share. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless you purchase at least two Units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the satisfying the obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination, the Company will use the commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use the commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement.

Redemption of Public Warrants.    Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable, the Company may exercise the redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Private Placement Warrants are identical to the Public Warrants except that: (1) they will not be redeemable; (2) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

The Company accounts for the 21,550,000 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 10,050,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2022
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$25,517,987	$25,517,987	$—	$—
December 31, 2021
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$233,452,747	$233,452,747	$—	$—

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 3, 2023, February 1, 2023, and March 1, 2023, the Company drew down an additional $98,316 on the extension loan, $294,947 in total (see Note 5).

On January 16, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Spectaire”). Details regarding the merger can be found in the Company’s January 18, 2023 Form 8-K filing. The purchase price allocation has not yet been completed. The Company will provide the purchase price allocation and pro forma operating results of the company in its Form 10-Q for the period of March 31, 2023.

On February 28, 2023, March 6, 2023 and March 22, 2023, the Company drew down an additional $225,000, $150,000 and $50,000, respectively on the working capital loan (see Note 5).

On March 23, 2023, the Company and Jefferies, as representative of the IPO Underwriters, entered into the pursuant to that certain first amendment agreement to the underwriting agreement between Jefferies, as representative of the IPO Underwriters, and the Company, pursuant to which the Company and Jefferies agreed that the deferred underwriting discount will be payable only to Jefferies, individually and not as representative and for the accounts of the IPO Underwriters, after such other IPO Underwriters waived or indicated to PCCT they will waive their entitlement to the payment of any deferred underwriting discount, thereby reducing the amount of such deferred underwriting discount to $5,635,000 (the “Deferred Discount”) to be paid as follows: (a) if there is at least $25,000,000 of (i) available funds in the Trust Account, plus (ii) amounts received by the Company in connection with equity purchase agreements prior to or substantially concurrently with the Closing, minus (iii) amounts payable in connection with the Redemption, minus (iv) amounts payable pursuant to the Forward Purchase Agreement, minus (v) all fees incurred by the Company and Spectaire for outside advisors in connection with the Business Combination (the “Closing Surviving Corporation

PERCEPTION CAPITAL CORP. II
NOTES TO FINANCIAL STATEMENTS

NOTE 9. SUBSEQUENT EVENTS (cont.)

Cash”), the Deferred Discount will be due to Jefferies at the Closing; and (b) if there is less than $25,000,000 of the Closing Surviving Corporation Cash, $2,000,000 of the Deferred Discount will be due to Jefferies at the Closing, with the remaining $3,635,000 (the “Deferred Cash Obligation”) being due to Jefferies no later than eighteen months following the Closing. For the avoidance of doubt, the Deferred Discount is payable solely to Jefferies and not the other IPO Underwriters, which have waived or indicated to PCCT that they will waive their entitlement to the payment of any deferred underwriting discount. The Company may, at its sole discretion, elect to pay all or any of the Deferred Cash Obligation in shares of NewCo Common Stock (the “Deferred Stock Payment Shares”); provided that, the Company will provide Jefferies with written notice of its election to deliver the Deferred Cash Obligation as the Deferred Stock Payment Shares no earlier than sixty (60) calendar days following the Closing but no later than two business days prior to the delivery of the Deferred Stock Payment Shares. Jefferies is entitled to customary shelf registration rights with respect to the Deferred Stock Payment Shares. the Company has agreed to file a shelf registration statement to register the Deferred Stock Payment Shares within fifteen business days of their delivery.

In connection with the business combination, the Company also entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”) with the Seller. Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to a maximum of 2,457,892 of Perception’s Class A Ordinary Shares from holders (other than Perception or its affiliates) who have elected to redeem such shares in connection with the Business Combination. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Business Combination.

Following the Closing, and as additional consideration for the Merger, after the occurrence of certain Triggering Events, Acquiror shall issue or cause to be issued to the Eligible Company Equityholders 7,500,000 shares of Acquiror Common Stock (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Domesticated Acquiror Common Stock occurring on or after the Closing) (such shares, the “Earnout Shares”), upon the terms and subject to the conditions set forth in the Agreement. The Triggering events are (i) the date on which the volume-weighted average closing sale price of one share of Acquiror Common Stock quoted on the Nasdaq Capital Market is greater than or equal to $15.00 for any twenty trading days within any thirty consecutive trading day period within the earnout period, (ii) the date on which the volume-weighted average closing sale price of one share of Acquiror Common Stock quoted on the Nasdaq Capital Market is greater than or equal to $20.00 for any twenty trading days within any thirty consecutive trading day period within the earnout period, or (iii) the date on which the volume-weighted average closing sale price of one share of Acquiror Common Stock quoted on the Nasdaq Capital Market is greater than or equal to $25.00 for any twenty trading days within any thirty consecutive trading day period within the earnout period. The earnout period is the time period between the Closing Date and the five-year anniversary of the Closing Date.

SPECTAIRE HOLDINGS INC.
CONDENSED BALANCE SHEETS

	September 30, 2023 (Unaudited)	December 31, 2022
Assets:
Current assets:
Cash	$—	$4,730
Prepaid expenses	45,154	107,179
Total current assets	45,154	111,909
Investments held in Trust Account	23,124,223	25,517,987
Total Assets	$23,169,377	$25,629,896

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$5,478,623	$783,055
Accounts payable – related party	43,940	104,808
Accrued expenses	1,048,592	1,906,825
Accrued expense – related party	—	10,977
Accrued offering costs	224,235	224,235
Convertible promissory notes – related party	2,054,516	221,631
Forward purchase units	7,050,000	—
Total current liabilities	15,899,906	3,251,531
Deferred underwriting fee payable	5,635,000	8,050,000
Total Liabilities	21,534,906	11,301,531

Commitments and Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 2,080,915 and 2,457,892 shares at redemption value of $11.06 and $10.34 per share at September 30, 2023 and December 31, 2022, respectively	23,024,223	25,417,987

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding at September 30, 2023 and December 31, 2022; excluding 2,080,915 and 2,457,892 shares subject to possible redemption, respectively, at September 30, 2023 and December 31, 2022	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 issued and outstanding	575	575
Additional paid-in capital	—	—
Accumulated deficit	(21,390,327)	(11,090,197)
Total shareholders’ deficit	(21,389,752)	(11,089,622)
Total Liabilities and Shareholders’ Deficit	$23,169,377	$25,629,896

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPECTAIRE HOLDINGS INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended September 30, 2023	For the three months ended September 30, 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Operating and formation costs	$1,349,564	$615,353	$4,855,684	$1,497,328
Loss from operations	(1,349,564)	(615,353)	(4,855,684)	(1,497,328)
Interest and dividend income on investments held in Trust Account	289,490	613,919	837,993	957,962
Unrealized loss on forward purchase units	(2,760,000)	—	(3,220,000)	—
Net Loss	$(3,820,074)	$(1,434)	$(7,237,691)	$(539,366)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	2,080,915	23,000,000	2,242,476	23,000,000
Basic and diluted net loss per share, Class A ordinary shares	$(0.49)	$0.00	$(0.91)	$(0.02)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	5,750,000	5,750,000	5,750,000	5,750,000
Basic and diluted net loss per share, Class B ordinary shares	$(0.49)	$0.00	$(0.91)	$(0.02)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPECTAIRE HOLDINGS INC.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFECIT
(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	—	$—	5,750,000	$575	$—	$(11,090,197)	$(11,089,622)
Net loss	—	—	—	—	—	(2,043,322)	(2,043,322)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(553,425)	(553,425)
Initial measurement of forward purchase units	—	—	—	—	—	(3,830,000)	(3,830,000)
Reduction of deferred underwriting fee payable	—	—	—	—	—	2,415,000	2,415,000
Balance – March 31, 2023	—	—	5,750,000	575	—	(15,101,944)	(15,101,369)
Net loss	—	—	—	—	—	(1,374,295)	(1,374,295)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(554,814)	(554,814)
Balance – June 30, 2023	—	—	5,750,000	575	—	(17,031,053)	(17,030,478)
Net loss	—	—	—	—	—	(3,820,074)	(3,820,074)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(539,200)	(539,200)
Balance – September 30, 2023	—	$—	5,750,000	$575	$—	$(21,390,327)	$(21,389,752)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPECTAIRE HOLDINGS INC.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFECIT
(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	—	$—	5,750,000	$575	$—	$(7,196,643)	$(7,196,068)
Net loss	—	—	—	—	—	(490,179)	(490,179)
Balance – March 31, 2022	—	—	5,750,000	575	—	(7,686,822)	(7,686,247)
Net loss	—	—	—	—	—	(47,753)	(47,753)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(246,790)	(246,790)
Balance – June 30, 2022	—	—	5,750,000	575	—	(7,981,365)	(7,980,790)
Net loss	—	—	—	—	—	(1,434)	(1,434)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(613,919)	(613,919)
Balance – September 30, 2022	—	$—	5,750,000	$575	$—	$(8,596,718)	$(8,596,143)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPECTAIRE HOLDINGS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Cash Flows from Operating Activities:
Net Loss	$(7,237,691)	$(539,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest and dividend income on investments held in Trust Account	(837,993)	(957,962)
Unrealized loss in forward purchase units	3,220,000	—
Changes in operating assets and liabilities:
Prepaid expenses	62,025	244,894
Accounts payable	4,695,568	486,412
Accounts payable – related party	(60,868)	44,508
Accrued expenses	(858,233)	101,844
Accrued expenses – related party	(10,977)	—
Net cash used in operating activities	(1,028,169)	(619,670)

Cash Flows from Investing Activities:
Advances to Trust Account	(809,446)	—
Proceeds from Trust Account for payment to redeeming shareholders	4,041,203	—
Net cash provided by investing activities	3,231,757	—

Cash Flows from Financing Activities:
Proceeds from convertible promissory notes – related party	1,832,885	—
Payment to redeeming shareholders	(4,041,203)	—
Payment of offering costs	—	(7,000)
Net cash used in financing activities	(2,208,318)	(7,000)

Net Change in Cash	(4,730)	(626,670)
Cash – Beginning of period	4,730	818,833
Cash – End of period	$—	$192,163

Supplemental disclosures of non-cash investing and financing activities:
Accretion of Class A ordinary shares subject to redemption value	$1,647,439	$860,709
Reduction of deferred underwriting fee payable	$2,415,000	$—
Initial measurement of forward purchase units	$3,830,000	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Perception Capital Corp. II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 21, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from January 21, 2021 (inception) through September 30, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2021. On November 1, 2021, the Company consummated the Initial Public Offering of 23,000,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 3,000,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $230,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,050,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Perception Capital Partners II LLC (the “Sponsor”), including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000, which is described in Note 4.

Following the closing of the Initial Public Offering, an amount of $233,450,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $13,617,198, consisting of $4,600,000 of cash underwriting fees, $8,050,000 of deferred underwriting fees and $967,198 of other offering costs. On March 23, 2023, the underwriters agreed to reduce their rights to the portion of the fee payable by the Company for deferred underwriting commissions, which is discussed in Note 7.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination, see below for further discussion related to the subsequent amendment to charter. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete an initial Business Combination. During the period, the Company extended to the initial public offering date to November 1, 2023, or with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares it holds if the Company fails to complete an initial Business Combination by November 1, 2023, or any extended period of time that the Company may have to consummate an initial Business Combination. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination by November 1, 2023.

The Company will have until November 1, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.15 per Public Share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Amendment to Certificate of Incorporation

On October 28, 2022, the Company held an extraordinary general meeting (the “general meeting”), at which holders of 23,264,839 ordinary shares, comprised of 17,514,839 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), and 5,750,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares,” and together with the Class A ordinary shares, the “ordinary shares”), were present in person or by proxy, representing approximately 80.9% of the voting power of the 28,750,000 issued and outstanding ordinary shares of the company, comprised of 23,000,000 Class A ordinary shares and 5,750,000 Class B ordinary shares, entitled to vote at the general meeting at the close of business on September 29, 2022, which was the record date (the “record date”) for the general meeting. Shareholders of record as of the close of business on the record date are referred to herein as “shareholders.”

On October 28, 2022, the company filed with the Cayman Islands Registrar of Companies an amendment to the amended and restated memorandum and articles of association of the company (the “charter amendment”). The charter amendment extended the date by which the company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A ordinary shares included as part of the units sold in its initial public offering from November 1, 2022, to May 1, 2023 (the “charter extension”).

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

In connection with the October 28, 2022 charter extension, a total of 159 shareholders elected to redeem an aggregate of 20,542,108 Class A ordinary shares, representing approximately 89.3% of the issued and outstanding Class A ordinary shares. As a result, $210,161,773 was paid out of the company’s trust account in connection with the redemptions, representing a redemption price per Class A ordinary share of approximately $10.23.

On October 31, 2022, the Company issued a convertible promissory note in the aggregate principal amount of up to $720,000 (the “extension loan”) to its sponsor, Perception Capital Partners II LLC, a Delaware limited liability company (the “sponsor”). See Note 6 for further discussion on the convertible promissory note.

On April 27, 2023, the Company held an extraordinary general meeting of shareholders, at which certain proposed charter amendments were voted on and approved shareholders approved, by special resolution, the proposal to amend the company’s amended and restated memorandum and articles of association (the “charter”) to further extend the date by which the company must either (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination or (2) (i) cease its operations except for the purpose of winding up and (ii) redeem all outstanding Class A ordinary shares included as part of the units sold in its initial public offering, from May 1, 2023 to November 1, 2023.

In connection with the April 27, 2023 charter extension, a total of 17 shareholders elected to redeem an aggregate of 376,977 Class A ordinary shares, representing approximately 15.3% of the issued and outstanding Class A ordinary shares. As a result, $4,041,203 was paid out of the company’s trust account in connection with the redemptions, representing a redemption price per Class A ordinary share of approximately $10.72.

Business Combination Agreement

On January 16, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Spectaire”). Details regarding the merger can be found in the Company’s January 17, 2023 Form 8-K filing. The business combination has not yet been completed. The Merger Agreement provides that the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

(i)     Prior to the effective time of the Business Combination (the “Effective Time”), the aggregate amount of each outstanding convertible promissory note of Spectaire, including all outstanding principal and interest accrued but unpaid thereon, will convert into shares of common stock, par value $0.0001 per share, of Spectaire (“Spectaire Common Stock”), and each share of the Series Seed Preferred Stock, par value $0.0001 per share, of Spectaire will convert into one share of Spectaire Common Stock (such conversions, the “Spectaire Security Conversion”);

(ii)    at the Effective Time (after giving effect to the Spectaire Security Conversion):

(a)     each share of Spectaire Common Stock (other than shares of Spectaire Common Stock subject to Spectaire Options and Spectaire RSUs (each as defined below), Spectaire Restricted Shares (as defined below), treasury stock and dissenting shares) will convert into the right to receive its pro rata portion (on a fully diluted basis) of the Net Merger Consideration and the Earnout Shares (as defined below);

(b)    each outstanding option to purchase Spectaire Common Stock (“Spectaire Option”) will be converted into (x) an option to purchase, upon substantially the same terms and conditions, a whole number of shares of PCCT (“Perception Capital Corp. II) Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Option as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (as defined in the Merger Agreement) and (y) the right to receive its pro rata portion of the Earnout Shares;

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

(c)     each outstanding restricted stock unit relating to Spectaire Common Stock (“Spectaire RSU”) will be converted into (x) a restricted stock unit, upon substantially the same terms and conditions, relating to a whole number of shares of PCCT Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire RSU as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio and (y) the right to receive its pro rata portion of the Earnout Shares; and

(d)    each outstanding award of restricted shares of Spectaire Common Stock subject to vesting conditions and/or a risk of forfeiture (“Spectaire Restricted Shares”) will be converted into (x) an award, upon substantially the same terms and conditions, of a whole number of restricted shares of PCCT Common Stock equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Restricted Share as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio and (y) the right to receive its pro rata portion of the Earnout Shares.

The number of Earnout Shares will be equal to 7,500,000 additional shares of PCCT Common Stock (as equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to the Company’s Common Stock occurring on or after the Closing). The Earnout Shares may be issued in three equal tranches upon the volume-weighted price per share of PCCT Common Stock equaling or exceeding $15.00, $20.00 or $25.00 for at least 20 trading days in any consecutive 30-day trading period within the five-year period (“Earnout Period”) following the closing of the Business Combination. If, during the Earnout Period, there is a Change of Control where the Company (“Acquiror”) or its stockholders have the right to receive consideration implying a value per share of Acquiror Common Stock of less than $15 no Earnout Shares will be issuable. If the value per share of Acquiror Common Stock is greater than or equal to $15 but less than $20 than Acquiror shall issue 2,500,000 shares of Acquiror Common Stock to the Eligible Company Equityholders. If the value per share of Acquiror Common Stock is greater than or equal to $20 but less than $25 than Acquiror shall issue 5,000,000 shares of Acquiror Common Stock to the Eligible Company Equityholders. If the value per share of Acquiror Common Stock is greater than or equal to $25 than Acquiror shall issue 7,500,000 shares of Acquiror Common Stock to the Eligible Company Equityholders.

If, during the Earnout Period, (i) any liquidation, dissolution or winding up of Acquiror is initiated, (ii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against Acquiror or (iii) Acquiror makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Earnout Shares that have not been previously issued by Acquiror (whether or not previously earned) shall be deemed earned and due by Acquiror to the Eligible Company Equityholders.

In connection with the business combination, the Company also entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Forward Transaction (the “Forward Purchase Transaction”) with Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP (collectively the “Seller”). Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to a maximum of 2,080,915 of Perception’s Class A Ordinary Shares from holders (other than Perception or its affiliates) who have elected to redeem such shares in connection with the Business Combination (see Note 10). Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price to be paid by the Company in connection with the Business Combination. The Forward Purchase Agreement is within the scope of ASC 480-10 due to the obligation to repurchase the issuer’s equity shares and transfer cash. Accordingly, the initial fair value will be booked on the balance sheet and any changes in value will be recognized in earnings in the period of remeasurement.

On March 31, 2023, in association with the Merger Agreement, the Company issued an unsecured promissory note to Spectaire, Inc. (“Spectaire Loan”). See Note 6 for further discussion on the convertible promissory note.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

On September 29, 2023 the board of directors of the Company, unanimously approved the merger of Perception Spectaire Merger Sub Corp., pursuant to the terms of the Merger Agreement, dated as of January 16, 2023, by and among the Company, Merger Sub and Spectaire. Furthermore, the other transactions contemplated by the Merger Agreement and documents related thereto. In connection with the Business Combination, PCCT will change its name to “Spectaire Holdings Inc.”

Pursuant to the Effective Time of the Merger

(i)     Each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of PCCT (“PCCT Class A Ordinary Shares”), and Class B ordinary shares, par value $0.0001 per share, of PCCT (“PCCT Class B Ordinary Shares”) will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”);

(ii)    each of the then issued and outstanding redeemable warrants of PCCT (“PCCT Warrants”) will convert automatically into a redeemable warrant to acquire one share of NewCo Common Stock (“NewCo Warrants”); and

(iii)   each of the then issued and outstanding units of PCCT that have not been previously separated into the underlying PCCT Class A Ordinary Shares and underlying PCCT Warrants upon the request of the holder thereof (the “PCCT Units”), will be cancelled and will entitle the holder thereof to one share of NewCo Common Stock and one-half of one NewCo Warrant.

As a result of and upon the closing of the Business Combination (the “Closing”), among other things, all outstanding shares of common stock, par value $0.0001 per share, of Spectaire Common Stock (after giving effect to the Spectaire Security Conversion, as defined above) as of immediately prior to the Closing, and, together with shares of Spectaire Common Stock reserved in respect of outstanding options to purchase shares of Spectaire Options and outstanding Spectaire RSUs as of immediately prior to the Closing that will be converted into options and restricted stock units based on Spectaire Common Stock, will be cancelled in exchange for the right to receive, or the option to purchase or restricted stock units covering (as applicable), (i) shares of NewCo Common Stock and (ii) the right to receive a number of Spectaire Earnout Shares (as defined above).

On October 19, 2023 the Company consummated the previously announced business combination of pursuant to the Merger Agreement dated January 16,2023 by and among the Company, Merger Sub, and Spectaire.

Lock-up Agreement

The Merger Agreement contemplates that, at the Closing, PCCT will enter into lock-up agreements with (i) the Sponsor, (ii) certain of PCCT’s directors and officers and (iii) and of the Requisite Spectaire Stockholders, restricting the transfer of NewCo Common Stock, Private Placement Warrants and any shares of NewCo Common Stock underlying the Private Placement Warrants from and after the Closing. The restrictions under the lock-up agreements (1) with respect to the NewCo Common Stock, begin at the Closing and end on (a) in the case of the Sponsor and certain of PCCT’s directors and officers, the date that is 365 days after the Closing, or upon the price of NewCo Common Stock reaching $12.00 for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing, and (b) in the case of the Requisite Spectaire Stockholders, the date that is 180 days after the Closing, and (2) with respect to the Private Placement Warrants and any shares of NewCo Common Stock underlying the Private Placement Warrants, the date that is 30 days after the Closing.

Going Concern

As of September 30, 2023, the Company had $0 in cash held outside of the Trust Account and negative working capital of $15,854,752. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity will be satisfied through the proceeds made available to the Company under Working Capital Loans (as defined in Note 6), Extension Loan (as defined in Note 6), and the Spectaire Loan (as defined in Note 1). While the Company expects

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available if necessary.

As of September 30, 2023, the Company had until November 1, 2023 to complete a Business Combination. On October 19, 2023, the Company consummated the previously announced business combination of pursuant to the Merger Agreement dated January 16, 2023 by and among the Company, Merger Sub, and Spectaire (see Note 10).

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the accompanying financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

In addition to the risks noted above under Going Concern, the company is also subject to the following:

We deposit substantial funds in financial institutions and may, from time to time, maintain cash balances at such financial institutions in excess of the Federal Deposit Insurance Corporation limit. Recently, there has been significant volatility and instability among banks and financial institutions and on March 10, 2023, Silicon Valley Bank, at SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation, or the FDIC, as receiver, and for a period of time, customers of the bank did not have access to their funds and there was uncertainty as to when, if at all, customers would have access to funds in excess of the FDIC insured amounts. The Company held deposits at SVB at the time of its closure but the deposits were under the FDIC limit and no losses were incurred. Going forward, should one or more of the financial institutions at which our deposits are maintained fail, there is no guarantee as to the extent that we would recover the funds deposited, whether through Federal Deposit Insurance Corporation coverage or otherwise, or the timing of any recovery. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC on March 27, 2023. The interim results for three months ended September 30, 2023 are not necessarily indicative of the results to be expected for the period ending December 31, 2023 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. Items which involve management to exercise significant judgment include determining the fair value of forward purchase units.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of September 30, 2023 and December 31, 2022, the assets held in the Trust Account were comprised of U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with maturities of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are reported in the statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

As of September 30, 2023 and December 31, 2022, the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. The Company had $23,124,223 and $25,517,987 in investments held in the Trust Account as of September 30, 2023 and December 31, 2022, respectively.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Public Warrants (as defined in Note 3) and Private Placement Warrants are equity classified (see Note 8).

Class A Ordinary Shares Subject to Possible Redemption

All of the 23,000,000 Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption, at a price of $10.15 per share, of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Memorandum and Articles of Association. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Public Shares have been classified as temporary equity on the balance sheets.

Under ASC 480, the Company has elected to recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit. The redemption value of the redeemable ordinary shares as of September 30, 2023, increased as the income earned on the Trust Account exceeds $100,000 to pay dissolution expenses (see Note 1). As such, the Company recorded an increase in the carrying amount of the redeemable ordinary shares of $1,647,439 during the nine months ended September 30, 2023.

As of September 30, 2023 and December 31, 2022, the Class A ordinary shares subject to possible redemption reflected in the balance sheets are reconciled in the following table:
Class A ordinary shares subject to possible redemption as of December 31, 2022	$25,417,987
Plus:
Remeasurement of carrying value to redemption value	553,425
Class A ordinary shares subject to possible redemption as of March 31, 2023	25,971,412
Plus:
Remeasurement of carrying value to redemption value	554,814
Initial Pre-Extension Redemption	(4,041,203)
Class A ordinary shares subject to possible redemption as of June 30, 2023	22,485,023
Plus:
Remeasurement of carrying value to redemption value	539,200
Class A ordinary shares subject to possible redemption as of September 30, 2023	$23,024,223

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”) and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,617,198, consisting of $4,600,000 of cash underwriting fees, $8,050,000 of deferred underwriting fees and $967,198 of other offering costs. As such, the Company recorded $12,907,420 of offering costs as a reduction of temporary equity and $600,374 of offering costs as a reduction of permanent equity. On March 23, 2023, the IPO Underwriters waived their entitlement to the payment of any deferred underwriting discount, thereby reducing the amount of such deferred underwriting discount from $8,050,000 to $5,635,000.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Accretion associated with the redeemable Class A ordinary shares is excluded from net loss per share as the redemption value approximates fair value. Therefore, the earnings per share calculation allocates income and losses shared pro rata between Class A and Class B ordinary shares. As a result, the calculated net loss per share is the same for Class A and Class B ordinary shares. The Company has not considered the effect of the Public Warrants and Private Placement Warrants to purchase an aggregate of 21,550,000 shares in the calculation of diluted net loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):
	For the three months ended September 30, 2023		For the three months ended September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(1,015,111)	$(2,804,963)	$(1,147)	$(287)
Denominator:
Basic and diluted weighted average shares outstanding	2,080,915	5,750,000	23,000,000	5,750,000
Basic and diluted net loss per share	$(0.49)	$(0.49)	$0.00	$0.00
	For the nine months ended September 30, 2023		For the nine months ended September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(2,030,703)	$(5,206,988)	$(431,493)	$(107,873)
Denominator:
Basic and diluted weighted average shares outstanding	2,242,476	5,750,000	23,000,000	5,750,000
Basic and diluted net loss per share	$(0.91)	$(0.91)	$(0.02)	$(0.02)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.
Level 1 —

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Level 2 —

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2021. On November 1, 2021, the Company consummated the Initial Public Offering of 23,000,000 Units, including 3,000,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $230,000,000. Each Unit consisted of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,050,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accrued expenses consisted of the following at the dates indicated:

	September 30, 2023	December 31, 2022
Accrued expenses:
Accrued legal fees	$361,592	$1,905,225
Accrued printing costs related to S-4 filing	687,000	—
Accrued accounting fees	—	1,600
Total accrued expenses	$1,048,592	$1,906,825

At September 30, 2023 and December 31, 2022, accounts payable was $5,478,623 and $783,055, respectively. These amounts were comprised of legal fees that were billed as of September 30, 2023 and December 31, 2022 of $4,929,584 and $752,885, respectively.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On January 25, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 7,187,500 Class B ordinary shares (the “Founder Shares”). In August 2021, the Sponsor surrendered 1,437,500 Class B ordinary shares for no consideration, resulting in an aggregate of 5,750,000 Class B ordinary shares outstanding (see Note 8). All share and per-share amounts have been retroactively restated to reflect the share surrender. Pursuant to the exercise of the underwriters’ over-allotment option in full, no Founder Shares are subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a Business Combination or (b) subsequent to a Business Combination (i) if last reported sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On April 7, 2021, the Sponsor transferred 30,000 Founder Shares to each of its three independent director nominees (the “Directors”) (or 90,000 Founder Shares in total) for cash consideration of approximately $0.003 per share (the “Purchase Price”). These awards are subject to ASC 718.

Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share of $2.08 (or a total of $187,489) (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

Administrative Support Agreement

The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of up to $10,000 per month for office space, administrative and support services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2023, $20,000 and $80,000 of administrative support expenses were incurred, respectively, and are included within operating and formation costs within the accompanying unaudited condensed statements of operations. For the three and nine months ended September 30, 2022, $30,000 and $90,000 of administrative support expenses were incurred, respectively, and are included within operating and formation costs within the accompanying unaudited condensed statements of operations. As of September 30, 2023 and December 31, 2022, there was $20,000 and $20,000 outstanding under the Administrative Support Agreement, and are included within accounts payable — related party on the unaudited condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the initial shareholders or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. In an agreement dated October 17, 2023, the Company amended the Working Capital Loans, effective as of August 7, 2023, to extend the maturity date to April 15, 2024.As of September 30, 2023 and December 31, 2022, the outstanding amount of Working Capital Loans were $661,701, and 25,000, respectively, and were recorded in convertible promissory notes — related party on the condensed balance sheets.

On October 31, 2022, the Company issued a convertible promissory note in the aggregate principal amount of up to $720,000 (the “extension loan”) to its sponsor, Perception Capital Partners II LLC, a Delaware limited liability company (the “sponsor”). The extension loan was issued in connection with certain payments to be made by the sponsor into the trust account of the company pursuant to the Company’s amended and restated certificate of incorporation, to provide the company with an extension of the date by which it must consummate an initial business combination from November 1, 2022 to November 1, 2023 (the “extension”). The contribution(s) and the extension loans will not bear any interest, and will be repayable by the company to the sponsor upon the earlier of (i) the date by which the company must complete an initial business combination and (ii) the consummation of an initial business combination. The extension loans may be settled, at the option of the sponsor, in whole warrants to purchase Class A ordinary shares of the company at a conversion price equal to $1.00 per warrant (the “extension loan warrants”). Each extension loan warrant will entitle the holder thereof to purchase one Class A ordinary share of the company at an exercise price of $11.50 per share, subject to certain adjustments. The extension loan warrants are identical to the warrants included in the units sold in the company’s initial public offering, except that, so long as they are held by the sponsor or its permitted transferees: (1) they will not be redeemable by the company; (2) they (including the Class A ordinary shares issuable upon exercise of the extension loan warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of the company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A ordinary shares issuable upon exercise of the extension loan warrants) are entitled to registration rights. The maturity date of the extension loans may be accelerated upon the occurrence of an “event of default” (as defined within the agreement). Any outstanding principal under the extension loans may be prepaid at any time by the company, at its election and without penalty, provided, however, that the sponsor shall have a right to first convert such principal balance of the extension loan upon notice of such prepayment. Furthermore, on April 10, 2023 the company amended the debt, increasing the aggregate principal amount of the extension loan up to $1,200,000. On October 17, 2023 the Company amended the debt, extending the maturity date to January 16, 2024. As of September 30, 2023 and December 31, 2022, $574,815 and $196,631, respectively, is outstanding under the extension loan recorded in convertible promissory notes — related party on the condensed balance sheets.

On March 31, 2023, in association with the Merger Agreement, the Company issued the Spectaire Loan. The Spectaire Loan is non-interest bearing and payable on the date of any termination of the Merger Agreement (the “Maturity Date”), unless accelerated upon the occurrence of an event of default (as defined within the Spectaire Loan). As of September 30, 2023, $818,000 is outstanding under the Spectaire Loan and is recorded in convertible promissory notes — related party on the condensed balance sheets. This balance was cancelled at the closing of the Business Combination on October 19, 2023.

Reimbursed Expenses — Related Party

The Company’s Sponsor, directors and officers, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. For the three and nine months ended September 30, 2023, a $3,264 reimbursement and $27,185 of such expenses were incurred respectively, and are included in operating and formation costs within the accompanying unaudited condensed statements of operations. As of September 30, 2023 and December 31, 2022, $43,940 and $55,626 was recorded in accounts

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

payable — related party, respectively. For the three and nine months ended September 30, 2022, $85,586 and $232,053 of such expenses were incurred, and are included in operating and formation costs within the accompanying unaudited condensed statements of operations.

NOTE 7. COMMITMENTS

Registration and Shareholder Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed prior to the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 3,000,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $30,000,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $8,050,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On March 23, 2023, the underwriters agreed to waive their rights to the portion of the fee payable by the Company for deferred underwriting commissions. The Company and the underwriters agreed that the deferred underwriting discount will be payable only to the underwriters, thereby reducing the amount of such deferred underwriting discount from $8,050,000 to $5,635,000. The waived fee amount of $2,415,000 was recorded as a reduction to accumulated deficit on the Company’s condensed balance sheets.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and December 31, 2022 there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 2,080,915 and 2,457,892 Class A ordinary shares issued and outstanding, including 2,080,915 and 2,457,892 Class A ordinary shares subject to possible redemption, respectively.

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 5,750,000 Class B ordinary shares issued and outstanding.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8. SHAREHOLDERS’ DEFICIT (cont.)

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided that, prior to an initial Business Combination, holders of the Company’s Class B ordinary shares will have the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of the Company’s Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with an initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in an initial Business Combination.

Warrants — A warrant holder may exercise its warrants only for a whole number of Class A ordinary share. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless you purchase at least two Units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the satisfying the obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination, the Company will use the commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use the commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8. SHAREHOLDERS’ DEFICIT (cont.)

Redemption of Public Warrants.    Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable, the Company may exercise the redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Private Placement Warrants are identical to the Public Warrants except that: (1) they will not be redeemable; (2) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

The Company accounts for the 21,550,000 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 10,050,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2023 (unaudited)
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$23,124,223	$23,124,223	$—	$—
Liabilities
Forward Purchase Units	$7,050,000	$—	$—	$7,050,000
December 31, 2022
Assets
Investments held in Trust Account:
U.S. Treasury Securities	$25,517,987	$25,517,987	$—	$—

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Company utilizes a Black-Scholes model to value the Forward Purchase Agreement at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the forward purchase agreement liability is determined using Level 3 inputs. Inherent in a Black-Scholes model are assumptions related to expected share-price volatility, expected life, risk-free rate and dividend yield. The Company estimates the volatility which is based on a weighted-average of the expected pre-merger and post-merger volatilities, where pre-merger volatility is based on the historic volatility exhibited by the Company and post-merger volatility is estimated based on historic volatilities exhibited by companies operating in the industry of the Company’s expected target. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Forward Purchase Agreement. The expected life of the Forward Purchase Agreement is assumed to be equivalent to their remaining contractual term.

The following table provides the significant inputs to the model for the fair value of the forward purchase agreement:

	At January 14, 2023 (inception)	At September 30, 2023
Equity value	$10.75	$11.12
Strike Price	$11.93	$12.80
Remaining Life (years)	1.80	1.55
Risk-free rate	4.70%	5.50%
Volatility	52.90%	58.20%

The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:

Level 3
Fair value as of January 14, 2023 (inception)	$3,830,000
Change in fair value of Forward Purchase Agreement	3,220,000
Fair value as of September 30, 2023	$7,050,000

For the three and nine months ended September 30, 2023, the Company recognized an unrealized loss in connection with changes in the fair value of the Forward Purchase Agreement liability of $2,760,000 and $3,220,000, respectively, which are labeled as changes in fair value of forward purchase units in the accompanying unaudited condensed statements of operations.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

The Company entered into a subscription agreement on October 4, 2023 to cover working capital expenses of $650,000 prior to the closing of the business combination. In connection with the consideration received, the Company will issue 0.9 shares of Class A common stock for each dollar contributed by the investor’s capital contribution.

On October 4, 2023 the Company entered into an agreement with it’s Sponsor to facilitate the Company’s fundraising efforts. Pursuant to the agreement, the Sponsor agreed to forfeit for cancellation 585,000 Class B ordinary shares with a par value of $0.0001 in connection with the closing of the Business Combination. Following the closing of the Business Combination, the number of shares of Common Stock equal to the number of default shares, if any, by the surviving entity to Polar Multi-Strategy Master Fund, a Cayman Islands exempted entity, in accordance with the subscription agreement.

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10. SUBSEQUENT EVENTS (cont.)

On October 13, 2023, the Company received approval of the Merger Agreement from a majority shareholder vote.

The Company entered into a private placement subscription agreement for newly issued shares of common stock with a par value of $0.0001 per share, noting an aggregate purchase price of $3,500,000. The investor will close on the initial shares of 50,000 on the same date of the business combination and will close on additional shares up to an aggregate price of $3,000,000 within two years subsequent to the business combination closing.

On October 16, 2023, PCCT and Jefferies LLC (“Jefferies”) entered into the second amendment (the “Second Underwriting Agreement Amendment”) to that certain underwriting agreement (as amended, the “Underwriting Agreement”), dated October 27, 2021 and first amended as of March 23, 2023, by and between PCCT and Jefferies, as representative of the several underwriters listed on Schedule A thereto (the “IPO Underwriters”). Pursuant to the Second Underwriting Agreement Amendment, PCCT and Jefferies agreed, among other things, that upon the closing of the Business Combination (the “Closing), $1,500,000 (the “Closing Deferred Cash Obligation”) of the deferred underwriting discount of $5,635,000 (the “Deferred Discount”) will be due and payable in cash to Jefferies, individually and not as representative and for the accounts of the IPO Underwriters, thereby reducing the amount of the Closing Deferred Cash Obligation from $2,000,000 to $1,500,000, with the remaining $4,135,000 of the Deferred Discount (the “Deferred Cash Obligation”) being due and payable to Jefferies, individually and not as representative and for the account of the IPO Underwriters no later than twenty-four (24) months following the Closing, thereby extending the date on which payment of the Deferred Cash Obligation is due from eighteen (18) months to twenty-four (24) months.

On October 18, 2023, PCCT and Jefferies entered into the third amendment (the “Third Underwriting Agreement Amendment”) to the Underwriting Agreement. Pursuant to the Third Underwriting Agreement Amendment, PCCT and Jefferies agreed that the Closing Deferred Cash Obligation will be due and payable to Jefferies no later than six (6) months following the Closing. However, if the Company raises $10.0 million in additional capital (whether debt or equity), excluding certain transactions set forth on the schedules thereto, following the Closing and before the six-month anniversary of the Closing, the Company must pay the Closing Deferred Cash Obligation simultaneously with the closing of such additional capital raise.

On October 16, 2023, PCCT and Polar Multi-Strategy Master Fund, a Cayman Islands exempted entity (“Polar”), entered into an agreement, which was subsequently amended on October 26, 2023 (as amended, the “Polar Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction. Pursuant to the terms of the Polar Forward Purchase Agreement, Polar purchased 206,000 class A ordinary shares, par value $0.0001 per share, of PCCT (“PCCT Class A Ordinary Shares”) from holders (other than PCCT or its affiliates) who elected to redeem such shares in connection with the Business Combination. Purchases by Polar were made through brokers in the open market after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price to be paid by PCCT in connection with the Business Combination (the “Polar Initial Price”). The Shares purchased by Polar, other than the Share Consideration Shares (as defined below) are referred to herein as the “Polar Recycled Shares.”

The Polar Forward Purchase Agreement provides that not later than one local business day following the Closing (the “Polar Prepayment Date”), PCCT will transfer to an account designated in writing by Polar, out of funds held in the Trust Account, a cash amount (the “Polar Prepayment Amount”) equal to the product of the number of Recycled Shares and the Polar Initial Price, less an amount equal to 1% of the product of the number of Recycled Shares and the Polar Initial Price (the “Polar Shortfall Amount”). In addition to the Polar Prepayment Amount, PCCT shall pay directly from the Trust Account on the Polar Prepayment Date, an amount equal to the product of 45,000 PCCT Class A Ordinary Shares (the “Share Consideration Shares”) and the Polar Initial Price. Polar has agreed to waive any redemption rights in connection with the Business Combination with respect to the Polar Recycled Shares. Such waiver may reduce the number of PCCT Class A Ordinary Shares redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

From time to time following the Closing and prior to the earliest to occur of (a) the first anniversary of the Closing (or, upon the mutual written agreement of PCCT and Polar, eighteen (18) months following the Closing) and (b) the date specified by Polar in a written notice to be delivered to PCCT at Polar’s discretion after the occurrence of a Seller Price

SPECTAIRE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10. SUBSEQUENT EVENTS (cont.)

Trigger Event, a Delisting Event or a Registration Failure (each as defined in the Polar Forward Purchase Agreement) (in each case, the “Polar Maturity Date”), Polar may, in its sole discretion, sell some or all of the Polar Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Polar has sold any Polar Recycled Shares (other than sales to recover the Polar Shortfall Amount), PCCT will be entitled to an amount equal to the product of the number of Polar Recycled Shares sold multiplied by the Polar Reset Price and Polar will be entitled to an amount equal to the excess of the Polar Initial Price over the Reset Price for each sold Polar Recycled Share. The “Polar Reset Price” shall be set on the first scheduled trading day of each month, commencing with the first calendar month following the Closing, to be the lowest of the (b) Initial Price and (c) volume weighted average price of the Company Common Stock during the last ten (10) trading days during the prior calendar month, but not lower than $7.50; provided that to the extent that PCCT offers and sells any Company Common Stock or securities convertible into Company Common Stock at a price lower than the existing Reset Price, the Reset Price shall be modified to equal such reduced price.

As previously disclosed on March 27, 2023 and April 12, 2023, respectively, PCCT issued to Perception Capital Partners II LLC (the “Sponsor”) a convertible promissory note, dated as of January 10, 2023 and effective as of December 7, 2022 (the “Working Capital Note”) and an amended and restated convertible promissory note dated as of April 10, 2023 (the “Second Extension Note”).

On October 17, 2023, PCCT and the Sponsor amended and restated the Working Capital Note (the “A&R Working Capital Note”) to, among other things, extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor (the “Maturity Date”) to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one hundred eighty (180) days following the consummation of an initial business combination.

On October 17, 2023, PCCT and the Sponsor amended and restated the A&R Extension Note (the “Second A&R Extension Note”), to (A) extend the date by which the unpaid principal balance thereunder becomes due and payable by the Company to the Sponsor (the “Maturity Date”) to the later of (i) the date by which PCCT must complete an initial business combination and (ii) a date that is one year following the consummation of an initial business combination, and (B) allow the Company to convert up to $1,200,000 of the unpaid principal amount outstanding under the Second A&R Extension Note into a number of shares of Company Common Stock calculated based on a 10-day volume weighted average price of the Company Common Stock over a period ending on the day the Company provides the Sponsor notice of such conversion.

On October 19, 2023 the Company consummated the previously announced business combination of pursuant to the Merger Agreement dated January 16, 2023 by and among the Company, Merger Sub, and Spectaire.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Spectaire Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Spectaire Inc. and subsidiary (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating losses, accumulated deficit, working capital deficit, and historically relied on loans from founders and other investors to fund operating expenses, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

Melville, New York

March 14, 2023, except for Notes 1 and 13 as to which the date is May 8, 2023

SPECTAIRE INC.
Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash	$18,886	$282,509
Prepaid Expenses and other assets	5,930	—
Total current assets	24,816	282,509
Property and equipment, net	18,817	21,364
Deposits	11,600	11,600
Total assets	$55,233	$315,473

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable – related party (note 6)	$188,000	$—
Accounts payable	13,030	—
Accrued expenses	210,597	11,822
Due to related party (note 6)	—	381,151
Due to lender	—	640,000
Total current liabilities	411,627	1,032,973
Convertible notes payable, net – related party (note 6)	437,499	—
Total liabilities	849,126	1,032,973

Commitments and contingencies (Note 12)

Stockholders’ deficit
Preferred Stock, $0.0001 par value; 7,500,000 authorized shares and 5,100,000 shares and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	510	—
Common stock, $0.0001 par value; 25,000,000 authorized shares and 9,042,818 shares and 6,780,318 shares issued and outstanding as of December 31, 2022 and 2021, respectively	904	678
Additional paid in capital	344,100	5,322
Accumulated deficit	(1,139,407)	(723,500)
Total stockholders’ deficit	(793,893)	(717,500)
Total liabilities and stockholders’ deficit	$55,233	$315,473

The accompanying notes are an integral part of these consolidated financial statements.

SPECTAIRE INC.
Consolidated Statements of Operations

	Year ended December 31,
	2022	2021
Revenues	—	—
Costs and expenses:
General and administrative	137,686	19,286
Depreciation expense	10,418	3,481
Research and development	967,826	493,698
Total costs and expenses	1,115,930	516,465
Operating loss	(1,115,930)	(516,465)
Other income (expense):
Other income – related party (note 6)	—	100,000
Interest income	23	—
Gain on extinguishment of debt	700,000	—
Loss before income taxes	(415,907)	(416,465)
Income tax expense	—	—
Net loss	$(415,907)	$(416,465)
Net loss per common share, basic and diluted	$(0.06)	$(0.06)
Weighted average shares outstanding, basic and diluted	6,836,259	6,780,318

The accompanying notes are an integral part of these consolidated financial statements.

SPECTAIRE INC.
Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	—	—	6,780,318	$678	$5,322	$(307,035)	$(301,035)
Net loss	—	—	—	—	—	(416,465)	(416,465)
Balance at December 31, 2021	—	—	6,780,318	$678	$5,322	$(723,500)	$(717,500)
Capital Contribution	—	—	—	—	381,151	—	381,151
Merger recapitalization (note 1)	5,100,000	510	2,187,083	218	(268,540)	—	(267,812)
Share-based compensation	—	—	75,417	8	226,167	—	226,175
Net loss	—	—	—	—	—	(415,907)	(415,907)
Balance at December 31, 2022	5,100,000	510	9,042,818	$904	$344,100	$(1,139,407)	$(793,893)

The accompanying notes are an integral part of these consolidated financial statements.

SPECTAIRE INC.
Consolidated Statements of Cash Flows

	For the year ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(415,907)	$(416,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	10,418	3,481
Share-based compensation	226,175	—
Gain on extinguishment of debt	(700,000)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(5,930)	—
Deposits	—	(11,600)
Accounts payable – related party	474,154	—
Accounts payable	13,030	—
Accrued expenses	32,247	(7,580)
Net cash used in operating activities	(365,813)	(432,164)
Cash Flows from Investing Activities
Cash acquired as part of reverse acquisition	50,062	—
Purchases of property and equipment	(7,872)	(24,845)
Net cash provided by (used in) investing activities	42,190	(24,845)
Cash Flows from Financing Activities
Proceeds from lender	60,000	1,246,000
Repayments to lender	—	(606,000)
Net cash provided by financing activities	60,000	640,000
Net (decrease) increase in cash	(263,623)	182,991
Cash and cash equivalents, beginning of period	282,509	99,518
Cash and cash equivalents, end of the period	$18,886	$282,509
Supplemental Cash Flow Information
Advances from related party converted to equity	$381,151	$—

The accompanying notes are an integral part of these consolidated financial statements.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Spectaire Inc. (“Spectaire” or the “Company”) is a Delaware corporation incorporated in September 2022 for purposes of acquiring MicroMs, Inc. and then entering into a potential SPAC merger (“IPO”).

Prior to December 13, 2022, the Spectaire business was operated under a Delaware limited liability company, MicroMS, Inc. (“MicroMS”). MicroMs created a unique solution allowing visibility on air content anytime anywhere. AireCore, MicroMS’ patented Micro Mass Spectrometer, can sample and analyze content at the molecular level. Using the air samples, the device can measure CO2e (carbon dioxide equivalent) of the sample through analysis of air content and generate the appropriate reports. The Company has also developed a mobile app, in which customers can track air quality changes in real time and report on those changes with confidence.

On December 13, 2022, the Company engaged in a group corporate reorganization in which the owners of MicroMS contributed their equity interests in MicroMS to the Company in exchange for equity in the Company. As part of this reorganization (the “Merger”), the ownership of MicroMS was transferred to Spectaire. From September 2022 to December 13, 2022, Spectaire Inc. had limited pre-combination activities and was formed specifically to acquire MicroMS. All mergers or business combinations require the identification of the acquiring entity, which is the entity that obtains control of the acquiree. A merger or business combination may be consummated by forming a new entity that has no significant pre-combination activities other than to issue shares to the shareholders of the combining companies. In such situations, regardless of the number of entities involved in the merger, Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) precludes the new entity from being identified as the acquirer. Based on this guidance, management has determined that since Spectaire was newly-formed for the sole purpose of acquiring MicroMS and had limited activity prior to the Merger, Spectaire is considered a new entity that lacks substance in the context of ASC 805 and therefore could not be the accounting acquirer. As MicroMS was acquired through an exchange of equity interests, further analysis was needed to determine the accounting acquirer. The Company determined that MicroMS was the accounting acquirer, as MicroMS has a clear business purpose and operating assets including a license agreement to generate revenue streams and has invested resources in developing its technology, Spectaire has no operations, MicroMS is significantly larger than Spectaire, the board composition and management is mixed between former MicroMS and Spectaire executives so these factors were considered neutral, and there was no other shareholder or group of shareholders that had substantive kick-out or participating rights. As such, the Merger was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“US GAAP”). Under this method of accounting, Spectaire, who is the legal acquirer, is treated as the “acquired” company for accounting purposes and MicroMS is treated as the accounting acquirer whereby the historical financial statements of MicroMS became the historical financial statements of the Company upon the closing of the Merger. Accordingly, the Merger was treated as the equivalent of MicroMS issuing shares at the closing of the Merger for the net assets of Spectaire as of the closing date, accompanied by a recapitalization. The net assets of Spectaire were stated at historical cost, with no goodwill or other intangible assets recorded.

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from contributions from founders or other investors. The Company reported operating losses for the years ended December 31, 2022 and 2021 and negative cash flows from operations of $365,813 for the year ended December 31, 2022. As of December 31, 2022, the Company had an aggregate cash balance of $18,886, a net working capital deficit of $386,812, and accumulated deficit of $1,139,407.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the IPO. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Liquidity and Going Concern (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

Preparation of consolidated financial statements in conformity with GAAP require us to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis the Company evaluates its estimates including those relating to fair values, income taxes, and contingent liabilities among others. The Company bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities.

In addition, management monitors the effects of the global macroeconomic environment, including increasing inflationary pressures; social and political issues; regulatory matters, geopolitical tensions; and global security issues. The Company is also mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Bank deposits are held by accredited financial institutions and these deposits may at times be in excess of federally insured limits. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high quality. The Company has not experienced any losses on its deposits of cash or cash equivalents.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less from the purchase date to be cash equivalents. As of December 31, 2022 and 2021, there were no cash equivalents. The Company maintains its cash in checking and savings accounts. Income generated from cash held in savings accounts is recorded as interest income. The carrying value of the Company’s savings accounts is included in cash and approximates the fair value.

Segment Reporting

Operating segments are defined as components of an entity about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company has determined it has one operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for the purposes of allocating resources and evaluating financial performance.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or loss in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Interest and penalties related to unrecognized tax benefits are included within the provision of income tax. To date, there have been no unrecognized tax benefits balances.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

•        Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

•        Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

•        Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The fair value of debt instruments for which the Company has not elected fair value accounting is based on the present value of expected future cash flows and assumptions about the then-current market interest rates as of the reporting period and the creditworthiness of the Company. Most of the Company’s debt is carried on the consolidated balance sheet on a historical cost basis net of unamortized discounts and premiums because the Company has not elected the fair value option of accounting.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Leases

The Company did not have any leases as of December 31, 2022 with an initial term greater than 12 months. The Company determines if an arrangement is a lease at inception. Lease right -of-use assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. For operating leases with an initial term greater than 12 months, the Company would recognize operating lease right -of-use assets and operating lease liabilities based on the present value of lease payments over the lease term at the commencement date. Operating lease right -of-use assets are comprised of the lease liability plus any lease payments made and adjusted for any lease incentives received. Lease terms include options to renew or terminate the lease when the Company is reasonably certain that the renewal option will be exercised or when it is reasonably certain that the termination option will not be exercised. For an operating lease, if the interest rate used to determine the present value of future lease payments is not readily determinable, the Company estimates the incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Property and Equipment

Property and equipment includes only one category — Lab Equipment. The Company accounts for property and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the useful lives of the assets. The Company has estimated useful life of the lab equipment to be three years.

Impairment of long-lived assets

Management reviews each asset or asset group for impairment whenever events or circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company measures the recoverability of the assets by comparing the carrying amount of such asset or asset group to the future undiscounted cash flows it expects the asset or asset group to generate. If the Company considers the asset or asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset or asset group exceeds its fair value. No impairment provisions were recorded by the Company during the years ended December 31, 2022 and 2021.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Research and development costs

Costs related to preliminary research and development of internal use software are expensed as incurred as a component of operating expenses.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. As of December 31, 2022 and 2021, the preferred shares, unvested restricted stock awards, and potential shares from convertible notes were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Changes in accounting principles and recently issued accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessor, Leases (Topic 842), which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU No. 2019-01, Codification Improvements to Topic 842, Leases, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. The Company did not have any long-term leasing arrangements as of December 31, 2022 therefore, the adoption of this standard did not have an impact on its Consolidated Financial Statements.

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2021. The adoption of ASU 2020-06 did not have a material impact on the Company’s consolidated financial statements.

In September 2022, the FASB issued ASU No. 2022-04, “Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of adopting this accounting standard update will be material to the consolidated financial statements.

In March 2020, the FASB issued authoritative guidance to provide optional relief for companies preparing for the discontinuation of interest rates such as the London Interbank Offered Rate (“LIBOR”) and applies to lease and other contracts, hedging instruments, held-to-maturity debt securities and debt arrangements that reference LIBOR or another rate that is expected to be discontinued as a result of reference rate reform. In January 2021, the FASB issued authoritative guidance that makes amendments to the new rules on accounting for reference rate reform. The amendments clarify that for all derivative instruments affected by the changes to interest rates used for discounting, margining or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, an entity may apply certain practical expedients in ASC 848. In December 2022, the FASB issued authoritative guidance to defer the sunset date of ASC 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the potential impact of modifying treasury related arrangements and applying the relevant ASC 848 optional practical expedients, as needed. For existing lease, debt arrangements and other contracts, the Company does not expect any qualifying contract modifications related to reference rate reform and therefore does not expect that the optional guidance in ASC 848 will need to be applied through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In October 2021, the FASB issued ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

Note 4 — Property and Equipment

The following table summarizes property and equipment:

	December 31,
	2022	2021
Lab equipment	$32,716	$24,845
Total cost	32,716	24,845
Less: Accumulated depreciation	(13,899)	(3,481)
Property and equipment, net	$18,817	$21,364

Depreciation expense was $10,418 and $3,481 for the years ended December 31, 2022 and 2021, respectively.

Note 5 — Accrued Expenses

The following table summarizes accrued expenses:

	December 31,
	2022	2021
Accrued maintenance	$—	$5,000
Accrued legal costs	208,432	3,763
Credit card accrual	2,165	3,059
	$210,597	$11,822

Note 6 — Related Parties Transactions

Accounts Payable — Related Party

The CEO and CIO of Spectaire are also employed by a consulting firm providing services to Spectaire since inception. Prior to the Merger, from the period of September 1, 2022 through December 15, 2022, $563,000 of consulting services were provided and expensed by Spectaire, Inc as research and development expenses and general and administrative expenses in the consolidated statement of operations of which $188,000 was payable as of December 31, 2022.

Due to Related Party

As of December 31, 2021, two shareholders had advanced the Company an aggregate of $381,151. The advances were non-interest bearing and due on demand. In connection with the Merger in December 2022, the advances were converted to equity as the shareholders forgave any amounts outstanding.

Other income from Related Party

In 2021, the Company earned revenue from providing consulting services to a related party. These consulting services were for a fixed fee of $100,000 and were recognized when the services were provided.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Related Parties Transactions (cont.)

Convertible Notes — Related Party

As discussed in Note 8, certain shareholders have entered into convertible notes with the Company.

Note 7 — Due to Lender

During 2021 and 2022 a lender loaned money to MicroMS with the intention of becoming a shareholder once an initial capital commitment was met. This capital commitment was never met as the lender ran into liquidity issues. In September 2022, the Company and the lender entered into a termination and mutual release agreement which terminated any obligations of the Company for repayment. As such the total amount owed, $700,000 ($640,000 as of December 31, 2021), was recognized into income as an extinguishment of debt during the year ended December 31, 2022.

Note 8 — Convertible Notes — Related Party

In October, November, and December 2022, the Company entered into three convertible notes with shareholders to which the shareholders agreed to loan the Company, in the aggregate, $437,499 (the “Convertible Promissory Notes”). The Convertible Promissory Notes bear interest at a rate of 6% per annum and subject to the conversion provisions, all principal and interest shall be due and payable on May 8, 2024. Effective upon the closing of a Qualified Financing (as defined below), all of the outstanding principal and interest under this Note will automatically be converted into shares of the same class and series of capital stock of the Company, issued to other investors in the Qualified Financing (the “Qualified Financing Securities”) at a conversion price equal to the lower of (i) the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing and (ii) the price per share that would have been paid by the investors in the Qualified Financing had the pre-money valuation of the Company been $17,900,000 (the “Valuation Cap”) (it being understood that, for purposes of clause (ii), the total number of securities of the Company outstanding shall be deemed to include all securities issuable upon the exercise or conversion of options or warrants then outstanding (including any securities reserved and available for future issuance under any equity incentive plan of the Company), but shall exclude any securities issuable upon conversion or cancellation of this Note and any other indebtedness of the Company or similar instruments), in each case with any resulting fraction of a share rounded down to the nearest whole share. “Qualified Financing” means the first issuance or series of related issuances of capital stock by the Company after the date hereof, with immediately available gross proceeds to the Company (excluding proceeds from this and any other indebtedness of the Company or similar instruments that convert into equity in such financing) of at least $2,500,000. The Company shall notify the Holder in writing of the anticipated occurrence of a Qualified Financing at least five days prior to the closing date of the Qualified Financing. The Holder agrees to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

Note 9 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 7,500,000 shares of preferred stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 5,100,000 shares and no shares of preferred stock issued and outstanding, respectively.

Common stock — The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 9,042,818 shares and 6,780,318 shares of common stock issued and outstanding respectively. Each share of Common Stock has one vote and has similar rights and obligations.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Stockholders’ Deficit (cont.)

The characteristics of the Company’s preferred stock are as follows:

Dividend

The holders of the Preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below): provided that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend per share of such series of Preferred Stock. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

Voting Rights

Holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Conversion rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” for each share of Preferred Stock shall initially be equal to the applicable Original Issue Price. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

Mandatory Conversion

Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Company (“Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent of the aforementioned stockholders is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for each series of Preferred Stock, and (ii) such shares may not be reissued by the Company.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Stockholders’ Deficit (cont.)

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of each series of Preferred Stock that would receive a greater amount upon conversion into Common Stock.

Note 10 — Share-based compensation

Restricted Stock Awards

In October 2022, Spectaire granted 7,240,000 shares of restricted stock awards to certain executives that vest over four years. One year of vesting was recognized on the grant date and the remaining three years will vest monthly. The Company determined the fair value of the awards at the grant date to be $3.00 for total compensation of $21,712,760 ($21,720,000 less cash paid of $7,240) of which $6,559,063 was recognized as expense prior to the Merger in the books and records of Spectaire Inc and $226,175 was recognized by the Company post-Merger, which is included in research and development expenses in the consolidated statement of operations. As of December 31, 2022, the remaining unrecognized compensation expense of the restricted stock awards is $14,927,523 with a weighted average remaining life of 2.75 years.

The fair value was determined using the Probability Weighted Expected Return Method (“PWERM”). This method involves a forward looking analysis of the possible future outcomes available to the enterprise, the estimation of ranges of future and presentation value under each outcome, and the application of a probability factor to each outcome as of the Valuation Date. As the Company had begun discussions with a special purpose acquisition company (“SPAC”) to go public through a reverse merger transaction, this scenario was weighted 10% with the remaining 90% weighting placed on the going concern scenario.

In order to determine the going concern value of the Company, a Guideline (or Comparable) Publicly Traded Company Methodology was used. After the Company value was determined, it was allocated among the various share classes using an option pricing model and then finally a discount for lack of marketability was applied. Assumptions used under this approach included a risk free rate of 4.25%, volatility of 40% and a time to liquidity of five years.

To determine the reverse-merger value of the Company, the pre-money equity value stated in the business combination agreement was allocated using the Company’s outstanding share count as of the Valuation Date under the assumption that all shares would convert to common stock. The resulting value per common share was discounted back to the valuation date using a 20% rate and an 8% discount for lack of marketability was then applied.

2022 Equity Incentive Plan

In December 2022, the Board of Directors of the Company approved the Spectaire Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). As of December 31, 2022, 260,000 shares are available to be issued under the plan and no awards have been issued to employees, board members or strategic partners.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Income Taxes

The following represents the components of the Company’s deferred tax assets and liabilities at December 31, 2022 and 2021, respectively:

	As of December 31,
	2022	2021
Net operating Loss – federal and state	$124,598	$80,446
Stock-based compensation	61,791	—
General business credit	78,166	39,083
Depreciation expense	(2,995)	—
Total deferred tax asset (liability)	261,560	119,529
Less: valuation allowance	(261,560)	(119,529)
Net deferred tax asset (liability)	$—	$—

As of December 31, 2022, the Company had federal net operating loss carryforwards of approximately $461,000, which may be available to reduce future taxable income, and may be carried forward indefinitely. At December 31, 2022, the Company had available state operating loss carryforwards of approximately $440,000, which expire between 2041 and 2042. In addition, the Company has general business tax credit carryforwards of approximately $78,000 available to reduce future tax liabilities. These unused general business tax credits can be carried forward indefinitely until utilized, respectively.

In accordance with FASB ASC Topic 740, Accounting for Income Taxes, the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards. The Company has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of $261,560 and $119,529 has been established at December 31, 2022 and 2021, respectively. The valuation allowance increased by $142,031 during the year ended December 31, 2022.

A reconciliation of income tax (expense) benefit at the statutory federal income tax rate and income taxes as reflected in the consolidated financial statements are as follows:

	As of December 31, 2022	As of December 31, 2021
U.S. federal statutory income tax rate	21.0%	21.0%
State tax expense, net of federal benefit	6.3%	6.3%
Current year tax credits	6.8%	8.4%
Change in valuation allowance	(34.1)%	(35.7)%
	0.0%	0.0%

The Company had no unrecognized tax benefits or related interest and penalties accrued for the years ended December 31, 2022 and 2021.

The Inflation Reduction Act was passed in August 2022, providing significant incentives for businesses to become more energy efficient by extending, increasing or expanding credits applicable to the production of clean energy and fuels as well as other provisions. These changes did not have a material impact on the tax provision of the Company.

The Company is subject to U.S. federal income tax and Massachusetts state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since 2019; currently, no federal or state income tax returns are under examination by the respective taxing authorities.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the Company’s business or consolidated financial statements.

Note 13 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through May 8, 2023, the date the consolidated financial statements were available to be issued.

License Agreement

In 2018, microMS entered into a license agreement with MIT. This agreement was assigned to Spectaire as part of the microMS Merger. As part of this agreement, in exchange for certain patent rights owned by MIT, microMS issued MIT shares that contained an anti-dilution provision which states that until the Company reaches a funding threshold of $4,000,000, MIT must retain a 2.5% common stock ownership on a fully-diluted basis. In connection with this agreement, the Company issued MIT 316,614 shares in January 2023 and 58,500 shares in April 2023.

Convertible Notes

In January 2023, the Company entered into four additional convertible notes for a face value of $500,000, $369,980, $100,000, and $50,000. In February 2023, the Company entered into two additional convertible notes for a face value of $75,000 and $500,000. In April 2023, the Company entered into an additional convertible note for a face value of $225,000. These notes have the same terms as described in Note 8.

Merger Agreement

Perception Capital Corp. II (“PCCT”) is a blank check company incorporated as a Cayman Islands exempted company limited by shares and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On January 16, 2023, PCCT entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”), and the Company.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, and following the Domestication, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

(i)     prior to the Effective Time, the aggregate amount of each outstanding convertible promissory note of Spectaire, including all outstanding principal and interest accrued but unpaid thereon, will convert into shares of common stock, par value $0.0001 per share, of Spectaire (“Spectaire Common Stock”), and each share of the Series Seed Preferred Stock, par value $0.0001 per share, of Spectaire will convert into one share of Spectaire Common Stock (such conversions, the “Spectaire Security Conversion”);

(ii)    at the Effective Time (after giving effect to the Spectaire Security Conversion):

(a)     each share of Spectaire Common Stock (other than shares of Spectaire Common Stock subject to Spectaire Options and Spectaire RSUs (each as defined below), Spectaire Restricted Shares (as defined below), treasury stock and dissenting shares) will convert into the right to receive its pro rata portion (on a fully diluted basis) of the Net Merger Consideration and the Earnout Shares (as defined below);

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Subsequent Events (cont.)

(b)    each outstanding option to purchase Spectaire Common Stock (“Spectaire Option”) will be converted into (x) an option to purchase, upon substantially the same terms and conditions, a whole number of shares of PCCT Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Option as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (as defined in the Merger Agreement) and (y) the right to receive its pro rata portion of the Earnout Shares;

(c)     each outstanding restricted stock unit relating to Spectaire Common Stock (“Spectaire RSU”) will be converted into (x) a restricted stock unit, upon substantially the same terms and conditions, relating to a whole number of shares of PCCT Common Stock (rounded down to the nearest whole share) equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire RSU as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio and (y) the right to receive its pro rata portion of the Earnout Shares; and

(d)    each outstanding award of restricted shares of Spectaire Common Stock subject to vesting conditions and/or a risk of forfeiture (“Spectaire Restricted Shares”) will be converted into (x) an award, upon substantially the same terms and conditions, of a whole number of restricted shares of PCCT Common Stock equal to (1) the number of shares of Spectaire Common Stock subject to such Spectaire Restricted Share as of immediately prior to the Effective Time multiplied by (2) the Exchange Ratio and (y) the right to receive its pro rata portion of the Earnout Shares.

On April 27, 2023 PCCT’s shareholders approved to further extend the date by which the company must either (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “initial business combination”) or (2) (i) cease its operations except for the purpose of winding up and (ii) redeem all outstanding Class A ordinary shares included as part of the units sold in its initial public offering, from May 1, 2023 to November 1, 2023 (the “extension amendment”).

Arosa Loan Payable

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5,000,000 in cash of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Upon receipt of the Arosa Founder Units, Spectaire distributed the Arosa Founder Units to Spectaire’s shareholders (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account occurred on April 17, 2023.

The Arosa Loan will mature on March 27, 2024 (the “Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

SPECTAIRE INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Subsequent Events (cont.)

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Business Combination, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Business Combination, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis.

SPECTAIRE INC.
Condensed Consolidated Balance Sheets

	September 30, 2023 (Unaudited)	December 31, 2022
Assets
Current assets
Cash	$105,905	$18,886
Marketable securities	533,187	—
Prepaid expenses and other assets	17,416	5,930
Note Receivable – related party (note 6)	818,000	—
Total current assets	1,474,508	24,816
Property and equipment, net	26,550	18,817
Deposits	84,760	11,600
Total assets	$1,585,818	$55,233

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable – related party (note 6)	$—	$188,000
Accounts payable and accrued expenses	1,827,696	223,627
Deferred revenue	148,780	—
Loan payable	3,250,000	—
Total current liabilities	5,226,476	411,627
Convertible notes payable, net – related party (note 9)	2,357,479	437,499
Total liabilities	7,583,955	849,126

Commitments and contingencies (note 12)

Stockholders’ deficit
Preferred Stock, $0.0001 par value; 7,500,000 authorized shares and 5,100,000 shares and 5,100,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	510	510
Common stock, $0.0001 par value; 25,000,000 authorized shares and 10,775,432 shares and 9,042,818 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,077	904
Additional paid in capital	16,724,655	344,100
Accumulated deficit	(22,724,379)	(1,139,407)
Total stockholders’ deficit	(5,998,137)	(793,893)
Total liabilities and stockholders’ deficit	$1,585,818	$55,233

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues	$—	$—	$—	$—

Costs and expenses:
General and administrative	2,200,885	60,528	7,985,445	78,654
Depreciation expense	4,289	2,661	11,020	7,694
Research and development	740,040	211,997	1,985,590	550,975
Sales and marketing	103,134	—	329,134	—
Total costs and expenses	3,048,348	275,186	10,311,189	637,323
Operating loss	(3,048,348)	(275,186)	(10,311,189)	(637,323)
Other income (expense):
Interest income	—	3	—	23
Interest income on marketable securities	15,503	—	43,187	—
Gain on extinguishment of debt	—	700,000	—	700,000
Interest expense	(1,987,482)	—	(4,007,386)	—
Loss on initial issuance of warrants	—	—	(7,309,584)	—
(Loss) income before income taxes	(5,020,327)	424,817	(21,584,972)	62,700
Income tax expense	—	—	—	—
Net (loss) income	$(5,020,327)	$424,817	$(21,584,972)	$62,700

Net loss (income) per common share, basic and diluted	$(0.49)	$0.06	$(2.20)	$0.01
Weighted average shares outstanding, basic and diluted	10,322,932	6,780,318	9,833,422	6,780,318

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.
Condensed Consolidated Statements of Changes in Stockholders’ Deficit
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2023	5,100,000	$510	9,042,818	$904	$344,100	$(1,139,407)	$(793,893)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Issuance of common stock	—	—	316,614	32	(32)	—	—
Distribution of shares relating to the Arosa Loan Agreement (Note 7)	—	—	—	—	(1,500,000)	—	(1,500,000)
Net loss	—	—	—	—	—	(4,356,555)	(4,356,555)
Balance at March 31, 2023	5,100,000	510	9,811,932	981	201,071	(5,495,962)	(5,293,400)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Issuance of common stock	—	—	58,500	6	(6)	—	—
Issuance of warrants relating to the Arosa Loan Agreement (Note 8)	—	—	—	—	13,809,584	—	13,809,584
Net loss	—	—	—	—	—	(12,208,090)	(12,208,090)
Balance at June 30, 2023	5,100,000	$510	10,322,932	$1,032	$15,367,652	$(17,704,052)	$(2,334,858)
Share-based compensation	—	—	452,500	45	1,357,003	—	1,357,048
Net loss	—	—	—	—	—	(5,020,327)	(5,020,327)
Balance at September 30, 2023	5,100,000	$510	10,775,432	1,077	16,724,655	(22,724,379)	(5,998,137)
	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2022	—	$—	6,780,318	$677	$5,322	$(723,500)	$(717,501)
Net loss		—	—	—	—	(171,822)	(171,822)
Balance at March 31, 2022	—	—	6,780,318	677	5,322	(895,322)	(889,323)
Net loss	—	—	—	—	—	(190,295)	(190,295)
Balance at June 30, 2022	—	$—	6,780,318	$677	$5,322	$(1,085,617)	$(1,079,618)
Net income		—	—	—	—	424,817	424,817
Balance at September 30, 2022	—	$—	6,780,318	$677	$5,322	$(660,800)	$(654,801)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the nine months ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(21,584,972)	$62,700
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation expense	11,020	7,694
Share-based compensation	4,071,144	—
Extinguishment of debt	—	(700,000)
Non-cash interest expense	4,007,386	—
Interest income reinvested on marketable securities	(43,187)	—
Loss on initial issuance of warrants	7,309,584	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(11,486)	—
Deposits	(73,160)	—
Accounts payable – related party	(188,000)	—
Accounts payable and accrued expenses	846,683	60,862
Deferred revenue	148,780	—
Net cash used in operating activities	(5,506,208)	(568,744)

Cash Flows from Investing Activities
Purchase of marketable securities	(3,100,000)	—
Redemption of marketable securities	2,610,000	—
Purchases of property and equipment	(18,753)	(7,874)
Net cash used in investing activities	(508,753)	(7,874)

Cash Flows from Financing Activities
Due to related party	—	399,980
Proceeds from term loan	5,000,000	60,000
Advance to related party	(818,000)	—
Proceeds from convertible notes	1,919,980	—
Net cash provided by financing activities	6,101,980	459,980
Net increase (decrease) in cash, cash equivalents and restricted cash	87,019	(116,638)
Cash, cash equivalents and restricted cash, beginning of period	18,886	282,509
Cash, cash equivalents and restricted cash, end of the period	$105,905	$165,871
Non-Cash investing and financing activities:
Distribution of shares relating to the Arosa Loan Agreement (Note 8)	$1,500,000	$—
Issuance of warrants related to the Arosa Loan Agreement ( Note 8)	13,809,584	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 1 — Organization and Business Operations

Spectaire Inc. (“Spectaire” or the “Company”) is a Delaware corporation incorporated in September 2022 for purposes of acquiring MicroMS, Inc. and then entering into a potential SPAC merger (“IPO”).

Prior to December 13, 2022, the Spectaire business was operated under a Delaware limited liability company, MicroMS, Inc. (“MicroMS”). MicroMS created a unique solution allowing visibility on air content anytime anywhere. AireCore, MicroMS’ patented Micro Mass Spectrometer, can sample and analyze content at the molecular level. Using the air samples, the device can measure CO2e (carbon dioxide equivalent) of the sample through analysis of air content and generate the appropriate reports. The Company has also developed a mobile app, in which customers can track air quality changes in real time and report on those changes with confidence.

On December 13, 2022, the Company engaged in a group corporate reorganization in which the owners of MicroMS contributed their equity interests in MicroMS to the Company in exchange for equity in the Company. As part of this reorganization (the “Merger”), the ownership of MicroMS was transferred to Spectaire. From September 2022 to December 13, 2022, Spectaire Inc. had limited pre-combination activities and was formed specifically to acquire MicroMS. The Merger was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“US GAAP”). Under this method of accounting, Spectaire, who is the legal acquirer, is treated as the “acquired” company for accounting purposes and MicroMS is treated as the accounting acquirer whereby the historical financial statements of MicroMS became the historical financial statements of the Company upon the closing of the Merger. Accordingly, the Merger was treated as the equivalent of MicroMS issuing shares at the closing of the Merger for the net assets of Spectaire as of the closing date, accompanied by a recapitalization. The net assets of Spectaire were stated at historical cost, with no goodwill or other intangible assets recorded.

Merger Agreement

On January 16, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perception Capital Corp. II (“PCCT”), a blank check company incorporated as a Cayman Islands exempted company limited by shares and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses and Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”).

On October 19, 2023, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of New Spectaire (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 16, 2023, the Company effected a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under the General Corporation Law of the State of Delaware (the “DGCL”), as amended, pursuant to which the Company’s jurisdiction of incorporation changed from the Cayman Islands to the State of Delaware (the “Domestication”).

In connection with the Domestication:

(i)     each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”),

(ii)    each issued and outstanding warrant to purchase one Class A Ordinary Share (“Cayman Warrant”) converted automatically into a warrant to acquire one share of Common Stock (“Warrant”) pursuant to the Warrant Agreement, dated as of October 27, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 1 — Organization and Business Operations (cont.)

(iii)   each issued and outstanding unit of the Company, consisting of one Class A Ordinary Share and one-half of one Cayman Warrant, was cancelled and entitled the holder thereof to one share of Company Common Stock and one-half of one Warrant.

Upon effectiveness of the Domestication, the Company changed its name from “Perception Capital Corp. II” to “Spectaire Holdings Inc.”, filed a certificate of incorporation (the “Company Charter”) with the Secretary of State of Delaware and adopted bylaws (the “Company Bylaws” and, together with the Company Charter, the “Company Organizational Documents”) under the DGCL.

At closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar Multi-Strategy Master Fund (“Polar”) pursuant to the terms of the Subscription Agreement entered into on October 4, 2023 where Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”) and the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein.

On October 11, 2023, the Company entered into a private placement subscription agreement (the “PIPE Subscription Agreement”) with an investor (the “PIPE Investor”), pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock (the “PIPE Shares”), with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000 (the “PIPE Investment”). Pursuant to the PIPE Subscription Agreement, within two years following the Closing, the PIPE Investor will purchase additional PIPE Shares in one or multiple subsequent closings for a purchase price per share of $10.00 (subject to as described in the PIPE Subscription Agreement) for an aggregate purchase price of $3,000,000 (the “Additional Investments”). The purchase and sale of the PIPE Shares in the Additional Investments is conditioned upon typical conditions for transactions of this type. The PIPE Shares issued and sold in the PIPE Investment and to be issued and sold in the Additional Investments pursuant to the PIPE Subscription Agreement have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) and have been and will be issued in reliance on the availability of an exemption from such registration.

In accordance with the terms of the Arosa Loan Agreement dated March 31, 2023 (See Note 8), Spectaire issued to Arosa a warrant to purchase a number of shares of common stock of Spectaire representing 10.0% of the outstanding number of shares of common stock of Spectaire on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Arosa Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued an additional warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Additional Warrant”). Upon the issuance of the Additional Warrant, Arosa and the Company agreed to terminate and cancel the Closing Date Warrant. The shares of Common Stock underlying the Additional Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with (i) Perception Capital Partners II LLC (the “Sponsor”), (ii) certain of PCCT’s directors and officers and (iii) certain stockholders of Spectaire restricting the transfer of Common Stock, Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants from and after the Closing. The restrictions under the Lock-Up Agreements (1) with respect to the Common Stock, begin at the Closing, and end on (a) in the case of the Sponsor and certain of PCCT’s directors and officers, the date that is 365 days after the Closing, or upon the price of Common Stock reaching $12.00 for any 20 trading days within a 30-trading day period commencing at least 150 days

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 1 — Organization and Business Operations (cont.)

after the Closing, and (b) in the case of the stockholders of Spectaire, the date that is 180 days after the Closing, and (2) with respect to the Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants, the date that is 30 days after the Closing.

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Loan Agreement, the Company issued the Additional Warrant to Arosa. The Additional Warrant is exercisable at any time and from time to time from the date of its issuance until October 19, 2028 at an exercise price of $0.01 per share.

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from contributions from founders or other investors. For the nine months ended September 30, 2023, the Company reported a net loss of $21.6 million and negative cash flows from operations of $5.5 million. As of September 30, 2023, the Company had an aggregate unrestricted cash balance of $0.1 million, a net working capital deficit of $3.8 million, and accumulated deficit of $22.7 million.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the IPO. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed consolidated financial statements are available to be issued. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information, expressed in U.S. dollars. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The accompanying condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year. References to GAAP issued by the FASB in these accompanying notes to the condensed consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). All significant intercompany balances and transactions have been eliminated in consolidation. The December 31, 2022 condensed consolidated balance sheet herein was derived from the audited consolidated financial statements at that date, but does not include all disclosures including notes required by U.S. GAAP for complete financial statements.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 3 — Summary of Significant Accounting Policies (cont.)

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with GAAP require us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis the Company evaluates its estimates including those relating to fair values, income taxes, and contingent liabilities among others. The Company bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities.

In addition, management monitors the effects of the global macroeconomic environment, including increasing inflationary pressures; social and political issues; regulatory matters, geopolitical tensions; and global security issues. The Company is also mindful of inflationary pressures on its cost base and is monitoring the impact on customer preferences.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and marketable securities. Bank deposits are held by accredited financial institutions and these deposits may at times be in excess of federally insured limits. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high quality. The Company has not experienced any losses on its deposits of cash or cash equivalents.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less from the purchase date to be cash equivalents. As of September 30, 2023 and December 31, 2022, there were no cash equivalents. The Company maintains its cash in checking and savings accounts. Income generated from cash held in savings accounts is recorded as interest income. The carrying value of the Company’s savings accounts is included in cash and approximates the fair value.

Marketable securities

At September 30, 2023, the Company held investment securities in mutual funds primarily in U.S. government securities. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted market prices (unadjusted) in active markets for identical assets.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 3 — Summary of Significant Accounting Policies (cont.)

These securities are presented on the condensed consolidated balance sheet at fair value at the end of the reporting period. Earnings on these securities are included in interest income on marketable securities in the condensed consolidated statement of operations and are automatically reinvested. The fair value of these securities is determined using quoted market prices in active markets for identical assets.

Restricted Cash

Certain deposits are restricted as to withdrawal or usage against these deposits. Restricted term deposits are classified as current assets based on the term of the deposit and the expiration date of the underlying restriction.

With respect to the Arosa loan agreement (Note 8), the Company deposited $3,000,000 of cash into a restricted escrow account, to be later released upon the satisfaction of certain covenants as specified. These funds were released from escrow on April 17, 2023.

Segment Reporting

Operating segments are defined as components of an entity about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company has determined it has one operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for the purposes of allocating resources and evaluating financial performance.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

•        Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

•        Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

•        Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, marketable securities, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The fair value of debt instruments for which the Company has not elected fair value accounting is based on the present value of expected future cash flows and assumptions about the then-current market interest rates as of the reporting period and the creditworthiness of the Company. All of the Company’s debt is carried on the condensed consolidated balance sheet on a historical cost basis net of unamortized discounts and premiums because the Company has not elected the fair value option of accounting.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 3 — Summary of Significant Accounting Policies (cont.)

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the condensed consolidated statements of operations. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Research and development costs

Costs related to preliminary research and development of internal use software are expensed as incurred as a component of operating expenses.

Net loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. For the nine months ended September 30, 2023, the preferred shares, unvested restricted stock awards, and potential shares from convertible notes were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive. There were no potential dilutive common stock equivalents for the nine months ended September 30, 2022.

Changes in accounting principles and recently issued accounting pronouncements

In September 2022, the FASB issued ASU No. 2022-04, “Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated roll forward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The Company adopted the guidance when it became effective on January 1, 2023, except for the roll forward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and accordingly, the adoption did not have a material impact on the Company’s condensed consolidated financial statements, and the Company does not believe the impact of adopting the roll-forward requirement in this accounting standard update will be material to the condensed consolidated financial statements.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 3 — Summary of Significant Accounting Policies (cont.)

In October 2021, the FASB issued ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its condensed consolidated financial statements.

Note 4 — Property and Equipment

The following table summarizes the components of property and equipment, net:

	September 30, 2023	December 31, 2022
Lab equipment	$51,469	$32,716
Total cost	51,469	32,716
Less: Accumulated depreciation	(24,919)	(13,899)
Property and equipment, net	$26,550	$18,817

Depreciation expense was $11,020 and $7,694 for the nine months ended September 30, 2023 and 2022, respectively. Depreciation expense was $4,289 and $2,661 for the three months ended September 30, 2023 and 2022, respectively.

Note 5 — Accounts Payable and Accrued Expenses

The following table summarizes accounts payable and accrued expenses:

	September 30, 2023	December 31, 2022
Accounts Payable	$392,625	$13,030
Accrued legal costs	657,194	208,432
Credit card accrual	18,694	2,165
Interest payable – convertible notes – related party (see note 9)	91,214	—
Interest payable – loan payable (see note 8)	666,027	—
Other accrued expenses	1,942	—
	$1,827,696	$223,627

Note 6 — Related Parties Transactions

Consulting Agreement — Related Party

The CEO and CIO of Spectaire are also employed by a consulting firm providing services to Spectaire since inception. Prior to the Merger, from the period of September 1, 2022 through December 15, 2022, $563,000 of consulting services were provided and expensed by the Company as research and development expenses and general and administrative expenses in the condensed consolidated statement of operations of which $188,000 was payable as of December 31, 2022. The balance was paid in March 2023. For the three and nine months ended September 30, 2023 the company expensed and paid $401,605 and $1,248,671, respectively, which is included in research and development expenses and general and administrative expenses in the condensed consolidated statement of operations.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 6 — Related Parties Transactions (cont.)

Convertible Notes — Related Party

As discussed in Note 9, certain shareholders have entered into convertible notes with the Company.

Note Receivable — Related Party

On March 31, 2023, the Company entered into a promissory note (the “Note) with Perception Capital Corp. II. (the “Maker”) which the Company will advance to the Maker a sum of $500,000. On August 17, 2023, the Note was amended to $778,000 effective June 16, 2023. On September 6, 2023, the Note was further amended to $818,000. The Note does not bear interest and is payable on the date of the termination of the Merger Agreement or at any time at the election of the Maker. On April 3, 2023, and April 18, 2023, the Maker drew down $200,000 and $300,000 on this Note respectively. On June 16, 2023, and June 30, 2023, the Maker drew down an additional $110,000 and $84,000 on this Note respectively. On August 1, 2023 and September 5, 2023, the Maker drew a further $84,000 and $40,000 respectively. At September 30, 2023, $818,000 is recorded as an asset on the condensed consolidated balance sheet under this agreement. Upon the consummation of the Business Combination on October 19, 2023, Perception Capital Corp. II. repaid a total of $125,000 of this Note and was released from all other obligations under this Note and the Note was cancelled, as it was effectively assumed by Spectaire in the Business Combination.

Due to related party

As of December 31, 2021, two shareholders had advanced the Company an aggregate of $381,151. A further $75,000 was advanced in June 2022. The advances were non-interest bearing and due on demand. In connection with the Merger in December 2022, the advances were converted to equity as the shareholders forgave any amounts outstanding.

Note 7 — Due to Lender

During 2021 and 2022 a lender loaned money to MicroMS with the intention of becoming a shareholder once an initial capital commitment was met. This capital commitment was never met as the lender ran into liquidity issues. In September 2022, the Company and the lender entered into a termination and mutual release agreement which terminated any obligations of the Company for repayment. As such the total amount owed, $700,000 was recognized into income as an extinguishment of debt during the year ended December 31, 2022.

Note 8 — Loan Payable

On March 31, 2023, Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan (the “Arosa Loan”) in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of (i) $5.0 million in cash of which (a) $2.0 million was funded to a deposit account of Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Spectaire and Wilmington Savings Fund Society, FSB, and (ii) Arosa caused its affiliate to transfer founder units valued by the parties at $1.5 million (the “Arosa Founder Units”) to Spectaire. Spectaire will distribute the Arosa Founder Units to Spectaire’s shareholders (other than Arosa and its affiliates) on a pro rata basis. Release of the Arosa Escrow Funds from the Arosa Escrow Account is subject to the satisfaction or waiver of customary conditions, including certification that all representations and warranties contained in the Loan Agreement and related documents are true and correct in all material respects. In April 2023, all conditions for release of the funds from escrow were satisfied. On April 17, 2023, the funds held in Escrow in the Arosa Escrow Account were released.

The Arosa Loan will mature on March 27, 2024 (the “Maturity Date”). In the event that the outstanding principal amount and the final payment amount of $1.3 million (the “Final Payment Amount”) are not paid in full on the Maturity Date, the unpaid balance will accrue interest thereafter at a rate of 20.0% per annum. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, all outstanding obligations under the

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 8 — Loan Payable (cont.)

Loan Agreement will bear interest at a rate per annum that is 5.0% greater than the rate that would otherwise be applicable under the Loan Agreement. All interest under the Loan Agreement will be computed on the basis of a 360-day year for the actual number of days elapsed.

The Company may prepay all, but not less than all, of the outstanding balance of the Arosa Loan at any time upon three days’ prior written notice to Arosa. Spectaire will be required to repay the outstanding principal amount of the Arosa Loan, plus the Final Payment Amount and all other sums, if any, that have become due and payable under the Loan Agreement, upon the occurrence of an event of default under the Loan Agreement, the closing of the Business Combination or the occurrence of a Change of Control (as defined in the Loan Agreement). In addition, upon the receipt by Spectaire or any of its subsidiaries of proceeds from an asset sale, Spectaire will be required to repay all or a portion of the outstanding principal amount of the Arosa Loan equal to the amount of the proceeds received from such asset sale.

Pursuant to the Loan Agreement, Spectaire will pay to Arosa all expenses incurred by Arosa through and after September 30, 2023 relating to the Arosa Loan, provided that Spectaire will not be required to pay any fees of counsel to Arosa incurred on or prior to March 27, 2023 in excess of $200,000. As of September 30, 2023, $119,576 was expensed for counsel fees under the Loan Agreement of which $69,576 is included in accounts payable and accrued expenses on the condensed consolidated balance sheet.

While the Arosa Loan remains outstanding, Arosa will, subject to certain limitations, have the right to participate in any capital raise by Spectaire or any of its subsidiaries consummated on or prior to the Maturity Date.

The Loan Agreement includes customary representations, warranties and covenants of the parties for loans of this type. The Loan Agreement also contains customary events of default, including, among others, non-payment of principal or interest by Spectaire, violations of covenants by Spectaire, Spectaire’s insolvency, material judgments against Spectaire, the occurrence of any material adverse change with respect to Spectaire, breaches by any party to that certain Exclusive Patent License Agreement, dated as of September 1, 2018, by and between Spectaire and Massachusetts Institute of Technology or the failure of Spectaire to issue the Arosa Warrants.

Spectaire, its subsidiaries and Arosa also entered into a Guarantee and Collateral Agreement providing that Spectaire’s obligations to Arosa are secured by substantially all of Spectaire’s assets and all of Spectaire’s shareholders entered into a pledge agreement with Arosa pursuant to which such shareholders pledged all of their equity interests in Spectaire to Arosa as collateral under the Arosa Loan.

On March 31, 2023, in accordance with the terms of the Loan Agreement, Spectaire agreed to issue to Arosa a warrant to purchase a number of shares of Spectaire Common Stock representing 10.0% of the outstanding number of shares of Spectaire Common Stock on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, Spectaire will, upon the closing of the Business Combination, issue an additional warrant to Arosa to purchase a number of shares of NewCo Common Stock equal to 5.0% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Additional Warrant”). Taken together after giving effect to the closing of the Business Combination, the shares of NewCo common stock underlying the Closing Date Warrant and the Additional Warrant will represent 10.3% of the outstanding number of shares of NewCo Common Stock on a fully diluted basis. On May 2, 2023, the Company issued Arosa a warrant to purchase 2,200,543 shares of common stock. As a result of the issuance of the warrant, which met the criteria for equity classification under applicable US GAAP, the Company recorded additional paid-in capital in the amount of $13.8 million which was the fair value of the warrants on the issuance date. As a result, the Company recognized a loss on initial issuance of warrants of $7.3 million.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 8 — Loan Payable (cont.)

On October 13, 2023, The Company requested an additional advance in the aggregate principal amount of $650,000 (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6,500,000 advanced by the Lender to the Borrower on or around March 31, 2023 constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7,150,000, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance.

Pursuant to the Arosa Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued an additional warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Additional Warrant”). Upon the issuance of the Additional Warrant, Arosa and the Company agreed to terminate and cancel the Closing Date Warrant. The shares of Common Stock underlying the Additional Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

Note 9 — Convertible Notes — Related Party

In October, November, and December 2022, the Company entered into three convertible notes with shareholders to which the shareholders agreed to loan the Company, in the aggregate, $437,499 (the “Convertible Promissory Notes”). The Convertible Promissory Notes bear interest at a rate of 6% per annum and subject to the conversion provisions, all principal and interest shall be due and payable on May 8, 2024. Effective upon the closing of a Qualified Financing (as defined below), all of the outstanding principal and interest under these Convertible Promissory Notes will automatically be converted into shares of the same class and series of capital stock of the Company, issued to other investors in the Qualified Financing (the “Qualified Financing Securities”) at a conversion price equal to the lower of (i) the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing and (ii) the price per share that would have been paid by the investors in the Qualified Financing had the pre-money valuation of the Company been $17,900,000 (the “Valuation Cap”) (it being understood that, for purposes of clause (ii), the total number of securities of the Company outstanding shall be deemed to include all securities issuable upon the exercise or conversion of options or warrants then outstanding (including any securities reserved and available for future issuance under any equity incentive plan of the Company), but shall exclude any securities issuable upon conversion or cancellation of these Convertible Promissory Notes and any other indebtedness of the Company or similar instruments), in each case with any resulting fraction of a share rounded down to the nearest whole share. “Qualified Financing” means the first issuance or series of related issuances of capital stock by the Company after the date hereof, with immediately available gross proceeds to the Company (excluding proceeds from this and any other indebtedness of the Company or similar instruments that convert into equity in such financing) of at least $2,500,000. The Company shall notify the Holder in writing of the anticipated occurrence of a Qualified Financing at least five days prior to the closing date of the Qualified Financing. The Holder agrees to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

In January, February, June and August 2023, the Company entered into seven convertible notes with shareholders to which the shareholders agreed to loan the Company, in the aggregate, $1,919,980 (the “Convertible Promissory Notes”). These convertible notes have the same terms as the convertible notes issued during the year ended December 31, 2022 described above. Upon the closing of the Business Combination on October 19, 2023, all of the outstanding principal and interest under the Convertible Promissory Notes automatically converted into shares of the same class and series of capital stock of the Company at a conversion price of $1. A total of $3,320,084 was converted into 3,320,084 Class A shares.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 10 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 7,500,000 shares of preferred stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 5,100,000 shares of preferred stock issued and outstanding.

Common stock — The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 10,775,432 shares and 9,042,818 shares of common stock issued and outstanding, respectively. Each share of Common Stock has one vote and has similar rights and obligations.

The characteristics of the Company’s preferred stock are as follows:

Dividend

The holders of the Preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below): provided that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend per share of such series of Preferred Stock. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

Voting Rights

Holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Conversion rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” for each share of Preferred Stock shall initially be equal to the applicable Original Issue Price. The “Original Issue Price” shall mean, as to the Series Seed Preferred Stock, $0.089286 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 10 — Stockholders’ Deficit (cont.)

Mandatory Conversion

Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Company (“Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent of the aforementioned stockholders is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate for each series of Preferred Stock, and (ii) such shares may not be reissued by the Company.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of each series of Preferred Stock that would receive a greater amount upon conversion into Common Stock.

Note 11 — Share-based compensation

Restricted Stock Awards

In October 2022, Spectaire granted 7,240,000 shares of restricted stock awards to certain executives that vest over four years. One year of vesting was recognized on the grant date and the remaining three years will vest monthly. The Company determined the fair value of the awards at the grant date to be $3.00 for total compensation of $21,712,760 ($21,720,000 less cash paid of $7,240). The Company recognized $1,357,048 and $4,071,144 in compensation expense for the three and nine months ended September 30, 2023, which is included in general and administrative expenses in the condensed consolidated statement of operations. As of September 30, 2023, the remaining unrecognized compensation expense of the restricted stock awards is $10,856,380 with a weighted average remaining life of 2.0 years.

2022 Equity Incentive Plan

In December 2022, the Board of Directors of the Company approved the Spectaire Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). On March 1, 2023, the Company issued 2,510,000 Restricted Stock Units to certain employees and board members. These awards become vested and nonforfeitable upon the satisfaction, on or before the expiration date, of both, a service requirement and an applicable liquidity event. As these awards are conditioned upon a liquidity event, the Company considered this performance condition as not probable as of September 30, 2023 and therefore no stock-based compensation expense was recorded.

SPECTAIRE INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023
(UNAUDITED)

Note 12 — Commitments and Contingencies

License Agreement

In 2018, MicroMS entered into a license agreement (the “License Agreement”) with MIT. This agreement was assigned to Spectaire as part of the Merger. As part of this agreement, in exchange for certain patent rights owned by MIT, MicroMS issued MIT shares that contained an anti-dilution provision which states that until the Company reaches a funding threshold of $4,000,000, MIT must retain a 2.5% common stock ownership on a fully-diluted basis. In connection with this agreement, the Company issued MIT 316,614 shares in January 2023.

In April 2023, an additional 58,500 shares were issued to MIT in connection with the License Agreement.

AirCore Mass Spectrometer Program

On June 30, 2023, the Company entered into an agreement with a vendor in which the vendor will support the Company with a co-build of five Spectrometer facilities followed by documentation and assembly of 50 AireCore Mass Spectrometers at the vendor’s facility. The co-build, documentation and assembly is estimated to cost $276,834.

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the Company’s business or consolidated financial statements.

Note 13 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through November 14, 2023, the date the unaudited condensed consolidated financial statements were available to be issued.

On October 13, 2023, The Company requested an additional advance in the aggregate principal amount of $650,000 (the “Additional Advance”) under the Arosa Loan Agreement. The Advance together with the original loan in the aggregate principial amount of $6,500,000 advanced by the Lender to the Borrower on or around March 31, 2023 constitute the Loan for all purposes under the Arosa Loan Agreement and the other Loan Documents such that the aggregate outstanding principal amount of the Loan after the making of the Additional Advance is $7,150,000, and all of the terms and conditions applicable to the Loan under the Loan Agreement and the other Loan Documents shall apply to the Additional Advance.

On October 19, 2023, the Company consummated the Business Combination (See Note 1 “Organization and Business Operations”).

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$749.31
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent’s fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total expenses.	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.3

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Founder Shares

On January 25, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of PCCT in exchange for the issuance of 7,187,500 PCCT Class B Ordinary Shares. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Private Placement Warrants

Simultaneously with the closing of the PCCT IPO, PCCT consummated the sale of 10,050,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, including 1,050,000 Private Placement Warrants issued pursuant to the exercise of the PCCT IPO underwriters’ over-allotment option in full, generating gross proceeds of $10,050,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Polar Investment

On October 4, 2023, the Company entered into the Polar Subscription Agreement with Polar to cover working capital requirements of the Company prior to the consummation of the Business Combination. Pursuant to the terms and subject to the conditions of the Polar Subscription Agreement, Polar agreed to contribute up to $650,000 to the Company. In consideration of the Capital Contribution, the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Accordingly, at closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

PIPE Investment

On October 11, 2023, the Company entered into the PIPE Subscription Agreement with the PIPE Investor, pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Arosa Warrant

Pursuant to the Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued a warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Arosa Warrant”). These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of October 27, 2021, by and among the Company and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2021).

1.2

Second Underwriting Agreement Amendment, dated October 16, 2023, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

1.3

Third Underwriting Agreement Amendment, dated October 18, 2023, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

2.1*

Agreement and Plan of Merger, dated as of January 16, 2023, by and among PCCT, Merger Sub and Spectaire Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).

3.1	Certificate of Incorporation of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).
3.2	Bylaws of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).
4.1	Specimen Common Stock Certificate. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).
4.2

Warrant Agreement, dated October 27, 2021, between PCCT and Continental Stock Transfer & Trust Company, as warrant agent. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).

5.1	Opinion of Latham & Watkins LLP
10.1

PIPE Subscription Agreement, dated October 11, 2023, by and between PCCT and the PIPE Investor. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).

10.2

Warrant to Purchase Common Stock, dated as of October 19, 2023, issued by the Company to Arosa. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).

10.3

Amended and Restated Registration Rights Agreement, dated as of October 19, 2023, by and among the Company, the Sponsor, certain affiliates of the Sponsor and certain equityholders of Legacy Spectaire named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).

10.4

Lock-Up Agreement, dated as of October 19, 2023, by and among the Company, the Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).

10.5

Lock-Up Agreement, dated as of October 19, 2023, by and among the Company and certain equityholders of Legacy Spectaire named therein (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).

Exhibit Number	Description
10.6

Forward Purchase Agreement Amendment, dated October 18, 2023, by and between Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.7

Forward Purchase Agreement, dated October 16, 2023, by and between the Company and Polar (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.8

Amended and Restated Working Capital Note, dated October 17, 2023, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.9

Second Amended and Restated Extension Note, dated October 17, 2023, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.10

Subscription Agreement, dated October 4, 2023, by and between the Company and Polar (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023).

10.11

Sponsor Letter Agreement, dated October 4, 2023, between the Company and the Sponsor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023).

10.12	Form of Spectaire Holdings Inc. 2023 Incentive Award Plan (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).
10.13	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).
10.14

Common Stock Purchase Agreement by and between the Company and Keystone, dated November 17, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2023).

10.15

Convertible Promissory Note by and between the Company and Keystone, dated November 17, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2023).

10.16

Registration Rights Agreement by and between the Company and the ELOC Purchaser, dated November 17, 2023 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2023).

10.17

Forward Purchase Agreement Confirmation Amendment by and among the Company, the Seller and Spectaire Sub, dated November 17, 2023 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2023).

10.18**	Forward Purchase Agreement Confirmation Amendment, dated October 26, 2023, by and between the Company and Polar.
10.19**	Amended and Restated Subscription Agreement, dated October 30, 2023, by and between the Company and Polar.
14.1	Code of Business Conduct and Ethics of the Company (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).
16.1	Letter from Marcum LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).
23.1	Consent of Marcum LLP.
23.2	Consent of UHY LLP.
23.3	Consent of Latham & Watkins LLP (including as part of Exhibit 5.1).

Exhibit Number	Description
99.1

Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2023 and the year ended December 31, 2022 (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2023).

99.2

Unaudited condensed consolidated financial information of Legacy Spectaire as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2023).

101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).
107**	Filing Fee Table

____________

*        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**      Previously filed.

(a) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 12th day of February, 2024.

SPECTAIRE HOLDINGS INC.
By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Brian Semkiw	Chief Executive Officer and Director	February 12, 2024
Brian Semkiw	(Principal Executive Officer)
*	Chief Financial Officer	February 12, 2024
Leonardo Fernandes	(Principal Financial Officer and Principal Accounting Officer)
*	Chief Technology Officer and Director	February 12, 2024
Brian Hemond
*	Director	February 12, 2024
Dr. Jörg Mosolf
*	Director	February 12, 2024
Frank Baldesarra
*	Director	February 12, 2024
Tao Tan
*	Director	February 12, 2024
Scott Honour
*By:	/s/ Brian Semkiw
Name: Brian Semkiw
Title: Attorney-in-fact